As filed with the Securities and Exchange Commission on December 14, 2004

Registration No. 333-119982

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORMS S-4* AND F-4*

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERTAPE POLYMER US INC.

(Exact name of registrant as specified in its charter)

Delaware	2670	73-1710479
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3647 Cortez Road West

Bradenton, Florida 34210

(941) 727-5788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Burgess H. Hildreth

Vice President

Intertape Polymer Group Inc.

3647 Cortez Road West

Bradenton, Florida 34210

(941) 727-5788

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

Alfred G. Smith, II

Shutts & Bowen LLP

1500 Miami Center

201 South Biscayne Boulevard

Miami, Florida 33131

(305) 358-6300

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Intertape Polymer Group Inc.	Canada	—
Intertape Polymer Inc.	Canada	—
Spuntech Fabrics Inc.	Canada	—
IPG Holding Company of Nova Scotia	Nova Scotia	—
IPG (US) Holdings Inc.	Delaware	59-3479333
IPG Holdings LP	Delaware	59-3479359
IPG Finance LLC	Delaware	59-3480659
IPG (US) Inc.	Delaware	59-3479361
IPG Administrative Services Inc.	Delaware	57-1089148
Central Products Company	Delaware	39-1831503
Intertape Polymer Corp.	Delaware	57-1088158
Intertape Inc.	Virginia	54-1411730
IPG Financial Services Inc.	Delaware	52-2212513
Intertape Polymer Management Corp.	Florida	59-3514328
Polymer International Corp.	Virginia	59-1091227
IPG Technologies Inc.	Delaware	57-1089151
International Container Systems, Inc.	Florida	59-3360203
Intertape International Corp.	Delaware	58-2387174
COIF Holding Inc.	Delaware	57-1089149
FIBC Holding Inc.	Delaware	57-1089150
UTC Acquisition Corp.	Delaware	59-3395373
Cajun Bag & Supply Corp.	Delaware	58-2255977
Intertape Woven Products, S.A. de C.V.	Mexico	—
Intertape Woven Products Services, S.A. de C.V.	Mexico	—
Drumheath Indemnity Ltd.	Barbados	—
Fibope Portuguesa-Filmes Biorientados S.A.	Portugal	—

All of the additional registrants organized in Canada, Nova Scotia, Mexico, Portugal and Barbados have their principal executive offices at c/o Intertape Polymer Group Inc., 110 E. Montee De Liesse, St. Laurent, Québec, Canada H4T 1N4. All of the additional registrants organized in Delaware, Virginia or Florida have their principal executive offices at c/o Intertape Polymer Group Inc., 3647 Cortez Road West, Bradenton, Florida 34210.

*	This registration statement comprises a filing on Form S-4 with respect to the securities of the U.S. registrants and a filing on Form F-4 with respect to the securities of the non-U.S. registrants.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2004

PROSPECTUS

INTERTAPE POLYMER US INC.

Offer to exchange our 8-1/2% Senior Subordinated Notes due 2014,

which have been registered under the Securities Act,

for our outstanding 8-1/2% Senior Subordinated Notes due 2014

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 5:00 p.m. New York City Time, on [ ], 2005, unless extended. We do not currently intend to extend the expiration date, but if extended, the exchange offer will remain open for a maximum of 45 business days after the date of this prospectus.

Resales of the Exchange Notes

•	We do not intend to list the exchange notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the exchange notes is anticipated.

Each broker-dealer that receives exchange notes for its own account pursuant to the registered exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with these resales. See “Plan of Distribution.”

You should carefully consider the risk factors beginning on page 11 of this prospectus before deciding to participate in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

i

You should rely only on the information contained in this prospectus or in documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to make the exchange offer and by a broker-dealer for resales of exchange notes acquired in the exchange offer where it is legal to do so. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus.

The exchange notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The exchange notes are not being offered and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada. The notes have been issued pursuant to exemptions from the prospectus requirements of the applicable Canadian provincial and territorial securities laws and may be sold in Canada only pursuant to exemptions therefrom.

No securities regulatory authority in Canada has expressed an opinion about these securities and it is an offense to claim otherwise.

Until [                    ], 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions and pursuant to the commitment to deliver a prospectus in connection with resales of exchange notes.

Forward-Looking Statements

This prospectus contains forward-looking statements. You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, capital expenditures, the outcome of pending legal proceedings and claims, goals and objectives for future operations, including descriptions of our business strategies and purchase commitments from customers, among other things. These statements are typically identified by words such as “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate” and similar expressions. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider the information in this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. These factors include, among other things:

•	our significant indebtedness and ability to incur substantially more debt;

•	restrictions and limitations contained in the agreements governing our debt;

•	our substantial leverage and ability to generate sufficient cash to service our debt;

•	our ability to refinance our indebtedness on acceptable terms as it comes due and the impact of floating interest rates on our debt service costs;

•	the limited sources available to fund our ongoing operations;

•	increases in the cost of our principal raw materials;

•	availability of raw materials;

•	the effects of acquisitions we might make;

ii

•	the timing and market acceptance of our new products;

•	our ability to achieve anticipated cost savings from our corporate initiatives;

•	competition in the industry and markets in which we operate;

•	our ability to comply with applicable environmental laws;

•	potential litigation relating to our intellectual property rights;

•	the loss of, or deterioration of our relationship with, any significant customers;

•	changes in operating expenses or the need for additional capital expenditures;

•	changes in our strategy; and

•	general economic conditions.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this prospectus will in fact transpire.

Explanation of Certain Financial Material

Unless otherwise indicated, all financial information set forth in this prospectus is presented in U.S. dollars and is derived from financial statements prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP or GAAP). References to “$” are to U.S. dollars.

Canadian GAAP, as applied to us, conforms in all material respects with U.S. GAAP except as otherwise described in note 21 to our consolidated financial statements included in this prospectus, where we provide a reconciliation of the differences between Canadian GAAP and U.S. GAAP.

Market Data

Market data and other statistical information and forecasts used throughout this prospectus are based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources. Although we believe that these sources are reliable, we have not independently verified the information and cannot guarantee their accuracy or completeness.

Trademarks

INTERTAPE™ is our principal trademark. Our other trademarks include EXLFILM®, STRETCHFLEX®, INTERTAPE BRAND™, NOVA-THENE®, EXLFILM PLUS®, NOVA-PAC®, CAJUN® BAGS, NOVATHENE HAYMASTER™, AQUAMASTER™, NOVA-SHIELD™ and NOVA-WRAP™.

iii

SUMMARY

This summary highlights key information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to participate in the exchange offer. You should read this entire prospectus before exchanging your notes.

Unless otherwise indicated or required by the context, as used in this prospectus, the term “Intertape Polymer US” refers to Intertape Polymer US Inc., the issuer of the notes, and the terms “we,” “our” and “us” refer to Intertape Polymer Group Inc. and all of its subsidiaries, including Intertape Polymer US.

Our Business

We are a leader in the specialty packaging industry in North America. We develop, manufacture and sell a variety of specialized polyolefin plastic and paper-based products as well as complementary packaging systems for use in industrial and retail applications. Our products include carton sealing tapes, including INTERTAPE pressure-sensitive and water-activated tapes; industrial and performance specialty tapes, including masking, duct, electrical and reinforced filament tapes; EXLFILM shrink film; STRETCHFLEX stretch wrap; engineered fabric products; and flexible intermediate bulk containers. We design our specialty packaging products for aerospace, automotive and industrial applications. These specialty packaging products are sold to a broad range of industrial and specialty distributors, retail stores and large end-users in diverse markets.

We believe we have assembled one of the broadest and deepest range of products in the industry by leveraging our advanced manufacturing technologies, our extensive research and development capabilities and our comprehensive strategic acquisition program. Since 1995, we have made a series of strategic acquisitions in order to offer a broader range of products to better serve our markets. These products included water-activated tapes, masking tapes, duct tapes, filament tapes and natural rubber adhesive tapes. At the same time, we have continued to develop new products, including shrink and stretch wrap films. In 2003, we had net sales of $621.3 million, net earnings of $18.2 million, EBITDA of $70.2 and Adjusted EBITDA of $73.2 million. For the nine months ended September 30, 2004, we had net sales of $511.7 million, a net loss of $(6.3) million and EBITDA of $55.9 million.

EBITDA is defined as net earnings (loss) before: (i) income taxes; (ii) financial expenses, net of amortization; (iii) refinancing costs; and (iv) depreciation and amortization. For reconciliation of EBITDA to net earnings (loss), which we believe to be the closest Canadian GAAP measure to EBITDA, and for an explanation of why we present EBITDA, see footnote (2) to our summary financial information on page 9.

Competitive Strengths

We believe we are a market leader in North America with significant market positions in all of our principal product categories as a result of our broad and deep product offering, value-added solutions for customers, vertically-integrated manufacturing processes and strong and stable relationships with our key customers.

Breadth and Depth of Product Offerings. We believe that we offer our customers a line of specialty packaging products that is broader and deeper than that offered by any of our competitors in North America. We market 17 categories of specialty packaging materials and offer a variety of products within each category to meet market demand. We are the only North American manufacturer of all four technologies of carton sealing tape — hot melt, acrylic, water-activated, and natural rubber. We also design, manufacture and sell tape application equipment. We market our carton sealing tapes, industrial tapes, tape and shrink application equipment and stretch and shrink films as a “basket of products,” which we believe is unique in our industry and attractive to customers seeking to simplify their purchasing.

Value-Added Solutions for our Customers. Our broad assortment of products are available from our three regional distribution centers located in California, Virginia and Québec. These distribution centers are a key component of our enhanced supply chain management strategy. Each distribution center offers a wide range of products which allows our customers to benefit from “one-stop shopping.” As a result, we are able to efficiently supply a broad range of products following a customer order, which enables our distributors to lower their transaction costs, increase inventory turns and reduce storage space.

Vertically-Integrated Manufacturing. We believe that we are the only vertically-integrated manufacturer of both tape and film in North America. We seek to manufacture products from the lowest cost raw materials available and add value to such products by converting them into finished goods. Our vertical integration allows us to maximize operating margins because our finished products typically generate higher margins than unconverted products.

Longstanding Relationships with Our Key Customers. We have strong and longstanding relationships with our customer base. Our customers value our broad range of products and our commitment to offering a low-cost solution, as demonstrated by our greater than 10-year average relationship with our top ten customers. We have been able to expand our relationship with each of our most significant customers by differentiating ourselves as a leading manufacturer of specialty packaging applications.

Experienced and Strong Management Team. Our management team has extensive experience in operating specialty packaging companies. Melbourne Yull, our Chief Executive Officer, founded our company in 1981 and has directed us to our existing leadership position through strategic acquisitions, product development and an efficient distribution network. Our senior management team has an average of more than twenty years of packaging industry experience and has worked at our company for an average of more than ten years.

Strategy

Our principal strategic goals are to maximize our profitability and growth and to reduce debt by taking advantage of our competitive strengths and by pursuing the following business strategies:

•	Providing our customers with a broad value-added product offering. We strive to broaden our product offering through internal product development and strategic acquisitions. We continue to develop products that complement our existing product lines and meet our customers’ needs. We also seek to make strategic acquisitions that will complement our existing products, expand our customer base and markets, improve the efficiency of our distribution centers and enhance our technological capabilities. We invest in applied research and development to identify new product opportunities and further expand the range of products within each of our product lines.

•	Enhancing customer service. We strive to increase market share for each of our products by understanding our customers’ needs and meeting their demands profitably. We have significantly improved customer service levels through our regional distribution centers, which allow us to deliver our products to our customers more efficiently. We collaborate with our industrial channel distributors in all processes from sales to supply chain management in order to assist them in expanding their sales. Furthermore, we continually seek to improve our customer service through training initiatives and strategic personnel hires.

•	Reducing costs and improving efficiency. We are committed to reducing costs by optimizing asset utilization, increasing productivity levels and improving manufacturing yields. We believe our ongoing cost saving initiatives, including consolidation of certain manufacturing facilities and regional distribution centers, will enable us to continue to improve operating margins and increase free cash flow. We have successfully implemented cost reduction initiatives. During 2002 and 2003, we achieved cost savings of $5.5 million and $6.0 million, respectively. We expect to achieve cost reductions of $8.5 million in 2004 and further cost reductions in future years. There can be no assurance, however, that such costs reductions will be achieved.

Corporate Structure

The following illustrates the simplified corporate structure of Intertape Polymer Group Inc.

*	Under our new senior secured credit facility, IPG (US) Inc. and certain other U.S. subsidiaries are borrowers of $265.0 million, consisting of $200.0 million under a delayed draw Term Loan B facility and $65.0 million under a U.S. revolving credit facility, and a Canadian subsidiary of Intertape Polymer Group Inc. is the borrower of $10.0 million under a Canadian revolving credit facility.

**	Intertape Polymer US, a Delaware corporation, was formed on June 25, 2004, to be the issuer of the senior subordinated notes. Intertape Polymer US is an indirect wholly-owned subsidiary of Intertape Polymer Group Inc., the parent company, which is organized under the laws of Canada. Prior to the issuance of the notes, Intertape Polymer US had nominal assets and no operations. Intertape Polymer Group Inc. and all of its subsidiaries are guarantors of the notes.

Recent Developments

In October 2004, we announced our intention to discontinue operations at our facility located at Cumming, Georgia prior to January 2005. We expect to incur a one time charge of approximately $2.9 million in connection with the closing of this facility.

In November 2004, we announced our intention to discontinue operations at our facility located at Montreal, Quebec prior to February 2005. We expect to incur a one time charge of approximately $5.1 million in connection with the closing of this facility.

Corporate Information

Our principal executive offices are located at 110E Montee de Liesse, Montreal, Québec, Canada H4T 1N4, and the principal executive offices of Intertape Polymer US are located at 3647 Cortez Road West, Bradenton, Florida, 34219. Our telephone number is (941) 739-7507. Our website is http://www.intertapepolymer.com. However, the information on our website is not a part of this prospectus and you should rely only on the information contained in this prospectus when making a decision to participate in the exchange offer.

The Exchange Offer

The Exchange Offer	We are offering to exchange up to US$125,000,000 aggregate principal amount of our registered 8-1/2% Senior Subordinated Notes due 2014 for an equal principal amount of our outstanding 8-1/2% Senior Subordinated Notes due 2014 that were issued in July 2004. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes.

Purpose of the Exchange Offer	The exchange notes are being offered to satisfy our obligations under a registration rights agreement entered into at the time we issued and sold the outstanding notes.

Expiration Date; Withdrawal of Tender	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, or on a later date and time to which we extend it, but if extended, the exchange offer will remain open for a maximum of 30 business days after the date of this prospectus. The tender of outstanding notes in the exchange offer may be withdrawn at any time prior to the expiration date. The exchange date will be the second business day following the expiration date. Any outstanding notes that are not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Procedures for Tendering Outstanding Notes	Each holder of outstanding notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or its facsimile, in accordance with its instructions, and mail or otherwise deliver it, or its facsimile, together with the outstanding notes and any other required documentation to the exchange agent at the address in the letter of transmittal. Outstanding notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of the outstanding notes to the exchange agent’s account at DTC is delivered in a timely fashion. See “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

Conditions to the Exchange Offer	The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. The exchange offer is subject to customary conditions, which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offer—Conditions to the Exchange Offer.”

Exchange Agent	Wilmington Trust Company

U.S. Federal Income Tax Considerations	Your exchange of an outstanding note for an exchange note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding outstanding note surrendered. See “Important U.S. and Canadian Tax Considerations.”

The Exchange Notes

The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes that do not apply to the exchange notes.

Issuer	Intertape Polymer US, a finance subsidiary of Intertape Polymer Group Inc.

Notes Offered	$125.0 million aggregate principal amount of 8 1/2% Senior Subordinated Notes due 2014.

Maturity	August 1, 2014.

Interest Payment Dates	February 1 and August 1 of each year, beginning on February 1, 2005.

Guarantees	The exchange notes will be guaranteed, jointly and severally, on an unsecured senior subordinated basis, by Intertape Polymer Group Inc., the parent company of Intertape Polymer US, and all of its existing and, as required by the indenture governing the notes, future U.S. and non-U.S. subsidiaries.

Ranking

The exchange notes and related guarantees will be unsecured senior subordinated obligations of Intertape Polymer US and the guarantors, ranking equal in right of payment to all of the existing and future senior subordinated indebtedness of Intertape Polymer US and the guarantors and effectively subordinate to their existing and future senior debt.

As of September 30, 2004, we had indebtedness on our consolidated balance sheet of approximately $335.4 million, of which approximately $210.4 million was senior indebtedness, and we would have been able to borrow up to an additional $71.8 million thereunder (net of $3.2 million in outstanding letters of credit). We may incur additional senior debt in the future, including under our new senior secured credit facility.

Prior to August 1, 2009, Intertape Polymer US may redeem some or all of the notes at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-whole” premium. Thereafter, Intertape Polymer US may redeem all or a part of the notes at any time at the redemption prices set forth in the section “Description of the Notes – Optional Redemption” plus accrued and unpaid interest, if any, to the date of redemption.

On or prior to August 1, 2007, we may redeem up to 35% of the aggregate principal amount of the notes in an amount not to exceed the amount of proceeds from one or more equity offerings of our parent company at a price equal to 108.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, provided, however, that after giving effect to such redemption at least 65% of the original aggregate principle amount of the notes issued remains outstanding after the redemption, as further described in “Description of the Notes – Optional Redemption Period.”

Additional Amounts	We generally will pay such additional amounts as may be necessary so that the amount received by noteholders after tax-related withholdings or deductions in relation to the exchange notes will not be less than the amount that noteholders would have received in the absence of the withholding or deduction.

Tax Redemption	If we are required to pay additional amounts as a result of changes in the laws applicable to tax-related withholdings or deductions, we will have the option to redeem the exchange notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the exchange notes, plus any accrued and unpaid interest to the date of redemption and any additional amounts that may be then payable.

Certain Covenants

We will issue the exchange notes under the same indenture under which the outstanding notes were issued. The indenture contains certain covenants that limit, among other things, our ability to:

•      incur additional debt;

•      pay dividends and make other restricted payments;

•      create or permit certain liens;

•      issue or sell capital stock of restricted subsidiaries;

•      use the proceeds from sales of assets;

•      make certain investments;

•      create or permit restrictions on the ability of the guarantors to pay dividends or to make other distributions to us;

•      enter into certain types of transactions with affiliates;

•      engage in unrelated businesses; and

•      consolidate or merge or sell our assets substantially as an entirety.

These covenants are subject to a number of important exceptions and limitations, which are described under the heading “Description of the Notes — Certain Covenants.”

Change of Control	Upon the occurrence of a change of control, we will be required to offer to purchase the exchange notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. We may not have enough funds or the terms of our other debt may prevent us from purchasing the notes. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes. See “Use of Proceeds.”

You should carefully consider the information in the section entitled “Risk Factors” beginning on page 11.

Summary Financial Information

The following table presents summary financial information. The summary financial information as of December 31, 2002 and 2003 and for each of the fiscal years ended December 31, 2001, 2002 and 2003 has been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes included elsewhere in this prospectus. The summary financial information as of and for the nine months ended September 30, 2003 and 2004 has been derived from, and should be read together with, our unaudited interim consolidated financial statements and the accompanying notes included elsewhere in this prospectus. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim results and financial position have been included in those results and financial position. Interim results and financial position are not necessarily indicative of the results and financial position that can be expected for a full fiscal year. All of the following consolidated financial information should also be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended December 31,			Nine Months Ended September 30,
	2001	2002	2003	2003	2004
				(unaudited)
	(in millions, except ratios)
Consolidated Earnings Data:
Sales	$594.9	$601.6	$621.3	$463.6	$511.7
Cost of sales	476.1	475.4	482.4	359.4	404.6

Gross profit	118.8	126.1	138.9	104.2	107.1
Selling, general and administrative expenses	91.3	85.3	90.0	65.1	68.4
Stock-based compensation expense					0.7
Amortization of goodwill	7.0
Impairment of goodwill		70.0
Research and development	4.2	3.2	3.3	3.1	3.2
Financial expenses(1)	38.9	32.8	28.5	22.9	20.0
Refinancing expense					30.4
Manufacturing facility closure costs		2.1	3.0

Earnings (loss) before income taxes	(22.6)	(67.2)	14.1	13.1	(15.6)
Income taxes (recovery)	(10.4)	(12.8)	(4.1)	0.1	(9.3)

Net earnings (loss)	$(12.2)	$(54.5)	$18.2	$13.0	$(6.3)

Other Consolidated Financial Data:
EBITDA(2)	$50.1	$(7.2)	$70.2	$56.3	$55.9
Adjusted EBITDA(2)	68.6	64.9	73.2	56.3	55.9
Capital expenditures	25.9	11.7	13.0	9.7	13.5
Depreciation and amortization	33.8	28.7	29.4	21.6	22.1

	Year Ended December 31,			Nine Months Ended September 30,
	2001	2002	2003	2003	2004
				(unaudited)
	(in millions, except ratios)
Other Consolidated Financial Data (continued):
Net cash flows provided (used) by:
Operating activities	$48.1	$35.2	$40.4	$31.2	$(5.8)
Investing activities	(26.5)	(16.9)	(20.6)	(16.6)	(30.9)
Financing activities	(20.0)	(20.0)	(16.4)	(12.5)	64.3
Ratio of earnings to fixed charges(3)	—	—	1.4x	1.6x	—
Consolidated Balance Sheet Data (at end of period):
Total assets	$802.0	$703.3	$739.2	$735.1	$807.2
Working capital	68.1	61.2	68.7	67.7	148.4
Total debt	391.0	321.3	265.9	269.6	335.4
Shareholders’ equity	294.1	293.1	377.5	366.6	376.7
U.S. GAAP Consolidated Financial Data(4):
Sales	$594.9	$601.6	$621.3	$463.6	$511.7
Net earnings (loss)	(12.2)	(54.5)	18.2	13.0	(6.3)
Total assets	802.9	705.2	745.9	737.0	813.9
Total debt	391.0	321.3	265.9	269.7	335.4
Shareholders’ equity	290.6	286.5	370.4	360.0	369.6

(1)	Financial expenses consist principally of interest expense, amortization of debt issue expenses, banking fees, and gains and losses on foreign exchange transactions.

(2)	EBITDA is defined as net earnings (loss) before: (i) income taxes; (ii) financial expenses, net of amortization; (iii) refinancing expense; and (iv) depreciation and amortization. Adjusted EBITDA is defined as EBITDA before certain non-recurring items. Other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. EBITDA and Adjusted EBITDA should not be construed as earnings before income taxes, net earnings (loss) or cash from operating activities as determined by generally accepted accounting principles. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as alternatives to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. We have included these non-GAAP financial measures because we believe that they provide investors with useful information regarding our financial condition and results of operations. We present Adjusted EBITDA because it is used in the indenture governing the senior subordinated notes to determine whether we may incur additional indebtedness. Our new senior secured credit facility also contains covenants that utilize Adjusted EBITDA in connection with certain financial ratios. The reconciliation of net earnings (loss) to EBITDA and Adjusted EBITDA is as follows:

	Year Ended December 31,			Nine Months Ended September 30,
	2001	2002	2003	2003	2004
	(in millions)
Net earnings (loss) — as reported	$(12.2)	$(54.5)	$18.2	$13.0	$(6.3)
Add back:
Income taxes (recovery)	(10.4)	(12.8)	(4.1)	0.1	(9.3)
Financial expenses, net of amortization	38.9	31.4	26.7	21.6	19.0
Refinancing expense					30.4
Depreciation and amortization	33.8	28.7	29.4	21.6	22.1

EBITDA	$50.1	$(7.2)	$70.2	$56.3	$55.9
Non-recurring items:
Gross profit items(a)	$7.7
SG&A items(b)	10.8
Manufacturing facility closure costs		$2.1	$3.0
Impairment of goodwill		70.0

Adjusted EBITDA	$68.6	$64.9	$73.2	$56.3	$55.9

(a)	Consists of $2.3 million in implementation of regional distribution centers and additional reserves for asset writedowns of $1.0 million, inventory writedowns of $3.2 million and severance of $1.2 million.

(b)	Consists of $0.8 million of asset writedowns, $7.0 million of reserves for bad debts and $3.0 million in severance payments.

(3)	For the purposes of calculating the ratio of earnings to fixed charges, “earnings” represents earnings before income taxes plus fixed charges. “Fixed charges” consist of interest expense, both expensed and capitalized, including amortization of debt issue expenses and that portion of rental expense considered to be a reasonable approximation of interest. On a pro forma basis after giving effect to the refinancing, our ratio of earnings to fixed charges would have been 2.2x for 2003. In 2001 and 2002, earnings were insufficient to cover fixed charges by approximately $23.3 million and $67.5 million, respectively. For the nine months ended September 30, 2004 and the proforma nine months ended September 30, 2004, earnings were insufficient to cover fixed charges by approximately $15.9 million and $7.8 million, respectively.

(4)	Canadian GAAP, as applied to us, conforms in all material respects with U.S. GAAP except as otherwise described in note 21 to our audited consolidated financial statements included in this prospectus. Total assets and shareholders’ equity in accordance with U.S. GAAP, at September 30, 2003 and 2004, reflect the Canadian to U.S. GAAP adjustments as of the immediately preceding calendar year-end.

RISK FACTORS

An investment in the exchange notes is subject to numerous risks, including those listed below. You should carefully consider the following risks, along with the information provided in this prospectus, before deciding to participate in the exchange offer.

Risks Relating to Our Business

Increases in raw material costs or the unavailability of raw materials may adversely affect our profitability.

We have historically been able to pass on significant raw material cost increases through price increases to our customers. Nevertheless, our results of operations for individual quarters can and have been negatively impacted by delays between the time of raw material cost increases and price increases in our products. For example, during the first nine months of 2004, significant increases in the costs of polypropylene and natural rubber adversely affected our profitability because we were unable to pass along these price increases to our customers on a timely basis. We had difficulty in increasing our prices to offset these higher costs due to the failure of competitors to increase prices and customer resistance to price increases. Our profitability in the future may be adversely affected due to continuing increases in raw material prices. Additionally, we rely on our suppliers for deliveries of raw materials. If any of our suppliers were unable to deliver raw materials to us for an extended period of time, there is no assurance that our raw material requirements would be met by other suppliers on acceptable terms, or at all, which could have a material adverse effect on our results of operations.

Acquisitions have been and are expected to continue to be a substantial part of our growth strategy, which could expose us to significant business risks.

An important aspect of our business strategy is to make strategic acquisitions that will complement our existing products, expand our customer base and markets, improve distribution efficiencies and enhance our technological capabilities. Financial risks from these acquisitions include the use of our cash resources and incurring additional debt and liabilities. Further, there are possible operational risks including difficulties in assimilating and integrating the operations, products, technology, information systems and personnel of acquired companies; the loss of key personnel of acquired entities; the entry into markets in which we have no or limited prior experience; and difficulties honoring commitments made to customers of the acquired companies prior to the acquisition. The failure to adequately address these risks could adversely affect our business.

Although we perform due diligence investigations of the businesses or assets that we acquire, and anticipate continuing to do so for future acquisitions, there may be liabilities related to the acquired business or assets that we fail to, or are unable to, uncover during our due diligence investigation and for which we, as a successor owner, may be responsible. When feasible, we seek to minimize the impact of these types of potential liabilities by obtaining indemnities and warranties from the seller, which may in some instances be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities because of their limited scope, amount or duration, the financial resources of the indemnitor or warrantor or other reasons.

Our ability to achieve our growth objectives depends in part on the timing and market acceptance of our new products.

Our business plan involves the introduction of new products, which are both developed internally and obtained through acquisitions. Our ability to introduce these products successfully depends on the demand for the products, as well as their price and quality. In the event the market does not accept these products or competitors introduce similar products, our ability to expand our markets and generate organic growth could be negatively impacted and there could be an adverse affect on our operating results.

Our future results may be adversely affected by receiving fewer savings from our corporate initiatives than expected.

We achieved cost reductions of $5.5 million in 2002 and $6.0 million in 2003 through a variety of corporate initiatives. We expect to achieve additional cost reductions of approximately $8.5 million in 2004, as well as further reductions in future years. There can be no assurance that all of the estimated savings from these initiatives will be realized. Although we currently expect to achieve our goals, we may encounter unanticipated difficulties in implementing our initiatives.

We face significant competition.

The markets for our products are highly competitive. Competition in our markets is primarily based upon the quality, breadth and performance characteristics of our products, customer service and price. Our ability to compete successfully depends upon a variety of factors, including:

•	our ability to maintain high plant efficiencies and operating rates and lower manufacturing costs; and

•	the availability, quality and cost of raw materials.

Some of our competitors outside of North America may, at times, have lower raw material, energy and labor costs and less restrictive environmental and governmental regulations to comply with than we do. Other competitors may be larger in size or scope than we are, which may allow them to achieve greater economies of scale on a global basis or allow them to better withstand periods of declining prices and adverse operating conditions.

In addition, there has been an increasing trend among our customers towards consolidation. With fewer customers in the market for our products, the strength of our negotiating position with these customers could be weakened, which could have an adverse effect on our pricing, margins and profitability.

We face risks related to our international operations.

We have customers and operations located outside the United States and Canada. In 2003, sales to customers located outside the United States and Canada represented approximately 6% of our sales. Our international operations present us with a number of risks and challenges, including:

•	the effective marketing of our products in other countries;

•	tariffs and other trade barriers; and

•	different regulatory schemes and political environments applicable to our operations in these areas, such as environmental and health and safety compliance.

In addition, our financial statements are reported in U.S. dollars while a portion of our sales is made in other currencies, primarily the Canadian dollar and the euro. A portion of our debt is also denominated in currencies other than the U.S. dollar. As a result, fluctuations in exchange rates between the U.S. dollar and foreign currencies can have a negative impact on our reported operating results and financial condition. Moreover, in some cases, the currency of our sales does not match the currency in which we incur costs, which can negatively affect our profitability. Fluctuations in exchange rates can also affect the relative competitive position of a particular facility where the facility faces competition from non-local producers, as well as our ability to successfully market our products in export markets.

Our operations are subject to comprehensive environmental regulation and involve expenditures which may be material in relation to our operating cash flow.

Our operations are subject to extensive environmental regulation in each of the countries in which we maintain facilities. For example, United States (Federal and state) and Canadian (Federal and provincial) environmental laws applicable to us include statutes and regulations:

•	intended to allocate the cost of investigating, monitoring and remedying soil and groundwater contamination among specifically identified parties, as well as to prevent future soil and groundwater contamination;

•	imposing national ambient standards and, in some cases, emission standards, for air pollutants which present a risk to public health, welfare or the natural environment;

•	governing the handling, management, treatment, storage and disposal of hazardous wastes and substances; and

•	regulating the discharge of pollutants into protected waterways.

Our use of hazardous substances in our manufacturing processes and the generation of hazardous wastes not only by us, but by prior occupants of our facilities suggest that hazardous substances may be present at or near certain of our facilities or may come to be located there in the future. Consequently, we are required to monitor closely our compliance under all the various environmental regulations applicable to us. In addition, we arrange for the off-site disposal of hazardous substances generated in the ordinary course of our business.

We obtain Phase I or similar environmental site assessments, and Phase II environmental site assessments, if necessary, for most of the manufacturing facilities we own or lease at the time we either acquire or lease such facilities. These assessments typically include general inspections and may involve soil sampling and/or ground water analysis. The assessments have not revealed any environmental liability that, based on current information, we believe will have a material adverse effect on us. Nevertheless, these assessments may not reveal all potential environmental liabilities and current assessments are not available for all facilities. Consequently, there may be material environmental liabilities that we are not aware of. In addition, ongoing clean up and containment operations may not be adequate for purposes of future laws and regulations. The conditions of our properties could also be affected in the future by neighboring operations or the conditions of the land in the vicinity of our properties. These developments and others, such as increasingly stringent environmental laws and regulations, increasingly strict enforcement of environmental laws and regulations, or claims for damage to property or injury to persons resulting from the environmental, health or safety impact of our operations, may cause us to incur significant costs and liabilities that could have a material adverse effect on us.

Except as described below, we believe that all of our facilities are in material compliance with applicable environmental laws and regulations and that we have obtained, and are in material compliance with, all material permits required under environmental laws. We are currently remediating contamination at our Columbia, South Carolina plant, and we have installed a hydraulic barrier at our St. Laurent, Québec plant to prevent off-site migration of contaminated groundwater. Contamination at our St. Laurent plant may have migrated to the adjacent property. We are investigating to determine what additional action is required. We have completed remediation activities at our Marysville, Michigan facility and have requested final approval of the remediation from the State of Michigan. In addition, although certain of our facilities emit toluene and other pollutants into the air, these emissions are within current permitted limitations. We believe that these emissions from our U.S. facilities will meet the applicable future federal Maximum Available Control Technology (“MACT”) requirements, although additional testing or modifications at the facilities may be required. Currently, we estimate the cost of additional testing or modification at the facilities to comply with MACT requirements will be less than $500,000 through 2005. We believe that the ultimate resolution of these matters should not have a material adverse effect on our financial condition or results of operations.

Our facilities are required to maintain numerous environmental permits and governmental approvals for their operations. Some of the environmental permits and governmental approvals that have been issued to us or to our facilities contain conditions and restrictions, including restrictions or limits on emissions and discharges of pollutants and contaminants, or may have limited terms. If we fail to satisfy these conditions or to comply with these restrictions, we may become subject to enforcement actions and the operation of the relevant facilities could be adversely affected. We may also be subject to fines, penalties or additional costs. We may not be able to renew, maintain or obtain all environmental permits and governmental approvals required for the continued operation or further development of the facilities, as a result of which the operation of the facilities may be limited or suspended.

We may be involved in litigation relating to our intellectual property rights, which may have an adverse impact on our business.

We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws, nondisclosure and confidentiality agreements and other contractual restrictions to protect our proprietary technology. Litigation may be necessary to enforce these rights, which could result in substantial costs to us and a substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors or other parties could use the intellectual property that we have developed to enhance their products or make products similar to ours and compete more efficiently with us, which could result in a decrease in our market share.

While we have attempted to ensure that our products and the operations of our business do not infringe other parties’ patents and proprietary rights, our competitors or other parties may assert that our products and operations may be covered by patents held by them. In addition, because patent applications can take many years to issue, there may be applications now pending of which we are unaware, which may later result in issued patents which our products may infringe. If any of our products infringe a valid patent, we could be prevented from selling them unless we can obtain a license or redesign the products to avoid infringement. A license may not always be available or may require us to pay substantial royalties. We also may not be successful in any attempt to redesign any of our products to avoid any infringement. Infringement or other intellectual property claims, regardless of merit or ultimate outcome, can be expensive and time-consuming and can divert management’s attention from our core business.

Risks Relating to Our Indebtedness

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations to you under the notes.

We have a significant amount of indebtedness. As of September 30, 2004, we had outstanding debt of approximately $335.4 million, which represented approximately 47.1% of our total capitalization. Of such total debt, approximately $210.4 million, or all of our senior debt, was secured, and an additional $71.8 million (net of $3.2 million in outstanding letters of credit) in loans available under our senior credit facility also would have been secured, if drawn upon.

Our substantial indebtedness could have important consequences for you by adversely affecting our financial condition and thus making it more difficult for us to satisfy our obligations with respect to the notes, including our obligations to pay principal and interest on the notes and our repurchase obligations, as well as our obligations under our new senior secured credit facility. Our substantial indebtedness could also:

•	increase our vulnerability to adverse general economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flows from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds on terms that are satisfactory to us or at all.

Despite our level of indebtedness, we will be able to incur substantially more debt. Incurring such debt could further exacerbate the risks to our financial condition described above.

We will be able to incur significant additional indebtedness in the future. Although the indenture governing the notes and the credit agreement governing our new senior secured credit facility each contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and the indebtedness incurred in compliance with these restrictions could be substantial. The restrictions also do not prevent us from incurring obligations that do not constitute indebtedness. To the extent new debt is added to our currently anticipated debt levels, the substantial leverage risks described above would increase. See “Description of Other Indebtedness — New Senior Secured Credit Facility” and “Description of the Notes.”

The notes and our new senior secured credit facility contain covenants that limit our flexibility and prevent us from taking certain actions.

The indenture governing the notes and the credit agreement governing our new senior secured credit facility include a number of significant restrictive covenants. These covenants could adversely limit our ability to plan for or react to market conditions, meet our capital needs and execute our business strategy. These covenants, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional debt;

•	pay dividends and make other restricted payments;

•	create or permit certain liens;

•	issue or sell capital stock of restricted subsidiaries;

•	use the proceeds from sales of assets;

•	make certain investments;

•	create or permit restrictions on the ability of the guarantors to pay dividends or to make other distributions to us;

•	enter into certain types of transactions with affiliates;

•	engage in unrelated businesses;

•	enter into sale and leaseback transactions; and

•	consolidate or merge or sell our assets substantially as an entirety.

Our new senior secured credit facility includes other and more restrictive covenants and prohibit us from prepaying our other debt, including the notes, while borrowings under our new senior secured credit facility are outstanding. Our new senior secured credit facility also requires us to maintain certain financial ratios and meet other financial tests. Our failure to comply with these covenants could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their scheduled due date. If we were unable to make this repayment or otherwise refinance these borrowings, the lenders under our new senior secured credit facility could elect to declare all amounts borrowed under our new senior secured credit facility, together with accrued interest, to be due and payable, which, in some instances, would be an event of default under the indenture governing the notes. In addition, these lenders could foreclose on our assets. If we were unable to refinance these borrowings on favorable terms, our results of operations and financial condition could be adversely impacted by increased costs and less favorable terms, including interest rates and covenants. Any future refinancing of our new senior secured credit facility is likely to contain similar restrictive covenants and financial tests.

We may not be able to generate sufficient cash flow to meet our debt service obligations, including payments on the exchange notes.

Our ability to generate sufficient cash flows from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive, regulatory, legislative and business factors, many of which are outside of our control. If we do not generate sufficient cash flows from operations to satisfy our debt obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible or that any assets could be sold on acceptable terms or otherwise. Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations under the notes. In addition, any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

The exchange notes and the related guarantees are subordinated to all of our existing and future senior debt.

The exchange notes and the related guarantees each rank junior in right of payment to all of our existing and future senior debt, including the borrowings under our new senior secured credit facility, and all existing and future senior debt of our guarantors. As a result, upon any distribution to creditors in a bankruptcy, liquidation or reorganization or similar proceeding, the holders of our senior debt or senior debt of any of the guarantors will be entitled to be paid in full before Intertape Polymer US or the guarantors make any payment on the notes. Holders of secured debt similarly will have claims that are prior to the claims of holders of the exchange notes with respect to the value of assets securing such debt.

We cannot assure you that sufficient assets will remain after making payments on our senior debt to allow us to make any payments on the exchange notes. In addition, certain events of default under our senior debt would prohibit Intertape Polymer US and the guarantors from making payments on the exchange notes. As of September 30, 2004, we had approximately $210.4 million of debt that was senior to the notes and related guarantees and approximately $71.8 million (net of $3.2 million in outstanding letters of credit) of additional borrowing available under our new senior secured credit facility. We may also incur additional senior debt in the future, consistent with the terms of the indenture governing the notes and our other debt agreements.

Intertape Polymer US is dependent on the guarantors for cash to fund its obligations.

The exchange notes will be guaranteed by Intertape Polymer Group Inc. and all of its existing subsidiaries and, as required by the indenture governing the notes, future subsidiaries. Intertape Polymer US will not have any operations that generate cash flow and will not have any operating subsidiaries. Intertape Polymer Group Inc. and each of its subsidiaries are separate and distinct legal entities. Intertape Polymer US must receive distributions, payments or loans from Intertape Polymer Group Inc. and its other subsidiaries to satisfy its obligations on the exchange notes. If such amounts are not timely received by Intertape Polymer US, the guarantors would be obligated under the guarantees to make payments. Payments to Intertape Polymer US by Intertape Polymer Group Inc. and its subsidiaries will be contingent upon their earnings and business considerations. In addition, any payment of dividends, distributions, loans or advances by Intertape Polymer Group Inc. or its subsidiaries could be subject to statutory or contractual restrictions.

Fraudulent conveyance laws could void the obligations of the guarantors.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws or applicable Canadian federal or provincial laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

either:

(i) intended to hinder, delay, defeat or defraud any present or future creditor;

or

(ii) received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

(a) was insolvent or rendered insolvent by reason of the incurrence of the guarantee or, if in Canada, becomes subject to an insolvency proceeding;

(b) was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

(c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

Moreover, any payments made by the guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. To the extent that any guarantee is voided as a fraudulent conveyance, the claims of holders of the notes with respect to such guarantee would be adversely affected.

In addition, a legal challenge of a guarantee on fraudulent transfer grounds will focus on, among other things, the benefits, if any, realized by the relevant guarantor as a result of the issuance of the notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the governing law. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets or would be greater than the value of all of its assets if disposed of at a fairly conducted sale under legal process; or

•	if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or it has ceased paying its current obligations in the ordinary course of business as they generally become due; or

•	it could not pay its debts or obligations as they generally become due.

On the basis of historical financial information, recent operating history and other factors, we believe that the guarantees are being incurred for proper purposes and in good faith and that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

Canadian bankruptcy and insolvency laws may impair the ability of the trustee under the indenture governing the exchange notes to enforce remedies under the exchange notes.

The rights of the trustee under the indenture governing the exchange notes to enforce remedies could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to Intertape Polymer Group Inc., a corporation incorporated under the laws of Canada, and one of the guarantors of the notes. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and to file a proposal to be voted on by the various classes of its affected creditors. A restructuring proposal, if accepted by the requisite majorities of each affected class of creditors and approved by the relevant Canadian court, would be binding on all creditors within each affected class, including those creditors that did not vote to accept the proposal. Moreover, this legislation, in certain instances, permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument, during the period that the stay against proceedings remains in place.

The powers of the court under the Bankruptcy and Insolvency Act (Canada), and particularly under the Companies’ Creditors Arrangement Act (Canada), have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether guarantee payments by Intertape Polymer Group Inc. under the exchange notes would be made during any proceedings in bankruptcy, insolvency or other restructuring, whether or when the trustee could exercise its rights against Intertape Polymer Group Inc. under the indenture governing the exchange notes or whether and to what extent holders of the exchange notes would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the trustee.

You may be unable to enforce your rights under U.S. bankruptcy laws.

Intertape Polymer Group Inc. and certain of its subsidiaries are incorporated under the laws of Canada and a substantial amount of their assets are located outside of the United States. Under bankruptcy laws in the United States, courts typically assert jurisdiction over a debtor’s property, wherever located, including property situated in other countries. However, courts outside of the United States may not recognize the United States bankruptcy court’s jurisdiction over property located outside of the territorial limits of the United States. Accordingly, difficulties may arise in administering a United States bankruptcy case involving a Canadian debtor with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable outside the territorial limits of the United States.

We may not have the ability to raise the funds to purchase the exchange notes upon a change of control as required by the indenture governing the exchange notes.

Upon the occurrence of certain change of control events, each holder of the exchange notes may require us to purchase all or a portion of the exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. Our ability to repurchase the exchange notes upon a change of control will be limited by the terms of our other debt. Upon a change of control, we may be required immediately to repay the outstanding principal, any accrued interest and any other amounts owed by us under our new senior secured credit facility. We cannot assure you that we would be able to repay amounts outstanding under our new senior secured credit facility or obtain necessary consents under our new senior secured credit facility to repurchase the exchange notes. Any requirement to offer to purchase any outstanding exchange notes may result in our having to refinance our other outstanding debt, which we may not be able to do. In addition, even if we were able to refinance this debt, the refinancing may not be on terms favorable to us.

There are restrictions on your ability to resell the exchange notes.

The exchange notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada or the laws of any other jurisdiction where the exchange notes are being offered and sold. Except pursuant to exemptions under applicable securities laws, the exchange notes are not being offered and may not be offered or sold, directly or indirectly, in Canada or any other jurisdiction. The exchange notes may be transferred and resold only in compliance with the laws of such jurisdictions to the extent applicable to the transaction, the transferor or the transferee.

The market price for the exchange notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes offered hereby. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of the exchange notes.

It may be difficult for investors to enforce civil liabilities against Intertape Polymer Group Inc. under U.S. federal and state securities laws.

Intertape Polymer Group Inc. and certain of its subsidiaries are incorporated under the laws of Canada. Certain of their directors and executive officers, and certain directors and officers of Intertape Polymer US, are residents of Canada and a portion of their assets are located outside of the United States. In addition, certain subsidiaries are located in other foreign jurisdictions. As a result, it may be difficult or impossible for U.S. investors to effect service of process within the United States upon Intertape Polymer Group Inc., its Canadian subsidiaries, or its other foreign subsidiaries, or those directors and officers or to realize against them upon judgments of courts of the United States predicated upon the civil liability provisions of U.S. federal securities laws or securities or blue sky laws of any state within the United States. We believe that a judgment of a U.S. court predicated solely upon the civil liability provisions of the Securities Act and/or the Exchange Act would likely be enforceable in Canada if the U.S court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. There is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicted solely upon such laws.

Risks Related to the Exchange Offer

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to significant restrictions on transfer, and may be subject to a limited trading market and a significant diminution in value.

If you do not exchange your outstanding notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding notes. In general, you may only offer or sell the outstanding notes if such offers and sales are registered under the Securities Act and applicable state securities laws, or exempt. To the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining outstanding notes would be adversely affected and there could be a significant diminution in the value of the outstanding notes as compared to the value of the exchange notes.

An active public market may not develop for the exchange notes, which could adversely affect the market price and liquidity of the exchange notes.

The exchange notes constitute securities for which there is no established trading market. We do not intend to list the exchange notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the exchange notes is currently anticipated. If a market for the exchange notes should develop, the exchange notes could trade at a discount from their principal amount and they may be difficult to sell. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. As a result, you may not be able to resell any exchange notes or, if you are able to resell, you may not be able to do so at a satisfactory price.

If you participate in the exchange offer for the purpose of participating in a distribution of the exchange notes you could be deemed an underwriter under the Securities Act and be required to deliver a prospectus when you resell the exchange notes.

If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed an underwriter under the Securities Act. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are deemed to be an underwriter and do not comply with these prospectus delivery requirements, you may be subject to civil penalties.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the issuance and sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. We are making the exchange offer to satisfy our obligations under the registration rights agreement.

Terms of the Exchange

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, exchange notes for an equal principal amount of outstanding notes. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes which will not apply to exchange notes. The exchange notes will be entitled to the benefits of the indenture. See “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered or accepted for exchange. As of the date of this prospectus, US$125.0 million aggregate principal amount of the outstanding notes is outstanding. Outstanding notes tendered in the exchange offer must be tendered in a minimum principal amount of US$1,000 and integral multiples of US$1,000.

Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, holders of outstanding notes, except any holder who is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, who exchange their outstanding notes for exchange notes pursuant to the exchange offer generally may offer the exchange notes for resale, resell the exchange notes and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holder’s business and the holder is not participating in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes as described in “Plan of Distribution.” In addition, to comply with the securities laws of individual jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreement to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the jurisdictions you reasonably request in writing. If you do not exchange outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to restrictions on transfer.

If any holder of the outstanding notes is an affiliate of ours, or is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes to be acquired in the exchange offer, the holder would not be able to rely on the applicable interpretations of the Securities and Exchange Commission and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Termination; Amendments

The exchange offer expires on the expiration date, which is 5:00 p.m., New York City time, on                     , 2005 unless we in our sole discretion extend the period during which the exchange offer is open.

We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to Wilmington Trust Company, the exchange agent, and by public announcement communicated by no later than 9:00 a.m. on the next business day following the previously scheduled expiration date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. However, if extended, the exchange offer will remain open for a maximum of 45 business days after the date of this prospectus. During any extension of the exchange offer, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

The exchange date will be the second business day following the expiration date. We expressly reserve the right to:

•	terminate the exchange offer and not accept for exchange any outstanding notes for any reason, including if any of the events set forth below under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the exchange offer in any manner, whether before or after any tender of the outstanding notes.

•	If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the outstanding notes as promptly as practicable.

Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the tendered outstanding notes on the exchange date. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the exchange offer. See “—Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes” below for more information.

This prospectus and the related letter of transmittal and other relevant materials will be mailed by us to record holders of outstanding notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of outstanding notes.

Procedures for Tendering Outstanding Notes

The tender of outstanding notes by you pursuant to any one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

General Procedures. You may tender the notes by:

•	properly completing and signing the letter of transmittal or a facsimile and delivering the letter of transmittal together with:

•	the certificate or certificates representing the outstanding notes being tendered and any required signature guarantees, to the exchange agent at its address set forth in the letter of transmittal on or prior to the expiration date, or a timely confirmation of a book-entry transfer of the outstanding notes being tendered, if the procedure is available, into the exchange agent’s account maintained at The Depositary Trust Company, or DTC, for that purpose pursuant to the procedure for book-entry transfer described below, or

•	complying with the guaranteed delivery procedures described below.

If tendered outstanding notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange for those outstanding note are to be issued, or if a new note representing any untendered outstanding notes is to be issued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered outstanding notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a member of a signature medallion program such as “STAMP.” If the exchange notes and/or outstanding notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the outstanding notes, the signature on the letter of transmittal must be guaranteed by an eligible institution.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender outstanding notes should contact the holder promptly and instruct the holder to tender outstanding notes on the beneficial owner’s behalf. If the beneficial owner wishes to tender the outstanding notes itself, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner’s name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

A tender will be deemed to have been received as of the date when:

•	the tendering holder’s properly completed and duly signed letter of transmittal accompanied by the outstanding notes is received by the exchange agent,

•	the tendering holder’s properly completed and duly signed letter of transmittal accompanied by a book-entry confirmation is received by the exchange agent, or

•	a notice of guaranteed delivery or letter or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

Issuances of exchange notes in exchange for outstanding notes tendered pursuant to a notice of guaranteed delivery or letter or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal, the tendered outstanding notes, or book-entry confirmation, if applicable and any other required documents.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of outstanding notes will be determined by us, and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defects or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

The method of delivery of outstanding notes and all other documents is at the election and risk of the tendering holders, and delivery will be deemed made only when actually received and confirmed by the exchange agent. If the delivery is by mail, it is recommended that registered mail properly insured with return receipt requested be used and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for the holders.

Book-Entry Transfer. The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the prospectus is mailed to holders, and any financial institution that is a participant in DTC may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Guaranteed Delivery Procedures. If you desire to tender outstanding notes pursuant to the exchange offer, but time will not permit a letter of transmittal, the outstanding notes or other required documents to reach the exchange agent on or before the expiration date, or if the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent has received at its office a letter or facsimile transmission from an eligible institution setting forth the name and address of the tendering holder, the names in which the outstanding notes are registered, the principal amount of the outstanding notes being tendered and, if possible, the certificate numbers of the outstanding notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the expiration date, the outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal and any other required documents, will be delivered by the eligible institution to the exchange agent in accordance with the procedures outlined above. Unless outstanding notes being tendered by the above-described method are deposited with the exchange agent, including through a book-entry confirmation, within the time period set forth above and accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. Additional copies of a notice of guaranteed delivery which may be used by eligible institutions for the purposes described in this paragraph are available from the exchange agent.

Terms and Conditions of the Letter of Transmittal

The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

The transferring party tendering outstanding notes for exchange will be deemed to have exchanged, assigned and transferred the outstanding notes to us and to have irrevocably constituted and appointed the exchange agent as the transferor’s agent and attorney-in-fact to cause the outstanding notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of the tendered outstanding notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered outstanding notes, free and clear of any and all liens, restrictions, other than restrictions on transfer, charges and encumbrances and that the notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding notes. The transferor will be required to agree that acceptance of any tendered outstanding notes by us and the issuance of exchange notes in exchange for tendered outstanding notes will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor and will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

By tendering outstanding notes and executing the letter of transmittal, the transferor will be required to certify that:

•	it is not an affiliate of ours or our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the holder;

•	the transferor has not entered into an arrangement or understanding with any other person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

•	the transferor is not a broker-dealer who purchased the outstanding notes for resale pursuant to an exemption under the Securities Act; and

•	the transferor will be able to trade the exchange notes acquired in the exchange offer without restriction under the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes.

Withdrawal Rights

Outstanding notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date.

For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal not later than the close of business on the expiration date. Any notice of withdrawal must specify the person named in the letter of transmittal as having tendered outstanding notes to be withdrawn, the certificate numbers and principal amount of outstanding notes to be withdrawn, that the holder is withdrawing its election to have such outstanding notes exchanged and the name of the registered holder of the outstanding notes. The notice must be signed by the holder in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the outstanding notes being withdrawn. The exchange agent will return the properly withdrawn outstanding notes promptly following receipt of notice of withdrawal. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of outstanding notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered outstanding notes when, and if we have given written notice to the exchange agent.

The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving exchange notes from us and causing the outstanding notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of exchange notes to be issued in exchange for accepted outstanding notes will be made by the exchange agent on the exchange date. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described above, the outstanding notes will be credited to an account maintained by the holder with DTC for the outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to issue exchange notes in exchange for any properly tendered outstanding notes not previously accepted and may terminate the exchange offer, by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to the Dow Jones News Service, or, at our option, modify or otherwise amend the exchange offer, if:

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the Securities and Exchange Commission:

•	seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer,

•	assessing or seeking any damages as a result thereof, or

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the outstanding notes pursuant to the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

We may waive any or all of these conditions at any time, in whole or in part, prior to the expiration of the exchange offer. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right. In addition, we reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any outstanding notes, if at that time, any stop order has been issued, or is threatened with respect to the registration statement of which this prospectus is a part or with respect to the qualification of the indenture under the Trust Indenture Act, as amended.

Exchange Agent

Wilmington Trust Company has been appointed as the exchange agent for the exchange offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus, the letter of transmittal or a notice of guaranteed delivery, should be directed to the exchange agent as follows:

By Registered or Certified Mail:	Facsimile Transmission Number: (For Eligible Institutions Only) ( ) -	By Hand/Overnight Delivery:

Wilmington Trust Company	To Confirm by Telephone or for: Information Call: ( ) -

Delivery of the letter of transmittal to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Wilmington Trust Company also acts as trustee under the indenture.

Solicitation of Tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $200,000.

No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the exchange offer, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus. The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of outstanding notes in any jurisdiction in which the making of the exchange offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in any jurisdiction. In any jurisdiction where its securities laws or blue sky laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers licensed under the laws of the jurisdiction.

Appraisal Rights

You will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Accounting Treatment

The exchange notes will be recorded at the carrying value of the outstanding notes as reflected on our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the exchange of exchange notes for outstanding notes. Expenses incurred in connection with the issuance of the exchange notes will be amortized over the term of the exchange notes.

Transfer Taxes

If you tender your outstanding notes, you will not be obligated to pay any transfer taxes in connection with the exchange offer unless you instruct us to register exchange notes in the name of, or request outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered holder, in which case you will be responsible for the payment of any applicable transfer tax.

Tax Considerations

We advise you to consult your own tax advisers as to your particular circumstances and the effects of any state, local or foreign tax laws to which you may be subject.

United States. The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, regulations, rulings and judicial decisions, in each case as in effect on the date of this prospectus, all of which are subject to change.

The exchange of an outstanding note for an exchange note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding outstanding note surrendered.

Canada. The following discussion is based upon the provisions of the Income Tax Act (Canada), the regulations thereunder, judicial decisions and published statements of the current administrative practices of Canada

Customs and Revenue Agency, in each case as in effect on the date of this prospectus, all of which are subject to change. A non-resident of Canada who deals at arm’s length with Intertape and does not use or hold, and is not deemed to use or hold, the outstanding notes in the course of carrying on business in Canada will not be liable for any Canadian federal income tax as a consequence of the exchange of outstanding notes for exchange notes pursuant to the offer.

See “Important U.S. and Canadian Tax Considerations” for more information.

Consequences of Failure to Exchange

As consequence of the offer or sale of the outstanding notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of outstanding notes who do not exchange outstanding notes for exchange notes in the exchange offer will continue to be subject to the restrictions on transfer of the outstanding notes. In general, the outstanding notes may not be offered or sold unless such offers or sales are registered under the Securities Act, or exempt from, or not subject to, the Securities Act and applicable state securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of similar restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of exchange notes.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes. The net proceeds from the sale of the outstanding notes, after deduction of underwriting discounts and expenses, were approximately $122.7 million. We used the net proceeds, together with borrowings under our new senior secured credit facility to refinance substantially all of our existing indebtedness of $281.0 million, to pay other premiums and other fees and expenses associated with the refinancing of $29.8 million and the balance for general corporate purposes. The refinanced debt was scheduled to mature between May 2005 and May 2009 and had an average annual interest rate of 9.5%. Approximately $273.7 million, or 100.0%, of the refinance debt was secured.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2004. You should read this table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus.

As of September 30, 2004
(unaudited) (dollars in millions)
Cash and cash equivalents	$27.9

Total debt:
Senior secured credit facility	200.0
8-1/2% Senior Subordinated Notes due 2014	125.0
Other debt	10.4

Total debt	335.4
Shareholders’ equity	376.7

Total capitalization	$712.1

SELECTED FINANCIAL INFORMATION

The following table presents selected financial information. The selected financial information as of December 31, 2002 and 2003 and for each of the fiscal years ended December 31, 2001, 2002 and 2003 has been derived from, and should be read together with, our audited consolidated financial statements and the accompanying notes included elsewhere in this prospectus. The selected financial information as of December 31, 1999, 2000 and 2001 and for each of the fiscal years ended December 31, 1999 and 2000 has been derived from our audited consolidated financial statements, which are not included in this prospectus. The selected financial information as of and for the nine months ended September 30, 2003 and 2004 has been derived from, and should be read together with, our unaudited interim consolidated financial statements and the accompanying notes, included elsewhere in this prospectus. In the opinion of management, all adjustments considered necessary for a fair presentation of our interim results and financial position have been included in those results and financial position. Interim results and financial position are not necessarily indicative of the results and financial position that can be expected for a full fiscal year. All of the following consolidated financial information should also be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year ended December 31,					Nine months ended September 30,
	1999	2000	2001	2002	2003	2003	2004
						(unaudited)
	(in millions, except ratios)
Consolidated Earnings Data:
Sales	$569.9	$653.9	$594.9	$601.6	$621.3	$463.6	$511.7
Cost of sales	445.3	500.5	476.1	475.4	482.4	359.4	404.6

Gross profit	124.6	153.4	118.8	126.1	138.9	104.2	107.1
Selling, general and administrative expenses	85.3	83.1	91.3	85.3	90.0	65.1	68.4
Stock-based compensation expense							0.7
Amortization of goodwill	5.5	6.5	7.0
Impairment of goodwill				70.0
Research and development	3.9	5.1	4.2	3.2	3.3	3.1	3.2
Financial expenses(1)	22.1	27.2	38.9	32.8	28.5	22.9	20.0
Refinancing expense							30.4
Manufacturing facility closure costs				2.1	3.0
(Gain) on sale of interest in joint venture		(5.5)

Earnings (loss) before income taxes	7.8	36.9	(22.6)	(67.2)	14.1	13.1	(15.6)
Income taxes (recovery)	(0.3)	3.5	(10.4)	(12.8)	(4.1)	0.1	(9.3)

Net earnings (loss)	$8.1	$33.4	$(12.2)	$(54.5)	$18.2	$13.0	$(6.3)

Other Consolidated Financial Data:
EBITDA(2)	$61.2	$92.1	$50.1	$(7.2)	$70.2	$56.3	$55.9
Adjusted EBITDA(2)	61.2	101.6	68.6	64.9	73.2	56.3	55.9
Capital expenditures	57.2	48.1	25.9	11.7	13.0	9.7	13.5

	Year ended December 31,								Nine months ended September 30,
	1999		2000		2001	2002	2003		2003		2004
									(unaudited)
	(in millions, except ratios)
Other Consolidated Financial Data (continued):
Depreciation and amortization	31.2		27.9		33.8	28.7	29.4		21.6		22.1
Net cash flows provided (used) by:
Operating activities	$46.5		$40.0		$48.1	$35.2	$40.4		$31.2		$(5.8)
Investing activities	(175.9)		(54.5)		(26.5)	(16.9)	(20.6)		(16.6)		(30.9)
Financing activities	130.4		17.2		(20.0)	(20.0)	(16.4)		(12.5)		64.3
Ratio of earnings to fixed charges(3)	1.3	x	2.1	x	—	—	1.4	x	1.	5x	—
Consolidated Balance Sheet Data (at end of period):
Total assets	$815.0		$845.0		$802.0	$703.3	$739.2		$735.1		$807.2
Working capital	68.9		8.7		68.1	61.2	68.7		67.7		148.4
Total debt	392.0		413.5		391.0	321.3	265.9		269.6		335.4
Shareholders’ equity	282.0		309.6		294.1	293.1	377.5		366.6		376.7
U.S. GAAP Consolidated Financial Data(4):
Sales	$569.9		$653.9		$594.9	$601.6	$621.3		$463.6		$511.7
Net earnings (loss)	8.1		33.4		(12.2)	(54.5)	18.2		13.0		(6.3)
Total assets	815.0		845.0		802.9	705.2	745.9		737.0		813.9
Total debt	392.0		413.5		391.0	321.3	265.9		269.6		335.4
Shareholders’ equity	282.0		309.6		290.6	286.5	370.4		360.0		369.6

(1)	Financial expenses consist principally of interest expenses, amortization of debt issue expenses, banking fees and gains and losses on foreign exchange transactions.

(2)	EBITDA is defined as net earnings (loss) before: (i) income taxes; (ii) financial expenses, net of amortization; (iii) refinancing expense; and (iv) depreciation and amortization. Adjusted EBITDA is defined as EBITDA before certain non-recurring items. Other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. EBITDA and Adjusted EBITDA should not be construed as earnings before income taxes, net earnings (loss) or cash from operating activities as determined by generally accepted accounting principles. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as alternatives to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. We have included these non-GAAP financial measures because we believe that they provide investors with useful information regarding our financial condition and results of operations. We present Adjusted EBITDA because it is used in the indenture governing the senior subordinated hereby to determine whether we may incur additional indebtedness. Our senior secured credit facility also contains covenants that utilize Adjusted EBITDA in connection with certain financial ratios. The reconciliation of net earnings (loss) to EBITDA and Adjusted EBITDA is as follows:

	Year Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2003	2004
	(in millions)
Net earnings (loss) — as reported	$8.1	$33.4	$(12.2)	$(54.5)	$18.2	$13.0	$(6.3)
Add back:
Income taxes (recovery)	(0.3)	3.5	(10.4)	(12.8)	(4.1)	0.1	(9.3)
Financial expenses, net of amortization	22.1	27.2	38.9	31.4	26.7	21.6	19.0
Refinancing expense							30.4
Depreciation and amortization	31.2	27.9	33.8	28.7	29.4	21.6	22.1

EBITDA	$61.2	$92.1	$50.1	$(7.2)	$70.2	$56.3	$55.9
Non-recurring items:
Gross profit items(a)		$9.5	$7.7
SG&A items(b)			10.8
Manufacturing facility closure costs				$2.1	$3.0
Impairment of goodwill				70.0

Adjusted EBITDA	$61.2	$101.6	$68.6	$64.9	$73.2	$56.3	$55.9

(a)	Gross profit items for 2000 consist of additional reserves for working capital items, principally inventories. Gross profit items for 2001 consist of $2.3 million in implementation of regional distribution centers and additional reserves for asset writedowns of $1.0 million, inventory writedowns of $3.2 million and severance of $1.2 million.

(b)	Consists of $0.8 million of asset writedowns, $7.0 million of reserves for bad debts and $3.0 million in severance payments.

(3)	For the purposes of calculating the ratio of earnings to fixed charges, “earnings” represents earnings before income taxes plus fixed charges. “Fixed charges” consist of interest expense, both expensed and capitalized, including amortization of debt issue expenses and that portion of rental expense considered to be a reasonable approximation of interest. On a pro forma basis after giving effect to the refinancing, our ratio of earnings to fixed charges would have been 2.2x for 2003. For the nine months ended September 30, 2004 and the proforma nine months ended September 30, 2004, earnings were insufficient to cover fixed charges by approximately $15.9 million and $7.8 million, respectively. In 2001 and 2002, earnings were insufficient to cover fixed charges by approximately $23.3 million and $67.5 million, respectively.

(4)	Canadian GAAP, as applied to us, conforms in all material respects with U.S. GAAP except as otherwise described in note 21 to our audited consolidated financial statements included in this prospectus. Total assets and shareholders’ equity in accordance with U.S. GAAP, at September 30, 2003 and 2004, reflect the Canadian to U.S. GAAP adjustments as of the immediately preceding calendar year-end.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. The following discussion contains forward-looking statements, which reflect the expectations, beliefs, plans and objectives of management about future financial performance and assumptions underlying our judgments concerning the matters discussed below. These statements, accordingly, involve estimates, assumptions, judgments and uncertainties. In particular, this pertains to management’s comments on financial resources, capital spending and the outlook for our business. Our actual results could differ from those discussed in the forward-looking statements. Factors that could cause or contribute to any differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Our Business

Intertape Polymer Group Inc. was founded in 1981 and has become a recognized leader in the development and manufacture of specialized polyolefin films, paper and film pressure-sensitive tapes and complementary packaging systems.

Our business model and underlying strategies have been evolving since the mid-1990s. The key components to this strategy are as follows:

Commencing in the mid-1990s, we made a series of strategic acquisitions in order to provide for products demanded by the industrial packaging market that we serve. These products include water-activated tapes, masking tapes, duct tapes, filament tapes and natural rubber adhesive tapes. At the same time, we continued to develop new products, including shrink and stretch wrap films. We believe that we now offer the broadest range of packaging products in the industry and, as such, are unique amongst all our competitors.

As soon as a new product is either acquired or developed internally, we devote research and development, or R&D, capital to further broaden the range of products within each of these product lines. The effect of this part of the strategy is to further expand the product range by ensuring that the scope of product offerings is maximized.

In 2000, we opened regional distribution centers, or RDCs, as part of an enhanced supply chain management strategy. Each RDC is stocked with a wide range of products in order to afford customers the ability to place one order and receive one shipment regardless of where we make the product. We continue to assess and refine our RDC strategy to achieve maximum efficiency.

Examples of products sold through distributors are Intertape brand pressure-sensitive carton sealing tapes that include hot-melt, acrylic and natural rubber adhesives; water-activated carton sealing tape; paper tapes; duct tapes; Exlfilm brand shrink wrap and StretchFlex brand stretch wrap. Examples of products sold directly to end-users include a wide range of NOVA-THENE brand engineered fabric polyolefin products, Intertape brand flexible intermediate bulk containers, or FIBCs, and electrical specialty tapes.

Throughout 2003, we continued to execute our strategy related to acquisitions, new product introductions and the breadth and depth of products and how they are distributed. The strategy was further enhanced in the following ways:

•	In April 2003, we announced the consolidation of three RDCs into a newly constructed facility in Danville, Virginia. This new RDC became operational in January 2004 and has provided lower transaction costs and improved service to our customers.

•	In June 2003, we acquired the remaining 50% common equity interest in FIBOPE Portuguesa Filmes Biorientados S.A. This investment provides a manufacturing and distribution platform from which we plan to introduce certain of our North American-made products into the European markets. Currently, these markets are being analyzed and we will continue this process during the remainder of 2004.

•	In October 2003, we decided to close our Green Bay water-activated tape facility. The production from this facility was transferred to our facility located in Menasha, Wisconsin. This consolidation was possible as a result of our investments to increase output and efficiencies which permitted the integration of production into a single facility. A fourth quarter pretax charge of $3.0 million was recorded in relation to this facility closure. We continue to review the effectiveness of our manufacturing facilities in light of ongoing capacity requirements.

•	In December 2003, we reached an agreement to acquire certain assets of tesa tape, inc., a manufacturer of both masking and duct tapes for the retail market. With this acquisition came access to additional large retail chains previously not serviced by us as well as a three year supply agreement. Upon the completion of this acquisition in February 2004, the production of the acquired business was integrated into our Columbia, South Carolina facility.

Results of Operations

First Nine Months of 2004 Compared to First Nine Months of 2003

Overview. During the third quarter of 2004, we completed a refinancing of virtually all of our bank indebtedness and long-term debt. The refinancing will benefit us through lower interest costs of approximately $7.0 million annually, increased working capital flexibility and a schedule of principal repayments that provides greater opportunity for reinvestment in the business over the next several years. Scheduled principal payments over the next 18 months have been reduced from $84.0 million to $3.0 million due to the refinancing.

We experienced a 10.4% increase in sales for the nine months ended September 30, 2004, compared to the corresponding period in 2003.

Except as discussed under the caption “Gross Profit and Gross Margin” below, economic and industrial factors during the first nine months of 2004 were substantially unchanged from December 31, 2003.

Sales. Sales for the first nine months of 2004 were $511.7 million, an increase of 10.4% compared to sales for the first nine months of 2003 of $463.6 million. The increase includes revenues associated with the February 2004 acquisition of the duct and masking tape operations of tesa tape and the incremental sales associated with acquiring the remaining 50% interest in our Portuguese joint venture in late June 2003. The increase in sales is attributable to these two acquisitions, as well as higher overall selling prices and sales volumes in 2004 compared to 2003.

Gross Profit and Gross Margin. Gross profit for the first nine months of 2004 totaled $107.1 million at a gross margin of 20.9%, compared to gross profit of $104.2 million for the first nine months of 2003 at a gross margin of 22.5%. The margin decline in the first nine months of 2004 was due to several factors, including raw material cost increases throughout the first nine months of 2004, the timing delay in passing these raw material cost increases through to customers through sales price increases, first quarter of 2004 production interruptions at the Truro, Nova Scotia manufacturing facility and higher than anticipated integration costs at the Columbia, South Carolina facility related to the acquired duct and making tape operations of tesa tape.

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $68.4 million (13.4% of sales) for the first nine months of 2004, compared to $65.1 million (14.0% of sales) for the first nine months of 2003. The increase in expenses reflects the effect of including the remaining 50% interest in the Portuguese joint venture that was acquired at the end of June 2003 as well as the increase in selling expenses attributable to the accounts acquired in the tesa tape acquisition.

Operating Profit. Operating profit is not a financial measure under Canadian GAAP or U.S. GAAP. Our management uses operating profit to measure and evaluate the profit contributions of our product offerings as well as the contribution by channel of distribution. Operating profit (defined as gross profit less selling, general and administrative expenses and stock based compensation expense) was $38.0 million for the first nine months of 2004, compared to $39.1 million for the first nine months of 2003. The selling, general and administrative expenses for the first nine months of 2004 increased by $3.4 million over the amounts for the first nine months of 2003 as a result of higher sales. Additionally, operating profit for the first nine months of 2004 reflected $0.7 million of stock based compensation expense due to the change in accounting adopted by the Company in the fourth quarter of 2003.

Financial Expenses. Financial expenses for the first nine months of 2004 were $20.0 million (excluding refinancing expenses of $30.4 million) compared to $22.9 million in the first nine months of 2003, representing a reduction of 12.7%. The year-to-year decrease in financial expenses was the result of substantial debt repayments in the second and third quarters of 2003, as well as the interest savings attributable to the refinancing. The common stock issuance in late September 2003 allowed us to repay $40.8 million in debt at the end of the third quarter of 2003.

EBITDA. A reconciliation of EBITDA and Adjusted EBITDA to GAAP net earnings (loss) is set out in the reconciliation table below. EBITDA is defined as net earnings (loss) before: (i) income taxes; (ii) financial expenses, net of amortization; (iii) refinancing expense; and (iv) depreciation and amortization. Adjusted EBITDA is defined as EBITDA before certain non-recurring items. Other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. EBITDA and Adjusted EBITDA should not be construed as earnings before income taxes, net earnings (loss) or cash from operating activities as determined by generally accepted accounting principles. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as alternatives to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. We have included these non-GAAP financial measures because we believe that they provide investors with useful information regarding our financial condition and results of operations. In addition, the covenants contained in our senior subordinated notes and our new senior secured credit facility require certain debt to EBITDA and Adjusted EBITDA ratios be maintained, thus EBITDA and Adjusted EBITDA are used by management and our lenders and noteholders in evaluating our performance.

EBITDA for the first nine months of 2004 and 2003 was as follows:

	Nine Months Ended September 30,
	2004	2003
	(in millions)
Net earnings (loss) — as reported	$(6.3)	$13.0
Add back:
Income taxes (recovery)	(9.3)	0.1
Financial expenses, net of amortization	19.0	21.6
Refinancing expense	30.4
Depreciation and amortization	22.1	21.6

EBITDA	$55.9	$56.3

For selected periods, we have disclosed Adjusted EBITDA. However, for the nine months ended September 30, 2004 and 2003, EBITDA and Adjusted EBITDA were the same.

Net Earnings. Net earnings (loss) for the first nine months of 2004 were $(6.3) million, compared to $13.0 million for the first nine months of 2003.

Years Ended December 31, 2003, 2002 and 2001

Sales. Our consolidated sales increased by 3.3% to $621.3 million for the year 2003 from $601.6 million for 2002; and 1.1% to $601.6 million for the year 2002 from $594.9 million in 2001. Fluctuating foreign exchange rates did not have a significant impact on our 2003 sales.

Like several of our competitors in the North American packaging industry, we experienced a unit selling volume decline during the first half of 2003 compared to the same period in 2002. We recovered most of the unit decline during the fourth quarter of 2003. The growth seen in the fourth quarter of 2003 is primarily attributable to our RDC strategy, the breadth of our product offering, improved customer service and an improving economic environment. In 2002, despite a continuing slowdown in the North American economy, unit volume increased compared to 2001. This contrasts with 2001, when the global economic slowdown, along with low-cost imports and declining consumption in certain industries, drove unit volume down from the prior year.

Unit selling prices for most of our product lines increased in 2003 after several years of unit selling price declines. Unit selling prices declined in the first part of 2002, continuing a trend from 2001 and 2000. The unit selling price declines tracked the steady decline in raw material costs during those periods. However, raw material costs began to rise in the third quarter of 2002 and continued to do so during 2003.

Gross Profit and Gross Margin. Gross profit was $138.9 million in 2003, up 10.1% from 2002. For 2002, gross profit was $126.1 million, up 6.2% from $118.8 million in 2001. Gross profit represented 22.4% of sales in 2003, 21.0% in 2002 and 20.0% in 2001.

Our gross profit decreased slightly during 2002 to $126.1 million from an adjusted gross profit in 2001 of $126.5 million. As a percentage of sales, adjusted gross profit was 21.0% for 2002, comparable to the 2001 figure of 21.3%. There were no adjustments to gross profit for 2003 or 2002.

Value-added is the difference between material costs and selling prices, expressed as a percentage of sales. Historically, we have been able to maintain value-added percentages within a narrow range of less than 0.75% because we pass on raw materials cost increases to the customer. During 2002, this situation changed as a direct result of a timing lag between raw material cost increases and full implementation of selling price increases, due to continued economic uncertainty. This caused value-added to decline by 3.0% in the third quarter of 2002 and 2.0% in the fourth quarter of 2002. In early 2003, we implemented selected price increases aimed at stabilizing value-added levels. Although raw material costs continued to increase throughout 2003, our successful implementation of a series of unit selling price increases resulted in improved gross margins. In addition to our ability to pass on cost increases, gross margins improved as the result of certain cost reduction programs announced late in 2002 which had an affect on both 2002 and 2003.

Selling, General and Administrative Expenses. For the year ended December 31, 2003, SG&A expenses amounted to $90.0 million, up from $85.3 million for 2002, which was down $6.0 million from $91.3 million in 2001. As a percentage of sales, SG&A expenses were 14.5% 14.2% and 15.3% for 2003, 2002 and 2001 respectively.

When adjusted for non-recurring items affecting SG&A expenses (as described in “—EBITDA and Adjusted EBITDA” below), SG&A expenses increased by $4.7 million for 2003 to $90.0 million, and for 2002 had increased $4.8 million to $85.3 million from $80.5 million in 2001. These adjusted SG&A figures represent 14.5% of sales for 2003, 14.2% for 2002 and 13.5% for 2001. Much of the increase for 2003 and 2002 relates to higher unit sales within the retail distribution channel, which carries a larger selling structure than other sales channels.

Of the 2003 increase of $4.7 million in SG&A costs, approximately $2.7 million was incurred during the fourth quarter. Approximately $2.2 million of this increase was attributable to items such as higher promotional incentives, a customer bankruptcy, and the early adoption of the fair value method of accounting for stock-based compensation. The remaining $0.5 million of this increase was the net impact of a $3.0 million credit to SG&A expense for the reversal of a previously recognized potential liability, the provision for which was no longer required, and a series of asset and liability valuation adjustments. The most significant of the valuation adjustments related to a claim receivable related to an earlier acquisition, a provision for incurred but unbilled costs in servicing customers and the value of customer claims.

Operating Profit. This discussion presents our operating profit and adjusted operating profit for 2003, 2002 and 2001. Operating profit is not a financial measure under GAAP in Canada or the United States. We use operating profit to measure and evaluate the profit contributions of our product offerings as well as the contribution by channel of distribution.

Because “operating profit” and “adjusted operating profit” are non-GAAP financial measures, companies may present similar titled items determined with differing adjustments. Presented below is a table reconciling this non-GAAP financial measure with the most comparable GAAP measurement. We define operating profit as gross profit less SG&A expenses.

Operating Profit Reconciliation

	2003	2002	2001
	(in millions)
Gross profit — as reported	$138.9	$126.1	$118.8
Less: SG&A Expense — as reported	90.0	85.3	91.3

Operating profit	$48.9	$40.8	$27.5
Non-recurring items
Gross profit items			$7.7
SG&A items			10.8

Adjusted operating profit	$48.9	$40.8	$46.0

Operating profit for 2003 amounted to $48.9 million compared to $40.8 million for 2002 and compared to $27.5 million in 2001. When adjusted for the non-recurring items affecting cost of sales and SG&A expenses (as described in “—EBITDA and Adjusted EBITDA” below), operating profits were $48.9 million or 7.9% of sales for 2003; $40.8 million or 6.8% of sales for 2002; and $46.0 million or 7.7% of sales for 2001.

Considered on an adjusted basis, operating profits have fluctuated for a number of reasons. Value-added dollars increased during 2003 but had decreased during 2002. Despite the increase in SG&A expenses discussed above, operating profits for 2003 grew due to the $12.7 million increase in gross profit during the year.

Our operating profit for the fourth quarter of 2003 was $9.7 million compared to $6.0 million for the fourth quarter of 2002. Most of the improvement in operating profits was the result of the higher gross margins achieved in 2003. The improved margins were the result of our ability to recover rising raw material costs through unit selling price increases during 2003 after being unable to do so the last half of 2002.

Impairment of Goodwill. In accordance with the requirements of the Canadian Institute of Chartered Accountants (“CICA”), which are equivalent to the applicable U.S. standards, we perform an annual goodwill impairment test on December 31 of each year. For the purposes of the impairment test, based on the specific requirements of the accounting pronouncements, we determined that we were a single reporting unit. We calculated the fair value of this reporting unit using the discounted cash flow method, and compared it with other methods including multiples of sales and EBITDA, and with historical transactions where appropriate. From these approaches, the fair market value was determined. For 2002 an impairment was charged to operating expenses of $70.0 million. This impairment relates to goodwill from our acquisition activity during the period from 1996 through 2000 in light of 2002 economic and market conditions. There was no impairment charge incurred for 2003.

Research and Development. R&D is an important part of our business. Taken as a percentage of sales, R&D was 0.5% for both 2003 and 2002 and was 0.7% for 2001. The decrease in R&D expenditures as a percentage of sales is the result of an increased emphasis on applied research, which helps us identify opportunities for new products more efficiently as well as the benefit of research and development tax credits recognized in 2003 and 2002. R&D continues to focus on new products, new technology developments, new product processes and formulations.

EBITDA and Adjusted EBITDA. The reconciliation of net earnings (loss) to EBITDA and Adjusted EBITDA is as follows:

	2003	2002	2001
	(in millions)
Net earnings (loss) — as reported	$18.2	$(54.5)	$(12.2)
Add back:
Income taxes	(4.1)	(12.8)	(10.4)
Financial expenses, net of amortization	26.7	31.4	38.9
Depreciation and amortization	29.4	28.7	33.8

EBITDA	$70.2	$(7.2)	$50.1
Non-recurring items:
Gross profit items(a)			$7.7
SG&A items(b)			10.8
Manufacturing facility closure costs	$3.0	$2.1
Impairment of goodwill		70.0

Adjusted EBITDA	$73.2	$64.9	$68.6

(a)	Consists of $2.3 million in implementation of regional distribution centers and additional reserves for asset writedowns of $1.0 million, inventory writedowns of $3.2 million and severance of $1.2 million.

(b)	Consists of $0.8 million of asset writedowns, $7.0 million of reserves for bad debts and $3.0 million in severance payments.

EBITDA was $70.2 million for 2003, ($7.2) million for 2002 and $50.1 million for 2001. Adjusted EBITDA was $73.2 million, $64.9 million, and $68.6 million for the years 2003, 2002 and 2001, respectively.

The profit improvement in combination with the significant debt reduction, discussed in the Liquidity and Capital Resources section, positively impacted our debt-to-Adjusted EBITDA ratio, which improved substantially from 5.7 times in 2001 to 3.6 times in 2003.

Financial Expenses. The accompanying table shows, on a retrospective basis, the impact of the 225 basis point increase on amounts owing on our existing notes that became effective on January 1, 2002, as if that had been in place January 1, 2001. Management believes that this table presents a better comparison of the effect on financial expenses as a result of improved working capital management, and the share issues during 2002 and 2003.

Table of Financial Expenses

	2003	2002	2001
	(in millions)
Financial expenses — as reported	$28.5	$32.8	$38.9
Less: Non-recurring charge			6.7

As adjusted before non-recurring charges	$28.5	$32.8	$32.2
Effect of 225 bps increase in year prior to the rate increase (for comparative purposes only)			$6.3

Financial expenses if the rate increase had taken place January 1, 2001	$28.5	$32.8	$38.5

Year over year financial expenses decreased 13.1% to $28.5 million for 2003 and increased 1.9% in 2002 to $32.8 million as compared to as adjusted $32.2 million in 2001.

Financial expenses for 2003 and 2002 reflected the concerted effort we placed on managing our balance sheet, generating cash and reducing debt and raising additional equity capital. The reduction in interest expense is particularly significant given that the interest rates applicable to our existing notes were increased by 225 basis points effective January 1, 2002.

Financial expenses for 2001 include a non-recurring $6.7 million charge to write-off certain deferred costs related to previous financing arrangements that were refinanced at the end of 2001, together with the fees paid to both the noteholders and the banks in relation to the refinancing.

Income Taxes. Our effective income tax rate was (29.4%), 19.0% and 45.9% for the years 2003, 2002 and 2001 respectively. Our statutory income tax rate was approximately 43.0% for the same periods.

In the past three years, our statutory income tax rate has been impacted primarily by a lower rate on foreign-based income, manufacturing and processing deductions and transactions that resulted in permanent differences partly offset by a change in the valuation allowance. In addition, in 2002, the statutory income tax rate was impacted by the non-taxable portion of the charge for goodwill impairment.

At December 31, 2003, we had accumulated approximately $61.0 million in Canadian operating loss carry-forwards expiring from 2007 through 2010, and $161.0 million in U.S. federal and state operating losses expiring from 2010 through 2023. In assessing the valuation of future income tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will not be realized. Management considers the scheduled reversal of future income tax liabilities, projected future taxable income and tax planning strategies in making this assessment. We expect the future income tax assets to be realized, net of the valuation allowance at December 31, 2003, as a result of the reversal of existing taxable temporary differences. Based on management’s assessment, a $31.1 million valuation allowance was established as at December 31, 2003, which is $4.8 million higher than the allowance established as at December 31, 2002.

Net Earnings — Canadian and U.S. GAAP. For fiscal 2003, we posted net earnings of $18.2 million as compared to losses of $54.5 million and $12.2 million in 2002 and 2001, respectively.

Adjusted net earnings amounted to $20.1 million for 2003, $10.2 million for 2002 and $9.7 million for 2001. Adjusted net earnings are equal to net earnings before non-recurring charges, goodwill amortization and their related income tax benefit, which amounted to $1.9 million, $64.7 million and $21.9 million, respectively in 2003, 2002 and 2001. We believe adjusted net earnings provide a better comparison of results for the periods because adjusted net earnings remove non-recurring items in each period.

Our net earnings for the fourth quarter of 2003 were $5.2 million ($7.1 million excluding non-recurring items) compared to a net loss of $58.8 million in the fourth quarter of 2002. The fourth quarter of 2002 included a charge for goodwill impairment of $63.3 million net of income tax benefit. The fourth quarter of 2002 net earnings excluding the impairment charge was $4.5 million. The higher net earnings for the fourth quarter of 2003 were the result of improved gross margins and reduced financial expenses compared to the fourth quarter of 2002. The improvement would have been more substantial except for the larger income tax benefit (excluding the benefit associated with the charge for goodwill impairment) recorded in the fourth quarter of 2002.

Canadian GAAP net earnings conform in all material respects to amounts that would have to be reported had the financial statements been prepared under U.S. GAAP. For further details, see note 21 to our consolidated financial statements.

In our case, net earnings are equal to earnings from continuing operations, as we had no discontinued operations, extraordinary items or changes in accounting principles that resulted in a charge against earnings for these periods.

Off-Balance Sheet Arrangements

We maintain no off-balance sheet arrangements.

Liquidity and Capital Resources

Cash Flows in First Nine Months of 2004

Cash from operations before changes in non-cash working capital items was $17.5 million for the nine months ended September 30, 2004 compared to $33.4 million for the nine months ended September 20, 2003. Changes in non-cash working capital items required $23.3 million in cash flows for the nine months ended September 30, 2004 and $2.2 million in cash during the same period in 2003.

Included in the 2004 cash flows from operations before changes in working capital items is the payment of a $21.9 million make-while payment to the holders of the notes that were refinanced in the third quarter. Excluding the make-whole payment and related current tax benefit of approximately $3.9 million, cash flows form operations before changes in working capital items for the nine months ended September 30, 2004 would have been $35.5 million.

Our investing activities used $30.9 million in cash in the first nine months of 2004, compared to $16.6 million in the first nine months of 2003. This increase was due to increased capital spending, the debt issuance costs associated with the third quarter refinancing and $5.5 million used to acquire the duct and masking tape operations of tesa tape.

We increased cash flows from financing activities during the nine months ended September 30, 2004 by $64.3 million to fund the costs of the debt refinancing and the additional investments in receivables and inventories made since December 31, 2003. For the nine months ended September 30, 2003 we used $12.5 million in cash flows to reduce debt.

In 2003, we entered into a twenty-year capital lease for the new Regional Distribution Center in Danville, Virginia. The lease commenced in January 2004. This non-cash transaction was valued at $7.2 million and is reflected in the September 30, 2004, consolidated balance sheet as an increase in property, plant and equipment and long-term debt.

Cash Flows during 2003, 2002 and 2001

In 2003, we generated cash flow from operating activities of $40.4 million, compared to $35.2 million in 2002 and $48.1 million in 2001.

Cash from operations before changes in non-cash working capital items increased by $7.8 million or 25.7% to $38.1 million from $30.3 million; and in 2002 increased by $16.4 million to $30.3 million from $13.9 million in 2001.

In 2003, non-cash working capital items generated $2.3 million additional net cash flow. This was driven by an increase in trade payables of $10.5 million less an increase in trade and other receivables of $2.4 million and an increase in inventories of $5.1 million. The increase in inventories was a result of several factors. Firstly, there was a need to increase finished goods inventory in the water activated product line to accommodate the closure of the Green Bay facility at the end of December and insure a smooth transition for our customers. Secondly, masking and duct tape inventories were increased in order to facilitate the February 2004 transfer of customers from tesa tape to us. Lastly, certain finished goods inventories were increased to facilitate the consolidation of three RDCs into the new RDC located in Danville, Virginia which opened in late January 2004.

In 2002, non-cash working capital items generated additional net cash flow of approximately $5.0 million. This was in part due to a $5.7 million decrease in receivables, which was largely attributable to a decrease in rebates owed to us. We also reduced our investment in inventories, declining by $9.9 million from 2001 and by nearly $28.0 million from where they stood at December 31, 2000. This reduction was attributable to the implementation of the RDC strategy and the warehouse management system, which resulted in better supply chain management practices. The cash flow generated by changes in these items was partly offset by a decrease of $11.4 million in accounts payable.

Our investing activities used $20.6 million in cash in 2003, compared to $16.9 million for 2002 and $26.5 million for 2001. These activities include an increase in property, plant and equipment of $13.0 million for 2003, $11.7 million for 2002 and $25.9 million for 2001. In addition, goodwill increased $6.2 million in 2003 as a result of the payment of an additional amount related to a prior acquisition. Other assets increased $1.4 million during 2003, $5.2 million during 2002 and $8.6 million in 2001.

Our financing activities used $16.4 million in cash in 2003, compared to $20.0 million in 2002 and $20.0 million in 2001. During 2003, we issued 5,750,000 shares from the treasury for consideration of $41.3 million. The proceeds were used to pay down short-term bank indebtedness under the line of credit and retire long-term debt. We also issued approximately 343,000 shares for consideration of $2.4 million to fund contributions to various pension funds and for the exercise of employees’ stock options. We retired long-term debt in the amount of $64.3 million in 2003 utilizing a combination of net cash flows from operations, the proceeds from the equity offering and increased borrowings under our line of credit. During 2002, we reduced bank debt by approximately $45.9 million and the amount due to the senior noteholders by $24.4 million. In 2002, we also issued 5,100,000 common shares from treasury for a consideration of $47.7 million, which was used to reduce long-term and short-term debt and approximately 215,000 shares for consideration of $2.0 million to partially fund contributions to various pension funds and for the exercise of employee stock options.

In 2001, we repaid $12.9 million in short-term bank indebtedness and transferred $86.4 million to long-term debt as a result of the refinancing completed late in 2001. We also reduced our long-term debt by $9.6 million. During the year, we issued $3.4 million of common shares related to the exercise of employees’ stock options and funding of the U.S. employee stock ownership and retirement savings plan. We also used $0.8 million to purchase and cancel common shares.

Our free cash flow, which we define as cash flow from operating activities less property, plant and equipment expenditures and dividends, improved to $27.4 million for 2003, compared to $23.5 million in 2002 and $22.1 million in 2001. We expected free cash flow of $28.0 million in 2003 and materially achieved this target.

Liquidity

Our cash liquidity is influenced by several factors, the most significant of which is our level of inventory investment. We periodically increase our inventory levels when business conditions suggest that it is in our interest to do so. We expect our cash and credit availability to decrease from year-end levels as inventory investments are made in support of both strategic initiatives and buying opportunities. The previously discussed consolidation of the water activated tape facilities, the RDC consolidation into the new facility in Danville and the tesa tape acquisition are requiring higher levels of inventory investment for the short term. Additionally, we have identified buying opportunities to mitigate the impact of rising raw material costs. We do not expect these higher inventory investments to continue indefinitely, but until the circumstances reverse themselves, we believe we have adequate cash and credit availability to support these strategies.

Our working capital was $148.4 million at September 30, 2004, compared to $68.7 million at December 31, 2003, and $61.2 million at December 31, 2002. We believe that we have sufficient working capital to meet the requirements of our day-to-day operations, given our operating margins and projected budgets.

Quick assets, which are the total current assets excluding prepaid expenses and future income taxes, increased $54.9 million during the first nine months of 2004, compared to increases of $17.6 million during the first nine months of 2003 and a decline of $12.7 million for the first nine months of 2002. The 2004 increase was primarily due to an increase in trade receivables resulting from high sales volume, increased inventories due to higher raw material costs and increased cash on hand arising from the refinancing. The 2003 increase was driven by the above described need to increase certain finished goods inventories and an increase in trade receivables as a result of higher sales volumes. The 2002 reduction was brought about by the reduction in receivables.

Days outstanding in trade receivables were 57.0 days at September 30, 2004, 52.5 days at the end of 2003 and 52.3 days at the end of 2002. Annualized inventory turnover (cost of sales divided by inventories) was 6.9 times for the nine months ended September 30, 2004, compared to 6.9 times in 2003 and 7.8 times in 2002.

Trade receivables increased $17.1 million between December 31, 2003 and September 30, 2004. The increase is primarily due to the higher level of sales. Inventories have increased $8.5 million between December 31, 2003 and September 30, 2004 in part to accommodate the requirements of the customer accounts obtained in the tesa tape acquisition. Inventories have also increased due to the effect of higher cost of raw materials increasing inventory valuations and because we continue to pre-buy selected raw materials in advance of price increases announced by suppliers. Aside from the cash, the trade receivables and inventories, other current assets were substantially unchanged between December 31, 2003, and September 30, 2004. Current liabilities decreased by $28.7 million between December 31, 2003 and September 30, 2004 due to the refinancing of most of our long term debt, which extended the maturities of this debt.

Property, plant and equipment, net of accumulated depreciation and amortization, increased by $2.1 million in the first nine months of 2004 due to $13.5 million of capital expenditures and $7.2 million associated with the capital lease for the regional distribution center in Danville, Virginia. Goodwill increased $4.0 million during the first nine months of 2004 due to the tesa tape acquisition.

Currency Risk

We are subject to currency risk through our Canadian and European operations. Changes in the exchange rates may result in decreases or increases in the foreign exchange gains or losses. We do not use derivative instruments to reduce our exposure to foreign currency risk, as historically these risks have not been significant.

Capital Expenditures

Total property, plant and equipment expenditures were $13.5 million in the first nine months of 2004, compared to $9.7 million for the first nine months of 2003. For the years 2003, 2002 and 2001, total property, plant and equipment expenditures were $13.0 million, $11.7 million and $25.9 million, respectively.

Property, plant and equipment expenditures are being maintained at a lower level than in previous years as many capital projects undertaken in recent years have now been completed and we are working to reduce our debt. Recent spending has been on machine efficiency projects intended to improve throughput and material usage. Investment in management information systems continued in 2004, with efforts focused on improving system utilization and the continued roll-out of our warehouse management systems.

During the first nine months of 2004, we had capital expenditures of $13.5 million. Management is projecting property, plant and equipment expenditures of $17.0 million to $19.0 million for the year 2004 (excluding the capital lease for the Danville RDC discussed in the Long-Term Debt section). We anticipate funding these expenditures from a combination of cash on hand, cash flows from operations and borrowings under our new $275.0 million senior secured credit facility. Based on current volume and anticipated market trends, we have sufficient capacity available to accommodate increases in unit volumes in most products without additional capital expenditure.

New Senior Secured Credit Facility

On July 28, 2004, IPG (US) Inc. (“IPG US”), Central Products Company, IPG Administrative Services Inc., Intertape Polymer Corp., Intertape Inc., IPG Technologies Inc. and IPG Financial Services Inc. (together with IPG US, the “U.S. Borrowers”), and Intertape Polymer Inc., a wholly-owned Canadian subsidiary (the “Canadian Borrower” and together with the U.S. Borrowers, the “Borrowers”), entered into a new senior secured credit facility. The initial funding under our new senior secured credit facility occurred on August 4, 2004. Our new senior secured credit facility consists of:

•	a U.S. $200.0 million seven-year delayed draw Term Loan B facility to be made available in U.S. Dollars to IPG US;

•	a U.S. $65.0 million five-year revolving credit facility to be made available in U.S. Dollars (on a joint and several basis) to the U.S. Borrowers; and

•	a U.S. $10.0 million five-year revolving credit facility to be made available in Canadian Dollars to the Canadian Borrower.

We and each of our subsidiaries (other than a given Borrower as to its direct obligations under our new senior secured credit facility and Drumheath Indemnity Ltd.) guaranteed the new senior secured credit facility.

Our new senior secured credit facility is secured by a first priority perfected security interest in substantially all tangible and intangible assets owned by the Borrowers and the U.S. and Canadian guarantors under our new senior secured credit facility, subject to certain customary exceptions.

Our new senior secured credit facility requires us to meet specified financial tests on an ongoing basis, including a maximum total leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio and contains certain restrictive covenants. For a more detailed description of our new senior secured credit facility, see “Description of Other Indebtedness — New Senior Secured Credit Facility.”

Other Long-Term Debt

We reduced indebtedness associated with long-term debt instruments by $50.2 million during 2002, and a further $64.3 million during 2003. Long-term debt increased during the first half of 2004 as a result of the capital lease for the new RDC in Danville, Virginia and the reclassification of short term debt to long term due to the refinancing completed in August 2004.

During 2003 Intertape Polymer Group Inc. entered into a capital lease agreement for the new Danville RDC. The twenty-year lease agreement commenced in January 2004. The value of the building and the related capital lease obligation of Intertape Polymer Group Inc. is $7.2 million.

As part of the refinancing completed in late 2001, the balance of the then short-term debt was cancelled and replaced with new facilities, Facility B and Facility C, in the aggregate amount of $95.0 million with two-year and four-year terms, respectively. In 2002, we repaid and cancelled Facility B, the $35.0 million, two-year term bank facility, which was due to be fully repaid by the end of 2003. During 2003, we repaid $60.0 million and cancelled Facility C two years earlier than required. In addition, amounts due under our existing notes were reduced by $2.5 million during 2003.

Tabular Disclosure of Contractual Obligations

Our principal contractual obligations and commercial commitments relate to our outstanding debt and our operating lease obligations. The following table summarizes these obligations as of December 31, 2003 and September 30, 2004.

Contractual Obligations

Payments Due by Period

	December 31, 2003
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
	(in millions)
Long-term debt	$252.0	$16.9	$128.4	$95.1	$11.6
Capital (finance) lease obligations
Operating lease obligations	18.3	6.6	6.3	3.2	2.2
Purchase obligations
Other long-term liabilities reflected on balance sheet under GAAP of the primary financial statements

Total	$270.3	$23.5	$134.7	$98.3	$13.8

	September 30, 2004
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
	(in millions)
Long-term debt	$327.9	$2.4	$8.1	$4.3	$313.1
Capital (finance) lease obligations	7.3	0.3	0.7	0.5	5.8
Operating lease obligations	18.3	6.6	6.3	3.2	2.2
Purchase obligations
Other long-term liabilities reflected on balance sheet under GAAP of the primary financial statements

Total	353.5	9.3	15.1	8.0	321.1

During 2002 and 2003, we reduced our total bank indebtedness and long-term debt by $125.1 million from internally generated cash and equity offerings.

We currently intend to fund our ongoing capital and working capital requirements, including our internal growth and strategic acquisitions, through a combination of cash on hand, cash flows from operations and borrowings under our new $275.0 million senior secured credit facility. In connection with the refinancing, we borrowed $200.0 million under the new senior credit facility and received $125.0 million from the issuance of the notes. See “Description of Other Indebtedness — New Senior Secured Credit Facility” and “Description of the Notes.”

We anticipate that funds generated by operations and funds available under our new senior secured credit facility will be sufficient to meet working capital requirements and anticipated obligations under our new senior secured credit facility and the notes and to finance capital expenditures for the foreseeable future. In the past, we have experienced, and expect to experience in the future, fluctuations in our quarterly results of operations. Our ability to make scheduled payments of principal or interest on, or to make other payments on and refinance, our indebtedness, or to fund planned capital expenditures and existing capital commitments, will depend on our future performance, which is subject to general economic conditions, a competitive environment and other factors, a number of which are outside of our control. We may not generate sufficient cash flow from operations, realize anticipated revenue growth and operating improvements or obtain future capital in a sufficient amount or on acceptable terms, to enable us to service our indebtedness or to fund our other liquidity needs.

The credit agreement governing our new senior secured credit facility and the indenture governing the outstanding notes each contain restrictive covenants that, among other things, limit our ability to incur additional indebtedness, make restricted payments, make loans or advances to subsidiaries and other entities, invest in capital expenditures, sell our assets or declare dividends. In addition, under our new senior secured credit facility, we are required to achieve certain financial ratios, including a maximum total leverage ratio, a minimum interest coverage ratio and a minimum fixed charge ratio.

Capital Stock

On September 30, 2004, we had outstanding 41,285,161 common shares.

In the third quarter of 2003, we issued 5,750,000 common shares at a price of CA$10.00 per share (US$7.18 per share after issue costs) for a cash infusion of US$41.3 million net of the issue costs. In the first quarter of 2002, we issued 5,100,000 common shares at a price of CA$15.50 per share (US$9.35 per share after issue costs) providing us with cash of US$47.7 million net of issue costs. The proceeds from the stock issues were used to reduce short-term bank indebtedness, repay long-term bank indebtedness and repay principal amounts under our then existing notes.

In 2003, 2002, and 2001, employees exercised stock options worth $0.7 million, $0.3 million and $1.1 million respectively. Further, in both 2003 and 2002, $1.7 million worth of shares were issued in relation to funding our U.S. employee stock ownership retirement savings plan.

During the nine months ended September 30, 2004, we issued 115,125 common shares at a value of $1.0 million to employees who exercised stock options. We also issued 225,160 common shares at a value of $1.7 million to the USA Employees Stock Ownership and Retirement Savings Plan.

During 2003, in a transaction valued at $7.2 million, we issued 1,030,767 common shares to acquire the remaining 50% common equity interest of FIBOPE.

During November 2004, we announced that we had registered a Normal Course Issuer Bid (NCIB) in Canada, under which we are authorized to repurchase up to 5% of our outstanding common shares.

As part of the purchase price for the acquisition of Central Products Company in 1999, we issued 300,000 share purchase warrants that permitted the holder to purchase our common shares at a price of $29.50 per share. On December 29, 2003, the warrants were cancelled as a result of settling a claim with the holders of the warrants. The recorded value of the warrants was reclassified to contributed surplus.

Pension and Retirement Benefit Plans

Our pension and retirement benefit plans had unfunded deficits of $9.9 million at December 31, 2003, and $10.9 million at December 31, 2002. Under applicable law and the terms of these plans, we were required to make periodic contributions to the plans. In this connection, we contributed $3.8 million to these plans in 2003 and $1.0 million in 2002. For 2004, we made a contribution of $0.2 million on September 15, 2004. We expect to meet our future funding obligations under the plans from cash flow generated from operating activities.

Dividend on Common Shares

No dividends were declared on our stock during the first nine months of 2004 or during 2003, 2002 or 2001.

Critical Accounting Estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the recorded amounts of revenues and expenses during the reporting period. On an on-going basis management reviews its estimates, including those relating to the allowance for doubtful accounts, reserve for slow moving and unmarketable inventories and income taxes based on currently available information. Actual results may differ from those estimates.

The allowance for doubtful accounts is based on reserves for specific accounts which management believes may not be fully recoverable combined with an overall reserve reflective of our historical bad debt experience and current economic conditions.

Establishing and updating the reserve for slow moving and unmarketable inventories starts with an evaluation of the inventory on hand as compared to historical and expected future sales of the products. For items identified as slow-moving or unmarketable, the cost of products is compared with their estimated net realizable values and a valuation reserve is established when the cost exceeds the estimated net realizable value.

In assessing the realizability of future income tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will not be realized. Management considers the scheduled reversal of future income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Changes in Accounting Policies

Effective January 1, 2002, we adopted, on a prospective basis, the new CICA recommendations with respect to stock-based compensation and other stock-based payments. This new standard established, among other things, financial accounting and reporting standards for stock-based employee compensation plans. Under this method, compensation cost is measured at the grant date based on the fair value of the award, and is recognized over the related service period. An entity that does not adopt the fair value method of accounting for its awards granted to employees is required to include in its financial statements pro forma disclosures of net earnings and earnings per share as if the fair value method of accounting had been applied.

In September 2003, the transitional provisions in Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments, were revised to provide the same alternative methods of transition as are provided under US GAAP for voluntary adoption of the fair value based method of accounting. These provisions may be applied retroactively or prospectively. However, the prospective application is only available to enterprises that elect to apply the fair value based method of accounting for fiscal years beginning before January 1, 2004.

In the fourth quarter of 2003, we adopted the fair value-based approach of the CICA’s Handbook Section 3870 “Stock-based Compensation and Other Stock-based Payments.” We adopted the new accounting rules effective January 1, 2003, on a prospective basis for options granted for years beginning in 2003. The first nine months of 2004 includes $0.7 million of stock-based compensation expense compared to none in the corresponding period of 2003.

We have chosen to adopt effective as of January 1, 2003, on a prospective basis, the fair value method of accounting for stock options and have recorded an expense of approximately $130,000 for the stock options granted to employees during the year. Prior to 2003, no compensation expense was recognized when stock options were granted.

Effective January 1, 2002, we adopted the new CICA recommendations with respect to goodwill and other intangible assets. These standards are equivalent to the U.S. standards. Under the new recommendation, goodwill and intangible assets determined to have an indefinite useful life are no longer amortized and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired. Under these recommendations, we were required to complete a transitional goodwill impairment test as at January 1,

2002. Management completed this test and determined that no adjustment for impairment of goodwill was necessary as a result of the change in accounting policy.

In March 2004, the Canadian Institute of Chartered Accountants (“CICA”) amended CICA Handbook Section 3461, Employee Future Benefits. Section 3461 requires additional disclosures about the assets, cash flows and net periodic benefit cost of defined benefit pension plans and other employee future benefit plans. The new annual disclosures are effective for fiscal years ending on or after June 30, 2004, and new interim disclosures are effective for periods ending on or after that date. We have adopted the new interim disclosure requirements of Section 3461.

Impact of Accounting Pronouncements Not Yet Implemented

In January 2003, the CICA issued Accounting Guideline No. 15, “Consolidation of Variable Interest Entities” (“AcG-15”) which harmonizes Canadian GAAP with the U.S. Financial Accounting Standards Board (“FASB”) Interpretation No. 46. This guideline applies to annual and interim periods beginning on or after November 1, 2004. We expect that this pronouncement will not have a material impact on our results of operations and financial condition.

BUSINESS

General

We are a leader in the specialty packaging industry in North America. We develop, manufacture and sell a variety of specialized polyolefin plastic and paper-based products as well as complementary packaging systems for use in industrial and retail applications. Our products include carton sealing tapes, including INTERTAPE pressure-sensitive and water-activated tapes; industrial and performance specialty tapes, including masking, duct, electrical and reinforced filament tapes; EXLFILM shrink film; STRETCHFLEX stretch wrap; engineered fabric products; and flexible intermediate bulk containers. We design our specialty packaging products for aerospace, automotive and industrial applications. These specialty packaging products are sold to a broad range of industrial and specialty distributors, retail stores and large end-users in diverse markets.

We believe we have assembled one of the broadest and deepest range of products in the industry by leveraging our advanced manufacturing technologies our extensive research and development capabilities and our comprehensive strategic acquisition program. Since 1995, we have made a series of strategic acquisitions in order to offer a broader range of products to better serve our markets. These products included water-activated tapes, masking tapes, duct tapes, filament tapes and natural rubber adhesive tapes. At the same time, we have continued to develop new products, including shrink and stretch wrap films.

Our Key Markets and Products

INTERTAPE Carton Sealing Tape: Pressure-Sensitive and Water-Activated Tapes

We produce a variety of pressure-sensitive plastic film carton sealing tape, ranging from commodity-designed standard tape to tape tailored to meet customers’ unique requirements. The product range encompasses tape with film thickness from 25 microns to 50 microns and adhesives formulated for manual as well as automatic applications. Carton sealing tape lends itself to use in high speed taping machines that replace other closure methods such as staples, hot melt glues and cold glues. The tape we produce includes a wide range of customized colored and printed tape, as well as tape designed for cold temperature applications and label protection.

We believe that we are one of the leading manufacturers of pressure-sensitive carton sealing tape. Carton sealing tape is manufactured and sold under the INTERTAPE name to industrial distributors and leading retailers, and is also manufactured for sale under private labels. It is produced at our Danville, St. Laurent, Richmond, and Brighton facilities and is primarily utilized by end-users for sealing corrugated cartons. Geographic territories in which we market our products are serviced by sales personnel and manufacturers’ representatives coordinated by regional managers. Distributors are appointed on a basis designed to achieve market penetration of both commodity and higher grade products. We market carton sealing tapes, industrial tapes, equipment, and stretch and shrink films as a “basket of packaging products,” an approach which we believe is unique in the industry and differentiates us from our competitors. This broad assortment of products is available from our three RDCs and offers our distribution partners opportunities for increased inventory turns, reduced storage space and lower transaction costs.

Our acquisition of Tape, Inc. in 1996 and Central Products Company in 1999 added a complete range of water-activated adhesive tapes to our product mix. This product line is generally sold through the same distribution network as pressure-sensitive carton sealing tape, which has allowed us to increase our market penetration for this product. Water-activated tapes are used exclusively in the mail order business and the furniture and apparel industries where a strong mechanical bond is needed to seal large boxes that will be subject to rigorous handling during shipment. We believe we are the largest producer of this type of tape and have in excess of 70% of the North American market.

Our principal competitors for the sale of carton sealing tape products are Minnesota Mining & Manufacturing Co. (“3M”), Shurtape Technologies, Inc. and Sekisui TA Industries, Inc.

INTERTAPE Masking Tapes: Performance and General Purpose

We added masking tapes to our product line in December 1997 through the acquisition of American Tape Co., a leading manufacturer of these products and expanded our position in this product line with the acquisition of Anchor Continental, Inc. in September 1998. Masking tapes are used for a variety of end-use applications which can be broadly described under two categories: performance and general purpose.

Performance applications include use in painting of aircraft, cars, buses and boats, where the properties of the tape, such as high temperature resistance and clean adhesive releases, are individually designed for the customer’s process. General purpose applications include packaging and bundling, and residential and commercial paint applications.

In February 2004, we purchased the assets of tesa tape’s masking tape operations, which was a key competitor in this product line. We also entered into a three-year supply agreement with tesa tape.

Our processing capabilities include solvent and synthetic rubber, hot melt and acrylic adhesive alternatives. We believe that our unique adhesive systems provide us with a competitive advantage in this market.

Our main competitors for the sale of masking tapes include 3M and Shurtape Technologies.

INTERTAPE Reinforced Filament Tape: Performance and General Purpose

In addition to masking tapes, our purchases of American Tape and Anchor also introduced reinforced filament tapes and tensiled polypropylene tapes (MOPP) to our product line. Reinforced, general and specialty products are manufactured at our facilities in Richmond, Kentucky and Marysville, Michigan. These facilities produce filament tape using synthetic, natural rubber and hot melt adhesives coated on a variety of plastic films. The reinforcement is provided by fiberglass yarns laminated between the adhesive and backing layers. MOPP tapes are made from highly oriented polypropylene films and complement the reinforced filament products in several of the unitizing and bundling operations.

Many of these filament tapes are odorless, stainless, and provide clean removal and are used in bundling, sealing, unitizing, palletizing and packaging, notably for household appliances.

Our main competitor in the industrial filament tape market is 3M, and for commodity filament tapes our main competitor is Tara Tape.

INTERTAPE Duct Tape

The acquisition of Anchor in 1998 provided us with a significant capacity in the duct tape product line, which has now been enhanced by the acquisition of the assets of the duct tape operations of teas tape. Duct tapes are manufactured at our Columbia, South Carolina facility. Most of the duct tape volume consists of polyethylene-coated cloth. Aluminum foil type tape accounts for much of the non-polyethylene coated product sales of our duct tape products. We have also entered into a three-year supply agreement with tesa tape for duct tape products.

Our main competitors in the duct tape market are Tyco Adhesives and Shurtape Technologies.

EXLFILM Shrink Wrap

EXLFILM is a specialty plastic film which shrinks under controlled heat to conform to package shape as compared to other packaging forms that require unique machinery for different product sizes and shapes. The process provides versatility because it permits the over-wrapping of a variety of products of considerably different sizes and dimensions, such as printing and paper products, packaged foods, cassettes, toys, games and sporting goods and hardware and housewares. We manufacture EXLFILM at our plant in Truro, Nova Scotia, our Tremonton, Utah facility and a facility in Portugal. With the development of cross-linking technology, we have introduced a new line of high performance shrink film, EXLFILMPLUS which can be used to satisfy additional end-user applications. Our shrink wrap products are sold through a select group of specialty distributors primarily to manufacturers of packaged goods and printing and paper products who package their products internally.

In addition to being served by us, the United States and Canadian markets for polyolefin shrink wrap are currently served by two large United States manufacturers, Sealed Air and Bemis Company, and to a lesser extent by foreign manufacturers.

STRETCHFLEX Stretch Wrap

STRETCHFLEX is a multi-layer plastic film that can be stretched without application of heat. It is used industrially to wrap pallet loads of various products to ensure a solid load for shipping. We have a total of seven cast lines, all using the state-of-the-art five-layer technology. This technology, combined with re-engineered film allows us to produce polyolefin stretch wrap that has higher performance while reducing manufacturing costs. We have the capacity to produce a total of 130 million pounds of STRETCHFLEX annually at our Danville, Virginia plant and our facility in Tremonton, Utah.

The North American market for polyolefin stretch wrap is served by a number of manufacturers, the largest of which are AEP, Tyco, and Linear Films. Our key strategic acquisitions have positioned us as a stronger supplier of specialty packaging industrial tapes, second only, by management estimates, to 3M in North America, with the additional capability to provide shrink and stretch wrap, product lines that 3M does not offer.

Industrial Electrical Tapes

As a result of our 1999 acquisition of certain assets of Spinnaker Electrical Tape Company, which included our Carbondale, Illinois facility, we are now a manufacturer of specialty electrical and electronic tape. The new manufacturing capability and technology at the Carbondale, Illinois facility, coupled with our high temperature-resistant products manufactured at our Marysville, Michigan facility provides us with access to high margin markets.

Competing manufacturers of industrial electrical tapes include 3M and Permacel.

Acrylic Coating

We entered into the acrylic market in 1995 through our Danville, Virginia plant. Acrylic coatings, when applied to film tapes, offer extended shelf life as well as increased performance under the extremes of low and high temperatures. In addition, certain applications utilize engineered fabric products as the base material to which acrylic coating is applied. We are completely self-sufficient in the production of film for pressure tapes for acrylic based adhesive tapes.

Engineered Fabric Products

We produce a variety of finished products utilizing coated engineered polyolefin fabrics, such as bags and lumber wrap, as well as coated engineered polyolefin fabrics that are sold to other manufacturers which convert these fabrics into finished products, such as packaging, protective covers, pond liners, housewrap, recreational products and temporary structures.

NOVA-THENE ProWrap lumber wrap is a polypropylene fabric which is extrusion coated and printed to customer specifications. It is used in the forest products industry to package kiln-dried cut lumber and other wood products. We believe that polypropylene products have certain advantages over traditional paper-plastic laminate and all polyethylene products, including superior strength, ease of application, durability, better appearance and the potential to be recycled.

We also manufacture other coated engineered polyolefin fabrics that we supply to converters which produce finished products for specific applications, such as temporary and permanent shelters, recreational products, protective covers, pond liners, and flame retardant brattice cloth. We have developed a patented engineered fabric, NOVA-SHIELD, that meets the fire retardant specifications required for human occupancy and maintains the UV specifications for extended outdoor use. This product is used in applications where PVC was the primary fabric previously used. Further, we have entered the metal wrap market with a patent pending wrap, NOVA-WRAP, for steel and aluminum coils and sheets.

We manufacture NOVA-PAC sleeves for packaging fiberglass, cotton, synthetic fibers and other products.

Our most recent engineered fabric product introduction is AquaMaster, a coated fabric to be used primarily to line man-made canals to prevent water loss into the ground.

In addition, we compete with manufacturers of coated engineered fabrics such as Amoco Fabrics and Fibers Company and Fabrene, which sell their products to converters.

FIBCs

We produce flexible intermediate bulk containers, or FIBCs, at a facility in Piedras Negras, Mexico. The market for FIBCs is highly competitive and is not dominated by any single manufacturer.

Sales and Marketing

As of September 30, 2004, we maintained a sales force of 110 personnel. We participate in industry trade shows and uses trade advertising as part of our marketing efforts. Our overall customer base is diverse, with no single customer accounting for more than 5% of total sales in 2003. Sales from facilities located in the United States and Canada accounted for approximately 84% and 16% of total sales, respectively, in 2001, and approximately 85% and 15% in 2002, and 86% and 14% in 2003. Export sales currently represent less than 5% of total sales and are included in United States or Canadian sales depending on the manufacturing facility from which the sale originates.

Our sales are primarily focused on distribution products and engineered fabric products. Distribution products go to market through a network of paper and packaging distributors throughout North America. Products sold into this segment include carton sealing, masking, duct and reinforced tapes, EXLFILM and STRETCHFLEX. In order to enhance sales of our pressure-sensitive carton sealing tape, we also sell carton closing systems, including automatic and semi-automatic carton sealing equipment. Our EXLFILM and STRETCHFLEX products are sold through an existing industrial distribution base primarily to manufacturers of packaged goods and printing and paper products which package their products internally. The industrial electrical tapes are sold to the electronics and electrical industries.

Our engineered fabric products are sold directly to the end-users. We offer a line of lumberwrap, valve bags, FIBCs and specialty fabrics manufactured from plastic resins. The engineered fabric products are marketed throughout North America.

Manufacturing and Quality Control

Our philosophy is to manufacture products where to do so is efficient for us from a cost and customer-service perspective. In those cases in which we manufacture our own products, we seek to do so utilizing lowest cost raw material and add value to such products by vertical integration. The majority of our products are manufactured through a process which starts with a variety of polyolefin resins which are extruded into film for further processing. Wide width biaxially oriented polypropylene film is extruded in our facilities and this film is then coated in high-speed equipment with in-house-produced adhesive and cut to various widths and lengths for carton sealing tape. The same basic process applies for reinforced filament tape, which also uses polypropylene film and adhesive but has fiberglass strands inserted between the layers. Specific markets demand different adhesives and we manufacture acrylic solvent based rubber, “hot melt,” aqueous acrylic, solvent acrylic, silicone and water-activated adhesives to respond to all demands. Masking tapes utilize the same process with paper as the coating substrate. Duct tapes utilize a similar process with either polyethylene or aluminum foil type coated cloth.

We are the only North American supplier of all four technologies of carton sealing tape: hot melt, acrylic, water-activated and natural rubber. Further, we are the only United States manufacturer of natural rubber carton sealing tape. This broad family of carton sealing tapes is further enhanced by our tape application equipment which is made in our Montreal facility.

We have utilized our technology for basic film extrusion, essential to the low cost production of pressure-sensitive tape products, to expand our product line into highly technical and sophisticated films. Extrusion of up to five layers of various resins is done in four of our plants. These high value added films service the shrink and stretch wrap markets, both of which have high entry barriers.

We maintain at each manufacturing facility a quality control laboratory and a process control program on a 24-hour basis to monitor the quality of all packaging and engineered fabric products we manufacture. At the end of 2003, four of our plants were certified under the ISO-9002 quality standards program, and one has been certified under the ISO-9001 quality standards program.

Equipment and Raw Materials

We purchase mostly custom designed manufacturing equipment, including extruders, coaters, finishing equipment, looms, printers, bag manufacturing machines and injection molds, from manufacturers located in the United States and Western Europe, and participate in the design and upgrading of such equipment. We are not dependent on any one manufacturer for such equipment.

Polyolefin resins are a widely produced petrochemical product and are available from a variety of sources worldwide. We purchase raw materials from a limited number of vendors with whom, over time, we have developed long-term relationships. We believe that such long-term relationships, together with our centralized purchasing operations, have enhanced our ability to obtain a continuity of supply of raw materials on competitively favorable purchase terms. In certain cases, we have entered into short-term supply contracts for raw materials, including resin. Historically, fluctuations in raw material prices experienced by us have been passed on to our customers over time, however, the timing and extent of recent price increases have made it difficult to pass the full impact of such increases on to customers.

Research and Development and New Products

We have increased our emphasis on applied research which is more efficient in identifying new product opportunities, thus reducing research and development expenses. Research and development continues to focus on new products, technology developments, new product processes and formulations. We anticipate the introduction of several new products into our markets in 2004. In 2004, we expect to have a continuing rollout of new products such as NOVATHENE HAYMASTER, an opaque woven fabric used to protect outside surfaces, and Aquamaster, a woven coated fabric to be used primarily to line man-made canals to prevent water loss into the ground.

Research and development expenses in 2001, 2002, and 2003 totaled $4.2 million, $3.2 million and $3.3 million, respectively.

Trademarks and Patents

We market our tape products under the trademark INTERTAPE and various private labels. Our valve or open mouth bags are marketed under the registered trademark NOVA-PAC. Our engineered fabric polyolefin fabrics are sold under the registered trademark NOVA-THENE. Our shrink wrap is sold under the registered trademark EXLFILM. Our stretch films are sold under the registered trademark STRETCHFLEX. FIBC’s are sold under the registered trademark CAJUN BAGS. We have approximately 141 active registered trademarks, 54 in the United States, 19 in Canada, and 68 foreign, which include trademarks acquired from American Tape, Anchor, Rexford Paper Company and Central Products Company. We currently have 24 pending trademark applications. We do not have, nor does management believe it important to our business to have, patent protection for our carton sealing tape products. However, we have pursued patents in select areas where unique products offer a competitive advantage in profitable markets, primarily in engineered fabric products for which we have four patents and eleven patents pending, and film for which we have five patents and eleven patents pending.

Business Acquisitions

In February 2004, we acquired certain of the assets of tesa tape, including tesa tape’s masking and duct tape operations, for a purchase price of $5.5 million. We integrated the business acquired from tesa tape into our Columbia, South Carolina facility and entered into a three-year supply agreement with tesa tape. We believe that this acquisition will provide us with access to additional large retail chains not previously serviced by us.

During 2003, we acquired the remaining 50% common equity interest in FIBOPE, a manufacturer and distributor of film products in Portugal. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets and liabilities based on their estimated fair values as at the date of the acquisition. Previously, we had accounted for our investment in FIBOPE as a joint venture using the proportionate consolidation method.

We acquired this interest in order to provide a viable platform from which to introduce products made in our North American facilities into the European markets.

The purchase price of $7.2 million was settled by the issuance of 1,030,767 of our common shares. We acquired assets with a fair value of $11.1 million, including approximately $3.4 million of goodwill, and assumed liabilities of $3.9 million, of which $2.2 million was interest-bearing debt.

The following is a list of acquisitions we have made since 1996:

Business Acquired	Products Acquired	Year Acquired	Purchase Price
		(in millions)
tesa tape	masking and duct tapes	2004	$5.5
FIBOPE (remaining 50%)	shrink film	2003	7.2
Olympian Tape Sales	distributor	2000	38.4
Central Products	pressure-sensitive and water-activated tapes	1999	88.3
Spinnaker Electrical Tape	electrical tapes	1999	23.0
Anchor Continental	machine, duct and stencil tapes	1998	105.9
Rexford Paper	water-activated tapes	1998	7.3
American Tape	masking, filament and hot melt tapes	1997	122.0
Tape Inc.	water-activated tapes	1996	5.3

Competition

We compete with other manufacturers of plastic packaging products as well as manufacturers of alternative packaging products, such as paper, cardboard and paper-plastic combinations. Some of these competitors are larger companies with greater financial resources. Management believes that competition, while primarily based on price and quality, is also based on other factors, including product performance characteristics and service. No statistics, however, on the packaging market as a whole are currently publicly available. See “Products” for a discussion of our main competitors.

We believe that significant barriers to entry exist in the packaging market. Management considers the principal barriers to be:

•	the high cost of vertical integration which is necessary to operate competitively;

•	the significant number of patents which already have been issued in respect of various processes and equipment; and

•	the difficulties and expense of developing an adequate distribution network.

Environmental Regulation

Our operations are subject to extensive environmental regulation in each of the countries in which we maintain facilities. For example, United States (federal and state) and Canadian (federal and provincial) environmental laws applicable to us include statutes and regulations:

•	intended to allocate the cost of investigating, monitoring and remedying soil and groundwater contamination among specifically identified parties, as well as to prevent future soil and groundwater contamination;

•	imposing national ambient standards and, in some cases, emission standards, for air pollutants which present a risk to public health, welfare or the natural environment;

•	governing the handling, management, treatment, storage and disposal of hazardous wastes and substances; and

•	regulating the discharge of pollutants into protected waterways.

Our use of hazardous substances in our manufacturing processes and the generation of hazardous wastes not only by us, but by prior occupants of our facilities suggest that hazardous substances may be present at or near certain of our facilities or may come to be located there in the future. Consequently, we are required to monitor closely our compliance under all the various environmental regulations applicable to us. In addition, we arrange for the off-site disposal of hazardous substances generated in the ordinary course of our business.

We obtain Phase I or similar environmental site assessments, and Phase II environmental site assessments, if necessary, for most of the manufacturing facilities we own or lease at the time we either acquire or lease such facilities. These assessments typically include general inspections and may involve soil sampling and/or ground water analysis. The assessments have not revealed any environmental liability that, based on current information, we believe will have a material adverse effect on us. Nevertheless, these assessments may not reveal all potential environmental liabilities and current assessments are not available for all facilities. Consequently, there may be material environmental liabilities that we are not aware of. In addition, ongoing clean up and containment operations may not be adequate for purposes of future laws and regulations. The conditions of our properties could also be affected in the future by neighboring operations or the conditions of the land in the vicinity of our properties. These developments and others, such as increasingly stringent environmental laws and regulations, increasingly strict enforcement of environmental laws and regulations, or claims for damage to property or injury to persons resulting from the environmental, health or safety impact of our operations, may cause us to incur significant costs and liabilities that could have a material adverse effect on us.

Except as described below, we believe that all of our facilities are in material compliance with applicable environmental laws and regulations, and that we have obtained, and are in material compliance with, all material permits required under environmental law. We are currently remediating contamination at our Columbia, South Carolina plant, and we have installed a hydraulic barrier at our St. Laurent, Québec plant to prevent off-site migration of contaminated groundwater. Contamination at our St. Laurent plant may have migrated to the adjacent property. We are investigating to determine what additional action is required. We have completed remediation activities at our Marysville, Michigan facility and have requested final approval of the remediation from the State of Michigan. In addition, although certain of our facilities emit toluene and other pollutants into the air, the emissions are within current permitted limitations. We believe that these emissions from our U.S. facilities will meet the applicable future federal Maximum Available Control Technology (“MACT”) requirements, although additional testing or modifications at the facilities may be required. Currently, we estimate the cost of additional testing or modification at the facilities to comply with MACT requirements will be less than $500,000 through 2005. We believe that the ultimate resolution of these matters should not have a material adverse effect on our financial condition or results of operations.

Our facilities are required to maintain numerous environmental permits and governmental approvals for their operations. Some of the environmental permits and governmental approvals that have been issued to us or to our facilities contain conditions and restrictions, including restrictions or limits on emissions and discharges of pollutants and contaminants, or may have limited terms. If we fail to satisfy these conditions or to comply with these restrictions, we may become subject to enforcement action and the operation of the relevant facilities could be adversely affected. We may also be subject to fines, penalties or additional costs. We may not be able to renew, maintain or obtain all environmental permits and governmental approvals required for the continued operation or further development of the facilities, as a result of which the operation of the facilities may be limited or suspended.

Employees

As of September 30, 2004, we employed approximately 2,600 people, 700 of whom held either sales-related, operating or administrative positions and 1,900 of whom were employed in production. Approximately 50 hourly employees at the Montreal plant are unionized and subject to a collective bargaining agreement which expires on November 30, 2006. Approximately 170 hourly employees at the Marysville plant are unionized and subject to a collective bargaining agreement which expires on April 29, 2007. Approximately 170 hourly employees at the Menasha plant are unionized and subject to a collective bargaining agreement which expires on July 31, 2008. Finally, approximately 40 hourly employees at the Carbondale plant are unionized and subject to a collective bargaining agreement which expires on March 4, 2006. We have never experienced a work stoppage and consider our employee relations to be satisfactory.

Material Properties

The following table sets forth the principal manufacturing and distribution facilities which we owned or leased as of September 30, 2004:

Location	Use	Products	Area	Title
			square feet
United States:

Bradenton, Florida	Corporate Offices	N/A	20,800	Owned

Brighton, Colorado	Manufacturing	Pressure-sensitive carton sealing tape	182,462	Leased to 1/14/09

Carbondale, Illinois	Manufacturing	Pressure-sensitive tape (electrical/electronic)	192,000	Leased for $1 per acre per year until 2092 with a 99-year extension option

Columbia, South Carolina	Manufacturing and Distribution	Carton sealing tape, pressure-sensitive masking tape and duct tapes	450,000	Owned

Cumming, Georgia	Distribution	Packaging products	172,000	Leased to 8/31/05 with option to renew to 2010 and option to purchase

Danville, Virginia	Manufacturing	Carton sealing tape, STRETCHFLEX and acrylic coating	288,950	Owned

Danville, Virginia	Regional Distribution Center	All products	200,000	Leased to 2024

Eagle Pass, Texas	Distribution	FIBCs	20,000	Leased to 8/31/04 with a 1 year option

Green Bay, Wisconsin	Closed	N/A	157,000	Owned and for sale

Marysville, Michigan	Manufacturing	High performance masking tape, filament tape and specialty pressure-sensitive tape	225,000	Owned

Menasha, Wisconsin	Manufacturing	Water-activated adhesive tape	198,000	Owned

Location	Use	Products	Area	Title
			square feet

Ontario, California	Warehouse and Distribution	Packaging products	45,630	Leased to 8/31/04 with option to renew

Richmond, Kentucky	Manufacturing and Distribution	Carton sealing tape, masking tape and reinforced tape	195,000	Owned

Tremonton, Utah	Manufacturing and Distribution	EXLFILM and STRETCHFLEX	115,000	Owned

Canada:

St. Laurent, Québec	Regional Distribution Center, Manufacturing and Corporate Headquarters	Carton sealing tape and equipment	150,000	Leased to 4/1/05 with a 2 year option

St. Laurent, Québec	Manufacturing	Carton sealing tape	24,757	Owned

Truro, Nova Scotia	Manufacturing	Engineered fabric products and EXLFILM	290,480	Owned

Edmundston, New Brunswick	Closed	N/A	64,400	Owned and for sale

Mexico:

Piedras Negras, Mexico	Manufacturing	FIBCs	170,222	Leased to 4/1/06

Portugal:

Barcelos, Portugal	Manufacturing and Distribution	EXLFILM	35,500	Owned

In October 2004, we announced our intention to discontinue operations at our facility located at Cumming, Georgia prior to January 2005. We expect to incur a one time charge of approximately $2.9 million in connection with the closing of this facility.

In November 2004, we announced our intention to discontinue operations at our facility located at Montreal, Quebec prior to February 2005. We expect to incur a one time charge if approximately $5.1 million in connection with the closing of this facility.

MANAGEMENT

Directors

The following table sets forth the name and principal occupations for the last five years of each director of Intertape Polymer Group Inc. and Intertape Polymer US.

Name	Principal Occupation
Melbourne F. Yull	Chairman of the Board and Chief Executive Officer of Intertape Polymer Group Inc.
Michael L. Richards	Attorney, Senior Partner, Stikeman Elliott LLP
Ben J. Davenport, Jr.	CEO, Chatham Oil Company; Chairman & CEO, First Piedmont Corporation
L. Robbie Shaw	Former Vice President, Nova Scotia Community College
Gordon R. Cunningham	President, Cumberland Asset Management Corp.
J. Spencer Lanthier	Former Chairman & CEO, KPMG Canada from 1993 to 1999 (Since Retired)
Thomas E. Costello	Former CEO of xpedx, a subsidiary of International Paper Company, from 1991 to 2002 (Since Retired)

Executive Officers

The following table sets forth the name and title of each of the executive officers of Intertape Polymer Group Inc. and Intertape Polymer US.

Name	Intertape Polymer Group Inc. Title	Intertape Polymer US Title
Melbourne F. Yull	Chief Executive Officer	Chief Executive Officer
Andrew M. Archibald, C.A.	Chief Financial Officer, Secretary and Vice President, Administration	Chief Financial Officer and Secretary
Burgess H. Hildreth	Vice President, Human Resources	Vice President
James A. Jackson	Vice President, Chief Information Officer
H. Dale McSween	President, Distribution Products
Gregory A. Yull	President, Film Products
Jim Bob Carpenter	President, Engineered Fabric Products, Procurement
Duncan R. Yull	Vice President, Sales, Distribution Products
Piero Greco	Treasurer	Treasurer
Victor DiTommaso, CPA	Vice President, Finance	Vice President
Mark J. Dougherty	President, Retail

The principal occupation of each of the executive officers for the last five years is as follows:

Melbourne F. Yull established the business of Intertape Polymer Group Inc. and has been its Chairman and Chief Executive Officer since 1992.

Andrew M. Archibald has been Chief Financial Officer, Secretary and Vice President, Administration since 1995. From 1989 to 1995, he was Vice-President, Finance and Secretary.

Burgess H. Hildreth has been Vice President, Human Resources, since 1998. From 1996 to 1998, he was the Vice President, Administration of Anchor Continental, Inc.

James A. Jackson has been Vice-President, Chief Information Officer since 1998. From 1996 to 1998, he was the Managing Partner of Spectrum Information Management Systems.

H. Dale McSween has been President, Distribution Products since 1999. From 1995 to 1999, he served as Executive Vice-President and Chief Operating Officer.

Gregory A. Yull, a son of Melbourne F. Yull, has been President, Film Products, since 1999. From 1995 to 1999, he was Products Manager, Films.

Jim Bob Carpenter has been President, Engineered Fabric Products, Procurement, since 1999. Prior to 1999, he was the General Manager of Polypropylene Fina Oil & Chemical Co.

Duncan R. Yull, a son of Melbourne F. Yull, has been Vice President, Sales, Distribution Products, since 1999. From 1997 to 1999, he was the Director of Sales.

Piero Greco joined our finance staff in 2001 and has served as Treasurer since October 2002. From 1997 to 2001, he was Treasury Manager of Bombardier Inc.

Victor DiTommaso was elected Vice President, Finance in April 2003. From 1998 to March 2002, he was an officer of Walls Industries, Inc., including Senior Vice President of Information Technology and Senior Vice President of Finance.

Mark J. “Doc” Dougherty was appointed President, Retail in February 2004. From 2003 to February 2004, he was Executive Vice President and General Manager of North America for U.S. Smokeless Tobacco Co. During 2001 to 2002, he was President and Managing Director of Crossmark, Inc., Global Division. He served in various executive management capacities for PepsiCo. from 1993 through 2000.

Committees of the Board of Directors of Intertape Polymer Group Inc.

The Board of Directors of Intertape Polymer Group Inc. has established three committees, the Audit Committee, the Compensation Committee and the Nominating & Governance Committee to facilitate the carrying out of its duties and responsibilities and to meet applicable statutory requirements. The Toronto Stock Exchange Guidelines for Corporate Governance (the “Guidelines”) recommend that the Audit Committee be made up of outside directors only and that other board committees should be comprised generally of outside directors, a majority of whom should be unrelated directors. The Audit Committee complies with the Guidelines as it is composed of four outside directors, namely L. Robbie Shaw, Gordon R. Cunningham, Thomas E. Costello and J. Spencer Lanthier. The Compensation Committee, as presently constituted, has one related director and three unrelated directors, namely Michael L. Richards, L. Robbie Shaw, Ben J. Davenport, Jr. and Gordon R. Cunningham. Mr. Richards is deemed to be a related director, inasmuch as the law firm of Stikeman Elliott LLP, of which he is a senior partner, provides legal services to Intertape Polymer Group Inc. on a regular basis. Intertape Polymer Group Inc. believes, however, that its relationship with Stikeman Elliott LLP does not inhibit Mr. Richards’ ability to act impartially, nor his ability to act independently of the views of the management of Intertape Polymer Group Inc. The Nominating & Governance Committee is composed of all of the members of the Board, the majority of whom are unrelated directors.

The following is a summary description of the Committees of the Board of Directors and their mandates.

Audit Committee. The mandate of the Audit Committee is to review the annual financial statements of Intertape Polymer Group Inc. and to make recommendations to the Board of Directors with respect thereto. The Audit Committee also reviews the nature and scope of the annual audit as proposed by the external auditors and management and, with the external auditors and management, the adequacy of our internal accounting control procedures and systems. In addition, in accordance with its charter, the Audit Committee now has the sole authority to make recommendations to the shareholders regarding the appointment or replacement of our external auditors and shall approve their remuneration. The Audit Committee shall also require the external auditors to provide a report at least annually setting forth the auditor’s internal quality-control procedures and all relationships with our external auditors. The Audit Committee may consult with management on these issues, but it may not delegate its responsibility therefor. The Audit Committee has the authority to retain legal, accounting or other consultants for advice if it deems it to be necessary. The Audit Committee also approves all audit engagement fees and terms of all significant permissible non-audit services provided by the independent auditors.

Compensation Committee. The Compensation Committee is responsible for the evaluation and approval of our director and officer compensation policies, plans and programs. The Compensation Committee is responsible for conducting annual reviews and making recommendations to the Board of Directors with respect to the compensation, including the granting of stock options, of all directors, officers and key executives. The Chairman and Chief Executive Officer does not participate in the Board of Directors’ deliberations concerning the recommendations on his compensation.

Nominating & Governance Committee. The Nominating & Governance Committee’s charter states that the Committee is to:

•	assess on an annual basis the effectiveness of the Board as a whole as well as periodically evaluate the contribution of individual members of the Board;

•	review, on a periodic basis, the size and composition of the Board and ensure that an appropriate number of unrelated directors sit on the Board;

•	identify individuals qualified to become members of the Board as may be required and recommend to the Board new nominees for appointment;

•	provide appropriate orientation to any new members of the Board;

•	recommend to the Board corporate governance guidelines and ensure the sufficiency of such guidelines on a periodic basis; and

•	review and advise the Board at least annually as to corporate governance issues.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation of our chief executive officer and our four other most highly compensated executive officers (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Other Annual Compensation ($)(1)		Long-Term Compensation Awards Securities Under Options Granted As of 12/31/03 (#)
		Salary ($)		Bonus ($)
M.F. Yull Chairman of the Board and Chief Executive Officer	2003 2002 2001	$ $ $	490,346 475,000 475,000	$ $	30,000 100,000 0	$ $ $	35,645 50,190 42,828	879,000 819,000 668,000

H.D. McSween President — Distribution Products	2003 2002 2001	$ $ $	309,197 299,520 300,498	$ $	15,000 25,000 0	$ $ $	12,683 13,649 12,730	280,165 285,165 205,165

Name and Principal Position	Year	Annual Compensation				Other Annual Compensation ($)(1)		Long-Term Compensation Awards Securities Under Options Granted As of 12/31/03 (#)
		Salary ($)		Bonus ($)
A.M. Archibald Chief Financial Officer, Secretary, Vice President Administration	2003 2002 2001	$ $ Cdn$	268,400 238,796 350,144		$12,500 0 0	$ $ Cdn$	2,240 585 11,283	239,543 244,543 197,543

J.B. Carpenter President — Engineered fabric products	2003 2002 2001	$ $ $	225,456 218,400 220,040	$ $	10,000 15,000 0	$ $ $	13,713 14,950 14,304	120,000 90,000 35,000

D.R. Yull Vice-President Sales & Marketing Distribution Products	2003 2002 2001	$ $ $	224,000 193,558 178,156	$ $	10,000 15,000 0	$ $ $	18,220 21,063 19,959	189,800 159,800 104,800

(1)	The amounts in this column relate primarily to taxable benefits on employee loans, to our contributions to the pension plan and to expenses we incurred in connection with automobiles that we put at the disposal of certain of the named executive officers.

The aggregate compensation for all of our executive officers and directors who are not “named executive officers” for the fiscal year ended December 31, 2003 amounts to $982,979.

Executive Stock Option Plan

In 1992, we established our ongoing Executive Stock Option Plan in respect of our common shares, which has been amended from time to time. The Plan is administered by our Board of Directors. We issue common shares by under the Plan.

The purpose of the Plan is to promote a proprietary interest among our executives, the key employees and the non-management directors, in order to both encourage such persons to further our development and to assist us in attracting and retaining key personnel necessary for our long term success. Our Board of Directors designates from time to time from the eligible executives those executives to whom options are to be granted and determines the number of shares covered by such options. Generally, participation in the Plan is limited to persons holding positions that can have an impact on our long-term results.

The number of common shares to which the options relate are determined by taking into account, inter alia, the market price of the common shares and each optionee’s base salary. The exercise price payable for each common share covered by an option is determined by the Board of Directors but will not be less than the market value of the underlying common shares on the day preceding the effective date of the grant. The Plan provides that options issued thereunder shall vest 25% per year over four years. Currently, the maximum number of common shares that may be issued under the Plan is 4,094,538.

In 2003, the named executive officers who were granted stock options were: M.F. Yull, who was granted 80,000 options; H.D. McSween, who was granted 60,000 stock options; A.M. Archibald, who was granted 56,000 stock options; J.B. Carpenter, who was granted 30,000 stock options; and D.R. Yull, who was granted 30,000 stock options.

The following table sets forth each grant of options to the named executive officers under the Plan during 2003.

Option Grants During 2003

Name	Securities Under Options Granted (#)	% Of The Total Number Of Options That Were Granted To Employees During The Financial Year Ended Dec. 31, 2003		Exercise Price ($/ Common Share)		Market Value Of The Common Shares On the Date Of Grant ($/ Common Share)		Expiration Date
M.F. Yull	50,000 30,000	10.0 6.0	% %	U.S.$ U.S.$	3.90 7.05	U.S.$ U.S.$	3.90 7.05	March 31, 2009 July 29, 2009
H.D. McSween	20,000 25,000 15,000	4.0 5.0 3.0	% % %	U.S.$ U.S.$ U.S.$	3.90 4.28 7.05	U.S.$ U.S.$ U.S.$	3.90 4.28 7.05	March 31, 2009 April 28, 2009 July 29, 2009
A.M. Archibald	20,000 21,000 15,000	4.0 4.2 3.0	% % %	U.S.$ U.S.$ U.S.$	3.90 4.28 7.05	U.S.$ U.S.$ U.S.$	3.90 4.28 7.05	March 31, 2009 April 28, 2009 July 29, 2009
J.B. Carpenter	18,000 12,000	3.6 2.4	% %	U.S.$ U.S.$	3.90 7.05	U.S.$ U.S.$	3.90 7.05	March 31, 2009 July 29, 2009
D.R. Yull	18,000 12,000	3.6 2.4	% %	U.S.$ U.S.$	3.90 7.05	U.S.$ U.S.$	3.90 7.05	March 31, 2009 July 29, 2009

The following table sets forth information regarding the named executive officers who exercised options in 2003.

Aggregated Option Exercises During 2003 and Year-End Option Values

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)		Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised Options at FY-End (U.S.$) Exercisable/ Unexercisable
M.F. Yull	20,000	U.S.$	129,600	567,750/ 311,250	6,704,388/ 2,713,188
H.D. McSween	40,000	U.S.$	259,200	130,747/ 149,418	1,109,675/ 1,132,981
A.M. Archibald	40,000	U.S.$	259,200	124,429/ 115,114	1,034,582/ 847,818
J.B. Carpenter	0		0	37,500/ 82,500	335,181/ 664,094
D.R. Yull	0		0	79,800/ 110,000	773,891/ 982,406

Pension Arrangements

We maintain a defined contribution plan through our Canadian subsidiary, Intertape Polymer Inc., for our salaried employees in Canada.

Effective January 1, 2001, we amended and restated our USA Employees’ Retirement Plan to be a combined employee stock ownership plan and 401(k) plan, to change the name of the plan to the “Intertape Polymer Group Inc. USA Employees’ Stock Ownership and Retirement Savings Plan” and to bring the plan into compliance with recent legislative changes. We may make annual discretionary matching contributions equal to a percentage of the contributions made by employees, but in no event shall such contributions exceed six percent of the employee’s compensation deposited as elective contributions. One of our subsidiaries contributes to a multi-employer plan for employees covered by collective bargaining agreements. Our expense for such retirement savings plans were $2,446,000 in 2003, $2,585,000 in 2002 and $2,295,000 in 2001.

Executive Employment Contracts and Termination of Employment of Executives

We entered into a new employment agreement with M.F. Yull on January 1, 2004. Pursuant to the terms of the employment agreement, M.F. Yull continues to serve as our Chairman of the Board and Chief Executive Officer. His annual gross salary for the year 2003 was $490,000. His compensation level is reviewed annually by our Board in accordance with our internal policies. M.F. Yull’s fixed annual gross salary for the year 2004 was set at $508,832. The agreement provides, inter alia, for annual bonuses based on our budgeted objectives.

The agreement also provides for the payment of 36 months of M.F. Yull’s remuneration in the event of termination without cause or resignation within 12 months of our change of control. Further, it provides for all options for the acquisition of our common shares previously granted to M.F. Yull to become immediately vested and exercisable in the event of his termination without cause, or his resignation within twelve months of a change of control, or his retirement or death. In addition to his participation in the pension plan of Intertape Polymer Inc., the agreement provides that M.F. Yull will receive, upon his ceasing to be an employee for any reason, a defined benefit supplementary pension annually for life equal to two percent of his average annual gross salary for the final five years of his employment multiplied by his years of service with us.

Furthermore, the agreement provides that if during the term of M.F. Yull’s employment a bona fide offer is made to all of our shareholders which, if accepted, would result in a change of control, then, subject to any applicable law, all of M.F. Yull’s options which have not yet become vested and exercisable shall become vested and exercisable immediately. Upon expiry of such bona fide offer, if it does not result in a change of control, all of M.F. Yull’s unexercised options which were not vested prior to such offer, shall immediately revert to their unvested status and to their former provisions with respect to the time of their vesting.

We have also entered into agreements as of January 2001 with each of Messrs. A.M. Archibald, W.A. Barnes, J.B. Carpenter, B.H. Hildreth, J.A. Jackson, G.C. Jones, H.D. McSween, S. Nelson, E. Nugent, K.R. Rogers, D.R. Yull and G.A. Yull, and, as of January 2004 with V. DiTommaso and, as of February 2004, with each of R. Owens, D. Tang, P. Greco and M.J. Dougherty. These agreements provide that if, within a period of six months after a change in control, the executive voluntarily terminates his employment, or we terminate the executive’s employment without cause, the executive will be entitled to a lump sum in the case of his resignation or an indemnity in lieu of notice in a lump sum in the case of his termination, equal to 12 to 24 months of such executive’s remuneration at the effective date of such resignation or termination, depending on his seniority.

In addition, all options for the acquisition of our common shares previously granted to such executive shall become immediately vested and exercisable. Furthermore, these agreements also provide that if during the term of the executive’s employment a bona fide offer is made to all of our shareholders which, if accepted, would result in a change of control, then, subject to any applicable law, all of the executive’s options which have not yet become vested and exercisable shall become vested and exercisable immediately. Upon expiry of such bona fide offer, if it does not result in a change of control, all of the executive’s unexercised options which were not vested prior to such offer, shall immediately revert to their unvested status and to their former provisions with respect to the time of their vesting.

Compensation of Directors

In 2003, our non-executive directors received an annual fee of $8,500 for their services as directors and a fee of $750 for each board meeting attended ($375 for telephone meetings). Furthermore, we granted a total of 55,000 options to purchase our common shares to our non-executive directors, with 45,000 of these options having an exercise price of U.S.$3.90 and 10,000 having an exercise price of U.S.$7.05.

Indebtedness of Directors and Officers

As listed in the table below, certain of our officers are indebted to us in respect of interest-free loans that are payable on our demand. These loans were made prior to July 31, 2002, and, since that time, have not been materially modified or extended. They are therefore deemed “grandfathered” and are excluded from the prohibition on insider loans contained in Section 402 of the Sarbanes-Oxley Act of 2002. As at April 26, 2004, the aggregate indebtedness of all directors, executive officers and senior officers entered into in connection with such loans was Cdn$606,634 and U.S.$411,128. The following table summarizes the largest amount of such loans outstanding during the year ended December 31, 2003, and the amount outstanding as at April 26, 2004.

Table of Indebtedness of Directors, Executive

Officers and Senior Officers

Name and Principal Position	Largest Amount Outstanding During FY-Ended Dec. 31, 2003		Amount Outstanding as at April 26, 2004
M.F. Yull	U.S.$	216,398	U.S.$	216,398
Chairman of the Board, Chief Executive Officer and a Director	Cdn$	415,277	Cdn$	415,277
G.A. Yull	U.S.$	125,000	U.S.$	125,000
President — Film Products
A.M. Archibald	Cdn$	160,255	Cdn$	160,255
Chief Financial Officer, Secretary, Vice President Administration
D.R. Yull	U.S.$	59,730	U.S.$	59,730
Vice-President Sales & Marketing — Distribution Products
H.D. McSween	Cdn$	31,102	Cdn$	31,102
President — Distribution Products
J. Jackson	U.S.$	10,000	U.S.$	10,000
Chief Information Officer

Directors’ and Officers’ Insurance

We maintain directors’ and officers’ liability insurance covering liability, including defense costs, of our directors and officers incurred as a result of acting as such directors or officers, provided they acted honestly and in good faith with a view to our best interests. The current limit of insurance is $25,000,000 and we paid an annual premium of $290,000 in the last completed financial year with respect to the period from December 2003 to December 2004. We are required to pay up to $500,000 per occurrence from our own funds.

PRINCIPAL SHAREHOLDERS

As of April 26, 2004, our directors and executive officers as a group owned beneficially, directly or indirectly, or exercise control or direction over, 833,359 of our common shares, representing approximately 2.03% of all common shares outstanding. In addition, the directors and executive officers as a group owned options entitling them to purchase 2,241,937 of our common shares.

To our knowledge, no person beneficially owns or exercises control or direction over shares carrying more than ten percent of the voting rights attached to shares.

RELATED PARTY TRANSACTIONS

We are unaware of any material interest of any of our directors or officers or of any person who beneficially owns or exercises control or direction over shares carrying more than ten percent of the voting rights attached to our shares, or any associate or affiliate of any such person, in any transaction since the beginning of the last completed financial year or in any proposed transactions that has materially affected or will materially affect us or any of our affiliates.

We have made loans to certain of our directors and officers as referred to in the section above titled “Management—Indebtedness of Directors and Officers.”

DESCRIPTION OF OTHER INDEBTEDNESS

New Senior Secured Credit Facility

On July 28, 2004, IPG (US) Inc. (“IPG US”), Central Products Company, IPG Administrative Services Inc., Intertape Polymer Corp., Intertape Inc., IPG Technologies Inc. and IPG Financial Services Inc. (together with IPG US, the “U.S. Borrowers”) and Intertape Polymer Inc., a wholly-owned Canadian subsidiary (the “Canadian Borrower” and together with the U.S. Borrowers, the “Borrowers”), entered into a new senior secured credit facility. The initial funding under our new senior secured credit facility occurred on August 4, 2004. Our new senior secured credit facility consists of:

•	a U.S. $200.0 million seven-year delayed draw Term Loan B facility to be made available in U.S. Dollars to IPG US;

•	a U.S. $65.0 million five-year revolving credit facility to be made available in U.S. Dollars (on a joint and several basis) to the U.S. Borrowers; and

•	a U.S. $10.0 million five-year revolving credit facility to be made available in Canadian Dollars to the Canadian Borrower.

We and each of our subsidiaries (other than a given Borrower as to its direct obligations under our new senior secured credit facility and Drumheath Indemnity Ltd.) guaranteed our new senior secured credit facility.

Our new senior secured credit facility is secured by a first priority perfected security interest in substantially all tangible and intangible assets now or hereafter owned by the Borrowers and the U.S. and Canadian guarantors under our new senior secured credit facility, subject to certain customary exceptions.

Our new senior secured credit facility requires us to meet specified financial tests on an ongoing basis, including a maximum total leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio. In addition, our new senior secured credit facility includes customary representations and warranties, customary events of default (including change of control), and other covenants, including covenants that limit each Borrower’s and their respective subsidiaries’ ability to:

•	merge or amalgamate with other entities or make acquisitions;

•	create or become subject to liens;

•	incur additional indebtedness;

•	make investments or advances;

•	pay dividends or make distributions;

•	change their business;

•	sell assets;

•	enter into transactions with affiliates;

•	prepay principal of or redeem or repurchase the notes or make amendments to the indenture governing the notes and other material debt;

•	issue equity interests;

•	make capital expenditures; and

•	enter into sale and leaseback transactions.

Interest on outstanding balances under our new senior secured credit facility is determined by adding a margin to the alternate base rate, the Canadian prime rate, the LIBO rate or the Canadian bankers’ acceptance rate, as applicable, existing for each interest calculation date. For the revolving credit facilities, the initial margin is (w) in the case of base rate loans, 1.75%, (x) in the case of LIBO loans, 2.75%, (y) in the case of Canadian prime rate loans, 1.75%, and (z) in the case of Canadian banker’s acceptance loans, 2.75%, provided that these margins will be subject to adjustment under a pricing grid based on the achievement of specified leverage ratios. For the Term Loan B facility, the interest margin is (x) in the case of base rate loans, 1.25% and (y) in the case of LIBO loans, 2.25%. A commitment fee of 0.50% per annum will be paid on the unused commitments under the revolving credit facility. IPG US will also pay a commitment fee of 1.125% per annum on the unused commitments under the Term Loan B facility until the initial funding of the facility.

Our new senior secured credit facility requires the Borrowers to repay term loans and/or reduce the commitments under the revolving credit facilities with (a) 50% (reducing to 25% based on meeting a total leverage test to be agreed and so long as no default or event of default under our new senior secured credit facility is then in existence) of annual excess cash flow, (b) 100% of the net cash proceeds above an annual amount to be agreed upon of all asset sales or certain other dispositions of property by us and our subsidiaries (including insurance and condemnation proceeds), subject to certain reinvestment rights, (c) 75% of the net proceeds of any incurrence of debt by us or our subsidiaries, (d) 100% of insurance proceeds and (e) 50% (or 100%, in the case of issuances of equity by our subsidiaries) of the net proceeds of issuances of our equity or the equity of any of our subsidiaries, in each case subject to limited and customary exceptions to be agreed.

The Borrowers may also voluntarily prepay loans under our new senior secured credit facility, without premium or penalty, subject to minimum notice and amount requirements.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” Defined terms used in this description but not defined below under the subheading “— Certain Definitions” or elsewhere in this description have the meanings assigned to them in the indenture. In this description, the “Company,” “us,” “we” and “our” refer to Intertape Polymer US Inc., and references to “Parent” refer to Intertape Polymer Group Inc. and in each case does not refer to any of their respective Subsidiaries.

The Company will issue the exchange notes under the same indenture under which the outstanding notes were issued. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and the terms of the exchange notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

We urge you to read the indenture because it, and not this description, defines your rights as a holding of the exchange notes. A copy of the indenture is available upon request to us at the address indicated under, “Where you can find more information.”

Accept as otherwise indicated, the following description relates to both the outstanding notes and the exchange notes and is meant to be only a summary of the material provisions of the indenture. This description does not restate all of the terms of the indenture in their entirety. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes in all material respects, except that:

•	The exchange notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain provisions relating to an increase in the interest rate that were included in the terms of the outstanding notes in circumstances related to the timing of the exchange offer; and

•	The holders of the exchange notes will not be entitled to all of the rights of the holders of the outstanding notes under the Registration Rights Agreement, which terminates upon the consummation of the exchange offer.

On July 28, 2004, the Company issued $125.0 million aggregate principal amount of the outstanding notes and will issue up to an equal aggregate principal amount of exchange notes in this exchange offer. Subject to compliance with the covenant described under “— Certain Covenants — Limitation on Debt” as well as with the other covenants in the indenture which are described under “— Certain Covenants,” we may issue additional Notes (the “Additional Notes”) in an unlimited aggregate principal amount at any time and from time to time under the same indenture. Any Additional Notes that the Company issues in the future will be substantially identical in all respects to the outstanding notes and the exchange notes, and will be treated as a single class for all purposes of the indenture, including, without limitation, waivers, amendments, redemptions, offers to purchase and for all other voting purposes under the indenture, except that Additional Notes issued in the future may have different issuance prices and will have different issuance dates. Unless otherwise indicated, all references herein are to the Notes, including any Additional Notes.

For purposes of this section, references to the Notes shall be deemed to refer to the outstanding notes or the exchange notes, as applicable and the additional notes.

The Company will issue Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. The Trustee will initially act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee’s corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes and the Company or a Guarantor may act as paying agent or registrar. The Company will pay principal (and premium, if any) on the Notes at the Trustee’s corporate trust office in New York, New York. At the Company’s option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of holders.

Principal, Maturity and Interest

The Notes will mature on August 1, 2014. Unless we issue Additional Notes in the future, the aggregate principal amount of Notes will be $125.0 million.

Interest on the Notes will accrue at a rate of 8.50% per annum and will be payable semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 2005. We will pay interest to those persons who were holders of record on the January 15 or July 15 immediately preceding each interest payment date.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

You should refer to the description under the heading “Registration Rights of Outstanding Notes” for a more detailed description of the circumstances under which the interest rate may increase.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the Company, the Company will pay, or cause to be paid by the paying agent, all principal, interest and additional interest, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Guarantees

The obligations of the Company pursuant to the Notes and the indenture will be fully and unconditionally, jointly and severally guaranteed on an unsecured senior subordinated basis by Parent (the “Parent Guarantee”), each Restricted Subsidiary of Parent on the Issue Date (other than the Company) organized under the laws of any State or territory in the United States or in Canada or any province or territory thereof, and by all other Restricted Subsidiaries of Parent organized outside the United States or Canada which guarantee other Debt of the Company, any Guarantor or any Restricted Subsidiary (except for Guarantees by Foreign Restricted Subsidiaries of obligations of another Foreign Restricted Subsidiary) (the “Subsidiary Guarantees” and collectively with the Parent Guarantee, the “Note Guarantees”). On the Issue Date, all Subsidiaries of the Parent (other than the Company) will guarantee the Notes. The Subsidiary Guarantee of any Subsidiary Guarantor may be released in certain circumstances as described under “— Certain Covenants — Future Subsidiary Guarantors.”

Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by each specific Guarantor after giving effect to all of its other contingent and fixed liabilities (including, without limitation, all of its obligations under or with respect to Senior Debt) without rendering such Note Guarantee, as it relates to the applicable Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. A court could also subordinate a Note Guarantee to all other Debt (including guarantees and other contingent liabilities) of the relevant Note Guarantor, and, depending on the amount of such Debt, a Guarantor’s liability on its Note Guarantee could be reduced to zero.

In the event that Parent (or any other Canadian Guarantor) pays amounts in accordance with its Note Guarantee, in satisfaction of any amounts that may reasonably be regarded as being attributable to interest payable under the notes, such amounts may be subject to non-resident withholding tax at a rate determined pursuant to the Income Tax Act (Canada) and any applicable income tax treaty to which Canada is a party. Each Guarantor has agreed to gross up any such payment made by it pursuant to its Note Guarantee. See “— Additional Amounts.”

Ranking

The Debt evidenced by the Notes will be unsecured senior subordinated obligations of the Company and Debt evidenced by the Note Guarantees will be unsecured senior subordinated obligations of the respective Guarantors. The payment of the principal of, premium, if any, and interest on the Notes and the Note Guarantees will:

•	rank pari passu in right of payment with all other existing and future senior subordinated Debt of the Company and the Guarantors;

•	rank senior in right of payment to all existing and future Debt of the Company and the Guarantors that is, by its terms, expressly subordinated to the Notes or Note Guarantees, as applicable; and

•	be subordinated in right of payment to the prior payment in full in cash or Temporary Cash Investments of all existing and future Senior Debt of the Company and the Guarantors, including their obligations and guarantees of obligations under the Credit Agreement.

As of September 30, 2004, we had total Debt on our consolidated balance sheet of approximately $335.4 million, consisting of approximately $210.4 million of Senior Debt (excluding $71.8 million of unused commitments under the Credit Agreement, net of $3.2 million in outstanding letters of credit) and $125.0 million of Senior Subordinated Debt. Restrictions on our ability to Incur additional Debt are contained in the covenants described under “— Certain Covenants — Limitation on Debt.” Such restrictions can be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the restrictions contained in such covenants, however, the indenture does not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction. Moreover, the Company, the Guarantors and the Restricted Subsidiaries may Incur additional debt in the future, including under the Credit Agreement.

Notwithstanding anything contained herein to the contrary, neither the Trustee nor the holders of the Notes may receive or accept payments under a Note Guarantee at a time when they are not entitled to receive payment under the Notes.

The Company may not make any payment or distribution of any kind or character with respect to any Obligation on, or relating to, the Notes or the indenture or acquire the Notes for cash or property or otherwise and no Guarantor may make any payment or distribution of any kind or character with respect to any Obligation on, or relating to, its Guarantees or the indenture or acquire the Notes for cash or property or otherwise if:

(1) a payment default on any Senior Debt (including upon any acceleration of the maturity thereof) occurs and is continuing; or

(2) any other default on Designated Senior Debt occurs that permits holders of Designated Senior Debt to accelerate the maturity thereof and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of any Designated Senior Debt.

Payments on the Notes or any Note Guarantee may and shall be resumed:

(1) in the case of a payment default upon the date on which such default is cured or waived or will have ceased to exist; and

(2) in the case of a nonpayment default upon the earliest of (x) the date on which such nonpayment default is cured or waived or will have ceased to exist (so long as no other default exists), (y) 180 days after the date on which the applicable Payment Blockage Notice is received, unless such Designated Senior Debt shall have been accelerated and such acceleration has not been rescinded, and (z) the date on which the Trustee receives notice thereof from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice.

The Notes shall not be subject to more than one Payment Blockage Period in any 360-day period, regardless of the number of defaults with respect to such period.

No known Default (other than a payment default) that existed upon the commencement of a Payment Blockage Notice (whether or not such Event of Default is on the same Designated Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Notice, unless such default has been cured or waived or will have ceased to exist for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Notice (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

The obligations of a Guarantor under its Note Guarantee constitute Senior Subordinated Debt. As such, the rights of holders of the Notes to receive payment by a Guarantor pursuant to a Guarantee will be subordinated in right of payment to the prior payment in full in cash or Temporary Cash Investments of all Obligations in respect of Senior Debt of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Company’s obligations under the Notes apply equally to a Guarantor and the obligations of such Guarantor under its Note Guarantee.

Upon any payment or distribution of the assets or property of the Company or any Guarantor of any kind or nature upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or such Guarantor or its assets or property:

(1) the holders of Senior Debt will be entitled to receive payment in full in cash or Temporary Cash Investments of all such Senior Debt (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed claim in any such proceeding) before the holders of the Notes and the Note Guarantees are entitled to receive any payment or distribution of any kind or nature with respect to any Obligations on, or relating to, the Notes or the Note Guarantees, as applicable;

(2) until the Obligations under or with respect to Senior Debt are paid in full in cash or Temporary Cash Investments, any payment or distribution to which holders of the Notes or the Note Guarantees would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Debt as their interests may appear; and

(3) if a distribution is made to holders of the Notes or the Note Guarantees that, due to the subordination provisions, should not have been made to them, such holders of the Notes or the Note Guarantees, as the cash may be, are required to hold it in trust for the holders of Senior Debt and pay it over to them as their interests may appear.

Unsecured Debt is not deemed to be subordinate or junior to secured Debt merely because it is unsecured or because the secured debt receives priority in respect of asset sales, cash flows or other prepayments, and Debt which has different security priorities in the same security will not be deemed subordinate or junior to secured Debt no matter what the differences are.

If payment or distribution of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Debt or the Representative of such holders of the acceleration; provided that any delay or failure to give such notice shall have no effect whatsoever on the subordination provisions described herein.

No provision contained in the indenture or the Notes will affect our obligation, which is absolute and unconditional, to pay the Notes when due. The subordination provisions of the indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the indenture or limit the rights of the Trustee or any holder to pursue any other rights or remedies with respect to the Notes (subject, however, to the rights, if any, of the holders of Senior Debt thereunder in respect of cash or other property received upon the exercise of any such remedy).

By reason of the subordination provisions contained in the indenture, in the event of a bankruptcy, liquidation or insolvency proceeding of the Company, the Parent or any Subsidiary Guarantor, holders of the Notes may recover less, ratably, than creditors of the Company, the Parent or a Subsidiary Guarantor who are holders of Senior Debt.

Notwithstanding the foregoing, the terms of the subordination provisions described above will not apply to payments of money or of U.S. Government Obligations, or a combination thereof, held in trust and deposited at a time when permitted by the subordination provisions described above by the Trustee for the payment of principal of and interest on the Notes and otherwise in accordance with the provisions described under “— Defeasance.”

Additional Amounts

(a) All payments made under or with respect to a Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, levies, duties, fees, assessments or other governmental charges of whatever nature (including interest and penalties) (“Taxes”) imposed, levied, collected or assessed by or on behalf of any taxing authority within any jurisdiction, other than the United States, in which a Guarantor is organized or engaged in business (or any political subdivision or taxing authority of any such jurisdiction) (a “Taxing Jurisdiction”), unless a Guarantor is required by the Taxing Jurisdiction to withhold or deduct Taxes under its law or by the interpretation or administration thereof.

(b) Subject to paragraph (c) below, if a Guarantor is required to withhold or deduct or if a Guarantor is otherwise required to pay any amount for or on account of Taxes imposed by a Taxing Jurisdiction which amount would otherwise be included in any payment made under or with respect to any Note Guarantee, then such Guarantor will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law, and each holder of a Note (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Note) shall receive such additional amounts (“Additional Amounts”) as may be necessary so that the amount actually received (after any additional withholding or deduction in respect thereof) by each such person will not be less than the amount such person would have received if such Taxes had not been withheld or deducted or paid. The Company or a Guarantor will make reasonable efforts to obtain from the relevant Taxing Jurisdiction certified copies of tax receipts evidencing the payment to such Taxing Jurisdiction of any Taxes so withheld or deducted or paid. The Company or a Guarantor will furnish to a holder of a Note (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Note), within 60 days after the date the payment of any Tax so withheld or deducted is due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment by a Guarantor or, if such receipts are not obtainable, other evidence of such payment by a Guarantor.

(c) No Additional Amounts will be paid to a holder of a Note (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Note) with respect to any Tax which (i) would have not been imposed, payable or due but for the existence of any present or former connection between such person and the Taxing Jurisdiction other than the mere holding of such Note, or (ii) is imposed or withheld by reason of the failure of such person to comply with certification, information or other requirements concerning such person if such compliance is required or imposed by a statute, treaty or regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such Tax.

(d) If a Guarantor fails to withhold or deduct or pay any amount required to be withheld or deducted or paid under paragraph (b) above, then provided that reasonable supporting documentation is submitted by such person to the Company or such Guarantor, the Company and each Guarantor will, upon written request of a holder of a Note (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Note), pay to such person an amount necessary for such person to receive (after any additional withholding or deduction in respect thereof) the amount of any Taxes which such Guarantor failed to withhold or deduct or pay, but which were directly paid by such person to the relevant Taxing Jurisdiction. Additionally, if a Guarantor is not required to withhold or deduct or pay any Taxes under paragraph (b) above, but a holder of a Note (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Note) is required under the law of the applicable Taxing Jurisdiction to directly pay any Taxes (e.g., Self-Assessed Withholding Taxes for Canadian federal tax purposes), then subject to paragraph (c) above and provided that reasonable supporting documentation is submitted by such person to the Company or such Guarantor, the Company and each Guarantor will, upon written request of such person, reimburse such person an amount necessary for such person to receive (after any additional withholding or deduction in respect thereof) the amount of any Taxes which such Guarantor was not required to withhold or deduct or pay, but which were directly paid by such person to the relevant Taxing Jurisdiction. Any amount due to a holder of a Note (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Note) under this paragraph (d) shall be considered an Additional Amount.

(e) All obligations of each Guarantor to pay any Additional Amounts as described above in paragraphs (b) and (d) shall be jointly and severally guaranteed by the Company and each other Guarantor pursuant to the Note Guarantee or, in the case of the Company, pursuant to substantially similar guarantee obligations to be contained in the Indenture (all of which shall be subordinated in accordance with the provisions described above under the heading “Ranking”).

(f) At least 30 days prior to each date on which any payment under or with respect to a Note Guarantee is due and payable, if a Guarantor will be obligated to pay Additional Amounts with respect to such payment, then the Company will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the holder of a Note (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Note) on the payment date. Whenever in the Indenture or in this “Description of the Notes” there is mentioned, in any context, the payment of amounts based upon the principal of, premium, if any, interest or of any other amount payable under or with respect to any Note such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g) In addition, the Company will pay any stamp, issue, registration, documentary, value added or other similar taxes or duties (including interest and penalties) due and payable in the United States or Canada (or any political subdivision or taxing authority of such jurisdiction), in respect of the creation, issue, offering, or execution of the Notes, the Note Guarantees, and any documentation with respect to the foregoing.

The indenture will provide that the covenants described above under this caption “Additional Amounts” shall survive any termination or discharge of the indenture and shall survive the repayment of the Notes.

Optional Redemption

Except as set forth in the next succeeding paragraphs, the Notes will not be redeemable at the option of the Company prior to August 1, 2009. Starting on that date, the Company may redeem all or any portion of the Notes, at any time or from time to time, after giving the required notice under the indenture. The Notes may be redeemed at the redemption prices set forth below plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on August 1 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2009	104.250%
2010	102.833%
2011	101.417%
2012 and thereafter	100.000%

In addition, from time to time prior to August 1, 2007, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes issued under the indenture prior to such date, with the proceeds of one or more Qualified Equity Offerings, at a redemption price equal to 108.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of Notes issued under the indenture prior to such date remains outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days’ prior notice.

At any time prior to August 1, 2009, the Notes may also be redeemed or purchased, by or on behalf of the Company, in whole, or any portion thereof, at the Company’s option (a “Pre-2009 Redemption”), at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to the date of redemption or purchase pursuant to such Pre-2009 Redemption (the “Pre-2009 Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such Pre-2009 Redemption or purchase may be made upon notice mailed by first-class mail to each holder’s registered address, not less than 30 nor more than 60 days prior to the Pre-2009 Redemption Date. The Company may provide in such notice that payment of such price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person.

“Applicable Premium” means, with respect to a Note at any Pre-2009 Redemption Date, the excess of (A) the present value at such Pre-2009 Redemption Date of (1) the redemption price of such Note on August 1, 2009 (as set forth in the table above); plus (2) all required remaining scheduled interest payments due on such Notes through August 1, 2009, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note on such Pre-2009 Redemption Date. Calculation of the Applicable Premium will be made by Company or on behalf of the Company by such Person as the Company shall designate.

“Treasury Rate” means, with respect to a Pre-2009 Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as complied and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Pre-2009 Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period such Pre-2009 Redemption Date to August 1, 2009, provided, however, that if the period from such Pre-2009 Redemption Date to August 1, 2009 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Pre-2009 Redemption Date to August 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Any notice to holders of the notes of a Pre-2009 Redemption hereunder shall include the appropriate calculation of the redemption price, but shall not be required to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Pre-2009 Redemption Date.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. Under certain circumstances, the Company may be required to offer to purchase Notes as described under “— Repurchase at the Option of Holders upon a Change of Control” and “— Certain Covenants — Limitation on Asset Sales.” The Company may, at any time and from time to time, purchase Notes in the open market or otherwise.

Selection and Notice of Redemption

If the Company redeems less than all the Notes at any time, the Trustee will select Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased).

The Company will redeem Notes of $1,000 or an integral multiple thereof in whole and not in part. The Company will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. The Company will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after such redemption date, interest ceases to accrue on the Notes or portions thereof called for such redemption.

Repurchase at the Option of Holders upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the “Change of Control Purchase Price”); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this covenant in the event that it has mailed the notice to exercise its right to redeem all the Notes under the terms of the covenant titled “— Optional Redemption” at any time prior to the requirement to consummate the Change of Control Offer and redeems the Notes in accordance with such notice.

Within 30 days following any Change of Control, or, at the Company’s option, prior to the consummation of such Change of Control but after it is publicly announced, the Company shall send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder’s address appearing in the Note register, a notice stating:

(1) that a Change of Control has occurred or will occur and a Change of Control Offer is being made pursuant to the covenant described under “— Repurchase at the Option of Holders upon a Change of Control” and that all Notes timely tendered will be accepted for payment;

(2) the Change of Control Purchase Price and the purchase date (the “Change of Control Payment Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day and a point in time occurring after the consummation of the Change of Control and not later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control;

(4) if the notice is mailed prior to a Change of Control, that the Change of Control Offer is conditioned on the Change of Control occurring and Notes will not be accepted for payment unless and until the Change of Control is consummated; and

(5) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission, electronic mail or letter setting forth the name of the holder, the principal amount of the Note that was delivered for purchase by the holder and a statement that such holder is withdrawing its election to have such Note purchased.

Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, the Company covenants to:

(1) repay in full all Obligations, and terminate all commitments, under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full all Obligations, and terminate all commitments, under the Credit Agreement and all other such Senior Debt and to repay the Obligations owed to (and terminate the commitments of) each lender that has accepted such offer; or

(2) obtain the requisite consents under the Credit Agreement and all other such Senior Debt to permit the repurchase of the Notes as provided above.

The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to either repurchase Notes or send the notice pursuant to the provisions described above. The Company’s failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in the second preceding paragraph as a result of the prohibition in the second preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in clause (3) but shall not constitute an Event of Default described in clause (2) under “Events of Default” below.

On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the paying agent (or, if the Company or any of its Subsidiaries is acting as the paying agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the holders entitled thereto, to be held for payment in accordance with the provisions of this covenant. On the Change of Control Payment Date, the Company or its agent shall deliver to the Trustee the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the paying agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the paying agent, the Trustee or the paying agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) and Rule 14e-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance with these securities laws or regulations.

The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchasers. Neither the Company nor Parent has any present intention to engage in a transaction involving a Change of Control, although it is possible that they could decide to do so in the future. Subject to certain covenants described below, the Company or Parent could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of the Parent’s and its Restricted Subsidiaries’ assets, taken as a whole. Although there is case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase. Accordingly, if Parent and its Restricted Subsidiaries were to dispose of less than all their assets, it may be unclear whether a holder of Notes has the right to require the Company to repurchase its Notes.

The Credit Agreement contains, and future debt of the Company or the Guarantors may contain, limitations on certain events that would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of the Notes of their right to require the Company to repurchase their Notes could cause a default under existing or future debt of the Company or the Guarantors, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, the Company’s ability to pay cash to holders of the Notes upon a repurchase may be limited by the Company’s and the Guarantors’ financial resources at that time. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to purchase Notes in connection with a Change of Control would result in a default under the indenture. Such a default would, in turn, constitute a default under the Company’s existing debt, and may constitute a default under future debt as well. See “Risk Factors — Risks Relating to the Notes — We may not have the ability to raise the funds to purchase the notes upon a change of control as required by the indenture governing the notes.” The Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the Notes. See “— Amendments and Waivers.”

The Company will not be required to make a Change of Control Offer upon a Change of Control if another entity makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Certain Covenants

Limitation on Debt.

The Company and the Guarantors will not, and none of them will permit any Restricted Subsidiary to, Incur any Debt; provided, however, that the Company or any Guarantor may Incur Debt if the Parent’s Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters for which financial statements have been filed with the Commission or delivered to the Trustee pursuant to the covenant described under “— Reports” immediately preceding the date on which such Debt is incurred would have been at least 2.00 to 1.00, determined on a pro forma basis (including pro forma application of the net proceeds therefrom for such four-quarter period), as if the additional Debt (including Acquired Debt) had been incurred at the beginning of such four-quarter period, with any letters of credit and bankers’ acceptances being deemed to have an aggregate principal amount of Debt equal to the maximum amount available thereunder and with revolving credit facility being deemed to be utilized only to the extent of amounts outstanding thereunder.

Notwithstanding the immediately preceding paragraph, any or all of the following Debt (collectively, “Permitted Debt”) may be Incurred at any time and without compliance with the immediately preceding paragraph:

(a) Debt of the Company or any Guarantor under a Credit Facility; provided that the aggregate principal amount of all such Debt under Credit Facilities shall not exceed the greater of (x) $275.0 million at any time outstanding less (i) the amount of any permanent mandatory repayments of principal of term loans made under a Credit Facility and (ii) the amount of any permanent mandatory repayments of principal of revolving loans made under a Credit Facility which was incurred under this clause (a) which are accompanied by a corresponding permanent commitment reduction, in each case under clauses (i) and (ii) which are made with Net Available Cash from Asset Sales as required as a result of a sale of assets and (y) the sum of (x) 60% of the book value of the inventory of the Parent and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Parent and its Restricted Subsidiaries;

(b) the Notes (excluding any Additional Notes) and related Note Guarantees and any Notes and related Note Guarantees issued in exchange for the Notes (excluding any Additional Notes) and related Note Guarantees pursuant to the Registration Rights Agreement;

(c) Debt of the Parent, the Company or any Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(1) the aggregate principal amount of such Debt (other than Permitted Refinancing Debt) secured thereby does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

(2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) and Permitted Refinancing of Debt Incurred and then outstanding in respect of Debt previously incurred pursuant to this clause (c) does not exceed $25.0 million;

(d) Debt (1) of the Company owing to and held by Parent or any Restricted Subsidiary, (2) of a Restricted Subsidiary owing to and held by Parent, the Company or any other Restricted Subsidiary and (3) of Parent owing to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to Parent, the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof not permitted by this clause (d);

(e) Debt Incurred and outstanding on or prior to the date on which such Person was acquired by Parent, the Company or any Restricted Subsidiary or assumed by Parent, the Company or any Restricted Subsidiary at the time of acquisition of all or any portion of the assets (or any business or product line of another Person) (other than Debt Incurred in connection with or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by Parent or the Company); provided, however, that the aggregate principal amount of all the Debt Incurred and then outstanding pursuant to this clause (e) and Permitted Refinancing of Debt Incurred and then outstanding pursuant to this clause (e) does not exceed $25.0 million;

(f) Debt under Interest Rate Agreements entered into by Parent, the Company, a Guarantor or a Restricted Subsidiary in the ordinary course of its financial management and not for speculative purposes;

(g) Debt under Currency Exchange Protection Agreements entered into by Parent, Company, a Guarantor or a Restricted Subsidiary in the ordinary course of its financial management and not for speculative purposes;

(h) Debt under Commodity Price Protection Agreements entered into by Parent, the Company, a Guarantor or a Restricted Subsidiary in the ordinary course of its financial management and not for speculative purposes;

(i) Debt of Parent, the Company, a Guarantor or any Restricted Subsidiary in connection with (1) one or more letters of credit issued for their account in the ordinary course of business with respect to trade payables relating to the purchase of materials by such Persons and (2) other letters of credit, surety, performance, appeal or similar bonds, banker’s acceptances, completion guarantees or similar instruments issued in the ordinary course of business of Parent, the Company, a Guarantor or a Restricted Subsidiary, including letters of credit or similar instruments pursuant to self-insurance and workers’ compensation obligations; provided that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (1) and (2) above, such Debt is not in connection with the borrowing of money or the obtaining of advances;

(j) Debt of Parent, the Company, a Guarantor or a Restricted Subsidiary arising from netting services, the honoring by a bank or other financial institution of a check, draft or similar instrument written in the ordinary course of business and drawn against insufficient funds; provided that such Debt remains outstanding for seven Business Days or less;

(k) Debt of Parent, the Company, a Guarantor, or any Restricted Subsidiary arising from agreements for indemnification, purchase price adjustment obligations and earn-outs or other similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any Property and including by way of merger or consolidation; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by Parent, the Company, a Guarantor, and any Restricted Subsidiaries, including the Fair Market Value of non-cash proceeds;

(l) Debt of Parent, the Company or a Guarantor consisting of a Guarantee of, or a Lien securing, Debt of Parent, the Company or a Guarantor; provided that such Debt constitutes Debt that is permitted to be Incurred pursuant to this covenant, but subject to compliance with the other provisions described under “— Certain Covenants”;

(m) Debt of Parent, the Company, a Guarantor or any Restricted Subsidiary that was outstanding on the Issue Date and is not otherwise described in clauses (a) through (l) above or (p) below; provided that in the case of Debt outstanding on the Issue Date consisting of the Existing Senior Notes, on or prior to the Issue Date, either (a) an irrevocable notice of redemption shall have been mailed to all holders of the Existing Senior Notes in accordance with the respective indentures governing the Existing Senior Notes or (b) waivers from all holders of the Existing Senior Notes shall have been received allowing for the redemption of the Existing Senior Notes on or before 30 days from the Issue Date and a notice of redemption relating thereto shall have been mailed to the holders of the Existing Senior Notes;

(n) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisers and licensees;

(o) Permitted Refinancing Debt;

(p) Debt of Foreign Restricted Subsidiaries to any Person other than Parent, the Company or a Guarantor in an aggregate principal amount outstanding at any time not in excess of $5.0 million; and

(q) Debt of Parent, the Company, a Guarantor or any Restricted Subsidiary or the issuance of Disqualified Stock in a principal amount or liquidation value, as applicable, outstanding at any one time not to exceed $25.0 million in the aggregate for all such Debt and Disqualified Stock (which Debt may, but need not, be incurred, in whole or in part, under a Credit Facility).

For the purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt permitted by this covenant or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company in its sole discretion shall be permitted to classify on the date of its Incurrence, or later reclassify, all or a portion of such item of Debt in any manner that complies with this covenant; provided that all outstanding Debt under the Credit Agreement at the time of the Existing Senior Notes Redemption shall be deemed to have been Incurred pursuant to clause (a) of the definition of Permitted Debt.

Debt permitted by this covenant need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Debt.

For the purposes of determining any particular amount of Debt under this covenant, (a) Guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included and (b) any Liens granted to the holders of the Notes that are permitted by the covenant described under “— Limitation on Liens” will not be treated as Debt.

For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, and any such foreign-denominated Debt may be refinanced or replaced or subsequently refinanced or replaced in an amount equal to the dollar equivalent principal amount of such Debt on the date of such refinancing or replacement whether or not such amount is greater or less than the dollar-equivalent principal amount of the Debt on the date of initial incurrence.

If obligations in respect of letters of credit are Incurred pursuant to the Credit Facility and are being treated as incurred pursuant to clause (a) of the second paragraph of this covenant and the letters of credit relate to other Debt, then such other Debt shall be deemed not Incurred.

Neither the Company nor the Parent shall permit any Guarantor to Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt. In addition, no Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks pari passu with, the Guarantee of such Guarantor.

Limitation on Restricted Payments.

Neither the Company nor any Guarantor shall make, and none of them shall permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Company could not Incur at least $1.00 of additional Debt pursuant to the first paragraph of the covenant described under “— Limitation on Debt,” or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

(1) 50% of the aggregate amount of Parent’s Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ended prior to the date of such proposed Restricted Payment for which financial statements are available pursuant to the covenant described under “— Reports” below (or if the aggregate amount of cumulative Parent’s Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2) 100% of Capital Stock Sale Proceeds and cash capital contributions to the Parent after the Issue Date by a Person who is not the Company, a Guarantor or a Restricted Subsidiary, plus (without duplication)

(3) the aggregate net cash proceeds received by the Company, a Guarantor or a Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt or Disqualified Stock that has been converted into or exchanged for Capital Stock of the Parent (other than Disqualified Stock) together with the aggregate net cash proceeds received by the Company, a Guarantor or a Restricted Subsidiary at the time of such conversion or exchange, but excluding: (x) any such Debt issued or sold to the Company, a Guarantor or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, a Guarantor or a Restricted Subsidiary for the benefit of its employees and (y) the aggregate amount of any cash or other Property distributed by the Company, a Guarantor or a Restricted Subsidiary upon any such conversion or exchange, plus (without duplication)

(4) an amount equal to the sum of:

(a) the net reduction in Investments in any Person other than the Company, a Guarantor or a Restricted Subsidiary resulting from dividends, repayments of loans or advances, return of capital or other transfers, sales or liquidations of Property or any other disposition or repayment of such Investments, in each case to the Company, a Guarantor or any Restricted Subsidiary from any Person (other than the Company, a Guarantor or a Restricted Subsidiary), less the cost of the disposition of such Investments; and

(b) the Fair Market Value of the Investment of the Company, the Guarantors, and the Restricted Subsidiaries in an Unrestricted Subsidiary or other Person at the time such Unrestricted Subsidiary or other Person is designated a Restricted Subsidiary; provided, however, that the sum of (a) and (b) described in this clause (4) shall not exceed the sum of the amount of Investments made prior to the date of determination (and treated as a Restricted Payment) by the Company, the Guarantors, or any Restricted Subsidiary in such Person, plus

(5) $5.0 million.

Notwithstanding the foregoing limitation, the Company or any Guarantor may:

(i) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the indenture (such dividend to be included in the calculation of the amount of Restricted Payments at the time such dividend is declared);

(ii) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of Parent, or options, warrants or other rights to acquire Capital Stock of Parent, or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of Capital Stock of Parent (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to the Company, a Guarantor or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, a Guarantor or any Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company, a Guarantor or any Restricted Subsidiary) or a capital contribution to the Parent from a person other than the Company, a Guarantor or a Restricted Subsidiary; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such exchange or sale shall not be included in the calculation pursuant to clause (c)(2) above;

(iii) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations of the Company or any Guarantor in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments;

(iv) so long as no Default has occurred and is continuing, repurchase or otherwise acquire shares of, or options to purchase shares of, Capital Stock of the Company or a Guarantor from their employees, former employees, directors or former directors, consultants or former consultants (or permitted transferees of such employees, former employees, directors or former directors or consultants or former consultants), pursuant to the terms of agreements (including, without limitation, employment agreements) or plans or in each case amendments thereto approved by the Board of Directors of the Parent under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of all such repurchases and other acquisitions and dividends shall not be limited) shall not exceed $2.0 million in any calendar year (any such amounts not used in a calendar year shall be available for use in any subsequent year) plus the proceeds of any “key man” life insurance policies that are used to make such repurchases of shares owned by the “key man” or his estate; provided, further, that such repurchase or other acquisition or dividend shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such sales shall not be included in the calculation pursuant to clause (c) above;

(v) make cash payments, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Stock of the Company or a Guarantor; provided that any such payments and dividends shall not be included in the calculation of the amount of Restricted Payments;

(vi) repurchase Capital Stock to the extent such repurchase is deemed to occur upon a cashless exercise of stock options or warrants; provided that all such repurchases and dividends shall not be included in the calculation of the amount of Restricted Payments and no proceeds in respect of the issuance of Capital Stock shall be deemed to have been received for the purposes of clause (c)(2) above;

(vii) repurchase or redeem, for nominal consideration, preferred stock purchase rights issued in connection with any shareholder rights plan of Parent; provided that any such payments shall not be included in the calculation of the amount of Restricted Payments;

(viii) so long as no Default or Event of Default shall have occurred and be continuing, repurchase any Subordinated Obligations or Disqualified Stock of the Company or a Guarantor at a purchase price not greater than 101% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock plus accrued and unpaid interest or dividends, as appropriate, in the event of a Change of Control pursuant to a provision similar to “— Repurchase at the Option of Holders upon a Change of Control” in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Change of Control Offer required by the indenture and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; provided, further, that such payments shall be included in the calculation of the amount of Restricted Payments;

(ix) so long as no Default or Event of Default shall have occurred and be continuing, following an Asset Sale, to the extent permitted by the covenant entitled “— Limitation on Asset Sales,” and using the Net Available Cash generated from such Asset Sale, repurchase any Subordinated Obligation or Disqualified Stock of the Company or a Guarantor at a purchase price not greater than 100% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock plus accrued and unpaid interest or dividends, as appropriate, pursuant to a provision similar to the “— Limitation on Asset Sales” covenant in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Prepayment Offer required by the indenture and has repurchased all Notes validly tendered for payment in connection with such Prepayment Offer; provided, further, that such payments shall be included in the calculation of the amount of Restricted Payments; and

(x) so long as no Default or Event of Default shall have occurred and be continuing, make any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (x) since the Issue Date, does not exceed $25.0 million; provided that such payments shall be included in the calculation of the amount of Restricted Payments.

The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of making such Restricted Payment.

Limitation on Liens.

Neither the Company nor any Guarantor shall, and none of them shall permit any Restricted Subsidiary to, Incur or suffer to exist any Lien (other than Permitted Liens and Liens securing Senior Debt) upon any of its Property (including Capital Stock of the Company or a Restricted Subsidiary and intercompany notes), or any interest therein or any income or profits therefrom, unless:

(1) in the case of a Lien securing Subordinated Obligations, the Notes and the related Note Guarantees are secured by a Lien on such Property or such interest therein or such income or profits therefrom that is senior in priority to the Lien securing such Subordinated Obligations for so long as such Subordinated Obligations are so secured; and

(2) in the case of a Lien securing Senior Subordinated Debt, the Notes and the related Note Guarantees are equally and ratably secured by a Lien on such Property or such interest therein or profits therefrom for so long as such Senior Subordinated Debt is so secured.

Limitation on Asset Sales.

Neither the Company nor any Guarantor shall, and none of them shall permit any Restricted Subsidiary to, consummate any Asset Sale unless:

(a) the Company, such Guarantor or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b) at least 75% of the consideration paid to the Company, such Guarantor or such Restricted Subsidiary in connection with such Asset Sale is in the form of (1) cash or Temporary Cash Investments; (2) the assumption by the purchaser of liabilities of the Company, a Guarantor or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee of such Guarantor) as a result of which the Company, the Guarantors, and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; (3) any securities, notes or other obligations received by the Company, a Guarantor or a Restricted Subsidiary from such transferee that are converted into cash (to the extent of the cash received) within 90 days after receipt; (4) Properties to be used by the Company, a Guarantor or a Restricted Subsidiary in a Related Business or Capital Stock of an entity engaged in a Related Business so long as the receipt of such Capital Stock is a Permitted Investment or otherwise complies with the covenant described under “— Limitation on Restricted Payments”; or (5) a combination of the consideration specified in clauses (1) through (4); and

(c) the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company, a Guarantor or a Restricted Subsidiary, to the extent the Company, a Guarantor or a Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to permanently prepay or permanently repay, repurchase or redeem any (i) Senior Debt (including any Obligations under the Credit Facility), (ii) Debt which had been secured by the assets sold in the relevant Asset Sale and (iii) Debt of a Restricted Subsidiary that is not a Guarantor, provided such Asset Sale is by a Restricted Subsidiary that is not a Guarantor; or

(b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets with Net Available Cash received by the Company, a Guarantor or a Restricted Subsidiary); or

(c) a combination of repayment and reinvestment permitted by the foregoing clauses (a) and (b).

Pending the final application of the Net Available Cash (or any portion thereof), the Company, a Guarantor or a Restricted Subsidiary may temporarily repay Senior Debt or otherwise invest such Net Available Cash in Temporary Cash Investments.

Any Net Available Cash from an Asset Sale not applied in accordance with the second preceding paragraph within 365 days from the date of the receipt of such Net Available Cash shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will be required to make an offer to purchase (the “Prepayment Offer”) the Notes and any other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes or a Note Guarantee and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer, which offer shall be in the amount of the Excess Proceeds, on a pro rata basis according to principal amount (with the offer to purchase Notes to be in an aggregate amount equal to the Allocable Excess Proceeds), at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth herein. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence, the Company, such Guarantor or such Restricted Subsidiary may use such remaining amount for any purpose not restricted by the indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” will mean the product of:

(a) the Excess Proceeds and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest, and

(2) the denominator of which is the sum of (A) the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest, and (B) the aggregate principal amount of other Debt of the Company or a Guarantor outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes or a Note Guarantee, as the case may be, and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company or a Guarantor to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer (subject to proration in the event that such amount is less than the aggregate offer price of all Notes tendered).

Within 15 Business Days after the Company is obligated to make a Prepayment Offer as described in the second preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Notes with a copy to the Trustee, accompanied by such information regarding the Company and the Guarantors as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date (the “Purchase Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

Not later than the date upon which written notice of a Prepayment Offer is delivered to the holders of the Notes as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Prepayment Offer to holders of Notes (the “Offer Amount”), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of the second paragraph of this covenant. On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the paying agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the paying agent, shall segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by the opening of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this covenant. Upon the expiration of the period for which the Prepayment Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the paying agent shall, on the Purchase Date, mail or deliver payment to each tendering holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the paying agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this covenant.

Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date a telegram, telex, facsimile transmission, electronic mail or letter setting forth the name of the holder, the principal amount of the Note that was delivered for purchase by the holder and a statement that such holder is withdrawing its election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal of Notes surrendered by holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on pro rata basis for all Notes (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

At the time the Company or its agent delivers Notes to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this covenant. A Note shall be deemed to have been accepted for purchase at the time the Trustee or the paying agent mails or delivers payment therefor to the surrendering holder.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) and Rule 14e-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries.

Neither the Company nor a Guarantor shall, and neither of them shall permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company, a Guarantor or any other Restricted Subsidiary,

(b) pay any Debt or other obligation owed to the Company, a Guarantor or any other Restricted Subsidiary,

(c) make any loans or advances to the Company, a Guarantor or any other Restricted Subsidiary, or

(d) transfer any of its Property to the Company, a Guarantor or any other Restricted Subsidiary.

The foregoing limitations will not apply:

(1) With respect to clauses (a), (b), (c) and (d), to restrictions which are:

(A) in effect on the Issue Date (as such restrictions may be amended from time to time, provided that any such amendment is not materially more restrictive as to such Restricted Subsidiary);

(B) imposed by the Notes or the indenture, or by indentures governing other Debt the Company or a Guarantor Incurs (and, if such Debt is Guaranteed, by the guarantors of such Debt) ranking on a parity with the Notes or the Note Guarantees, provided that the restrictions imposed by such indentures are no more restrictive than the restrictions imposed by the indenture;

(C) imposed by the Credit Agreement with respect to Debt permitted to be Incurred on or subsequent to the date of the indenture (as such restrictions may be amended from time to time, provided that any such restriction is not materially more restrictive as to such Restricted Subsidiary);

(D) relating to Debt of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Guarantor (as such restrictions may be amended from time to time in a manner not materially more restrictive as to such Restricted Subsidiary);

(E) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A), (B) or (D) above; provided such restriction is no less favorable in any material respect to the holders of the Notes than those under the agreement evidencing the Debt so Refinanced when taken as a whole;

(F) restrictions on cash or other deposits or net worth imposed by leases or other agreements entered into in the ordinary course of business;

(G) any encumbrances or restrictions required by any foreign or governmental, local or regulatory authority having jurisdiction over the Company, a Guarantor or any Restricted Subsidiary or any of their businesses in connection with any development grant made or other assistance provided to the Company, a Guarantor or any Restricted Subsidiary by such governmental authority;

(H) customary provisions in joint venture or similar agreements or other arrangements with minority investors in Restricted Subsidiaries and customary provisions in Debt incurred by Restricted Subsidiaries organized outside the United States and Canada; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary; and provided, further, that (i) the encumbrance or restriction is customary in comparable agreements and (ii) the Company determines that any such encumbrance or restriction will not materially affect the ability of the Company to make any anticipated payments of principal or interest on the Notes;

(I) customary restrictions contained in asset sale, stock sale, merger and other similar agreements limiting the transfer, disposition or distribution of such Property pending the closing of such sale, including any restriction imposed with respect to such Restricted Subsidiary pursuant to an agreement to dispose of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

(J) customary restrictions imposed on the transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder or in leases governing leasehold interests;

(K) any agreement for the sale or other disposition of a Guarantor or a Restricted Subsidiary that restricts distributions of assets (including Capital Stock) by that Guarantor or that Restricted Subsidiary pending its sale or other disposition;

(L) restrictions on Debt Incurred by Foreign Restricted Subsidiaries; provided that such restrictions are then customary for Debt of such type Incurred in such jurisdiction; or

(M) restrictions resulting from any U.S. or foreign law, rule, regulation or order applicable to the Company, a Guarantor or any Restricted Subsidiary.

(2) With respect to clause (d) only, to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes pursuant to the covenant described under “— Limitation on Liens” that limit the right of the debtor to dispose of the Property securing such Debt;

(B) encumbering Property at the time such Property was acquired by the Company, a Guarantor or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition;

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

(D) imposed by virtue of any transfer of, agreement to transfer, option or right with respect to or Lien on any Property of the Company or the relevant Guarantor or Restricted Subsidiary not otherwise prohibited by the indenture; or

(E) imposed under any Purchase Money Debt or Capital Lease Obligation in the ordinary course of business with respect only to the Property the subject thereof.

Limitation on Transactions with Affiliates.

Neither the Company nor any Guarantor shall, and neither of them shall permit any Restricted Subsidiary to, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company or of Parent (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are no less favorable to the Company, such Guarantor or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company or of Parent,

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, a majority of the disinterested members of the Board of Directors of Parent or, if there is only one disinterested director, such disinterested director determines that such Affiliate Transaction complies with clause (a) of this covenant as evidenced in the minutes or other evidence of Board action, and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company, such Guarantor or such Restricted Subsidiary, as applicable.

Notwithstanding the foregoing limitation, the Company, a Guarantor or any Restricted Subsidiary may make, engage in, enter into or suffer to exist the following:

(a) any transaction or series of related transactions between or among the Company, one or more Guarantors and/or one or more Restricted Subsidiaries or between or among two or more Guarantors or Restricted Subsidiaries;

(b) any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments” or any Permitted Investment;

(c) the payment of reasonable compensation (including awards or grants in cash, securities or other payments) for the personal services of officers, directors, consultants and employees of the Company, any Guarantor or any Restricted Subsidiary in the ordinary course of business;

(d) entering into, or adoption or modification or amendment to, or transaction or other arrangements or payments or reimbursements pursuant to employment agreements, collective bargaining agreements, employee benefit plans or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors’ and officers’ indemnification arrangements and retirement or savings plans, stock option, stock ownership and similar plans so long as the Board of Directors of Parent or a committee thereof comprised of disinterested directors in good faith shall have approved the terms thereof;

(e) loans and advances to officers, directors or employees (or guarantees of third party loans to officers, directors or employees) made in the ordinary course of business, provided that such loans and advances do not exceed $1.0 million in the aggregate at any one time outstanding;

(f) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to the Company, the Guarantors or the Restricted Subsidiary, as the case may be, or are on terms no less favorable than might reasonably have been obtained at such time from an unaffiliated party; provided that such transactions are approved by a majority of disinterested directors of the Board of Directors of Parent or, if there is only one disinterested director, such director; and

(g) transactions pursuant to any agreement as in effect on the Issue Date as the same may be amended or replaced from time to time in any manner not materially less favorable to the holders of the Notes.

Designation of Restricted and Unrestricted Subsidiaries.

By resolution of the Board of Directors of the Company and the Board of Directors of Parent, any Subsidiary (or entity to become a Subsidiary) of Parent (other than the Company) may be designated to be an Unrestricted Subsidiary if:

(a) the Subsidiary (or entity to become a Subsidiary) to be so designated does not (directly, or indirectly through its Subsidiaries) own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company, a Guarantor or any Restricted Subsidiary and does not have any Debt other than Non-Recourse Debt, and

(b) the Company would be permitted under the covenant described under “—Limitation on Restricted Payments” to make a Restricted Payment in an amount equal to the Fair Market Value of the Investment in such Subsidiary (or entity to become a Subsidiary). For the purposes of this provision, in the event the Fair Market Value of such assets exceeds $25.0 million, such Fair Market Value shall be determined by an Independent Financial Advisor.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Parent will be classified as a Restricted Subsidiary at the time it becomes a Subsidiary. If at any time an Unrestricted Subsidiary ceases to satisfy clause (a) above, unless the Company is then able to redesignate such Unrestricted Subsidiary as a Restricted Subsidiary in accordance with the Indenture, the Company shall be in default of this covenant.

Except as provided in the preceding paragraph, and except as otherwise set forth in the definition of an “Unrestricted Subsidiary,” no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company, a Guarantor nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

By resolution of the Board of Directors of the Company and the Board of Directors of Parent, any Unrestricted Subsidiary may be designated to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph of the covenant described under “— Limitation on Debt,” and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation will be evidenced to the Trustee by filing with the Trustee the Board Resolutions giving effect to such designation or redesignation and an Officers’ Certificate of the Company that:

(a) certifies that such designation or redesignation complies with the foregoing provisions, and

(b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur on or before the time financial statements are filed with the Commission or the Trustee pursuant to “— Reports” below in respect of the fiscal quarter in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the fiscal year, on or before the time financial statements in respect of such fiscal year are filed with the Commission or the Trustee pursuant to “— Reports” below).

Limitation on the Sale or Issuance of Capital Stock of the Company

The Company will not, and will not permit any Guarantor or any Restricted Subsidiary to, issue, sell, lease, transfer or otherwise dispose of any of the Capital Stock of the Company to any Person other than to the Parent or a Wholly-Owned Restricted Subsidiary which is not a Foreign Restricted Subsidiary.

Future Subsidiary Guarantors

The Company or Parent shall cause (1) each Person that becomes a Wholly Owned Restricted Subsidiary organized in the United States or Canada following the Issue Date to execute and deliver to the Trustee a Note Guarantee at the time such Person becomes a Wholly Owned Restricted Subsidiary and (2) each Restricted Subsidiary of Parent (whether in existence on the Issue Date or created or acquired thereafter), which has Guaranteed or which Guarantees any other Debt of the Company, a Guarantor or any Restricted Subsidiary (except for Guarantees by Foreign Restricted Subsidiaries of obligations of another Foreign Restricted Subsidiary), to execute and deliver to the Trustee a Note Guarantee pursuant to which such non-guarantor Restricted Subsidiary will Guarantee payment of our obligations under the Notes on the same terms and conditions as set forth in the indenture.

The Note Guarantee of a Guarantor (other than Parent) will be released if:

(1) such Guarantor is designated as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(2) in connection with the sale (including, by way of amalgamation, consolidation or merger) of that number of shares of Capital Stock of a Guarantor such that such Guarantor is no longer a Subsidiary of Parent or another Restricted Subsidiary; provided that such sale complies with the covenant described under “—Limitation on Asset Sales.”

In addition, in the event a Subsidiary becomes a Guarantor after the Issue Date solely because it Guarantees other Debt, then upon the full and unconditional release of the Guarantee of such other Debt (provided that the Trustee is given two Business Days’ written notice of such other release) and so long as the respective Subsidiary would not at such time be required to be a Guarantor under clause (1) of the first paragraph of this covenant, such Guarantee of such Guarantor shall also be released.

If the Parent acquires or creates another entity having a direct or indirect ownership interest of the Company after the Issue Date, then the newly acquired or created entity will become a Guarantor.

Payments for Consents

Neither the Company nor the Parent will, and each of them will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Limitation on Business

The Board of Directors and Officers of the Company will at all times be comprised of persons who are members of the Board of Directors and/or Officers of Parent. Parent shall not, and shall not permit any Guarantor or Restricted Subsidiary to, engage in any business other than the business Parent is engaged in on the Issue Date or a Related Business.

Merger, Consolidation and Sale of Property

Neither the Company nor Parent shall effect an arrangement or merge or consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company or Parent) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions, unless:

(a) the Company or Parent, as the case may be, shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company or Parent) formed by such arrangement, merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made which is substituted for the Company as the issuer of the Notes or, in the case of Parent, as a Guarantor, shall be a corporation (in the case of the issuer of the Notes) or a corporation, limited liability company, trust, partnership or similar entity (in the case of a Guarantor) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or, in the case of Parent, under the laws of Canada or any province or territory thereof;

(b) the Surviving Person (if other than the Company or Parent) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, (x) the due and punctual payment of the principal amount of the Notes, any accrued and unpaid interest on such principal amount, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by such Person or (y) all obligations under the relevant Note Guarantee, as appropriate;

(c) immediately before and after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (c) and clauses (d) and (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, a Guarantor or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person or a Guarantor or Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

(d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company or the Surviving Person (if other than the Company) would be able to Incur at least $1.00 of additional Debt pursuant to the first paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(e) the Surviving Person shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereof comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

(f) the Company shall deliver to the Trustee an Opinion of Counsel to the effect that a beneficial owner of a Note will not recognize income, gain or loss for U.S. federal income tax or Canadian federal income tax purposes as a result of such amalgamation, merger, consolidation, conveyance, transfer or lease and will be subject to U.S. federal income tax and withholding tax and Canadian federal income tax on the same amount and in the same manner and at the same times as would have been the case if such amalgamation, merger, consolidation, conveyance, transfer or lease had not occurred.

The Surviving Person shall succeed to, and be substituted for, Parent or the Company, as the case may be, and may exercise every right and power of its predecessor under the indenture.

None of the Subsidiary Guarantors shall effect an arrangement or merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions (other than (i) a merger of a Subsidiary Guarantor with or into, or a transfer of its assets to, another Guarantor or the Company, or a merger of a Wholly Owned

Restricted Subsidiary (other than an Unrestricted Subsidiary) into such Subsidiary Guarantor, (ii) an arrangement or merger or consolidation or amalgamation of a Subsidiary Guarantor in connection with the sale of such Subsidiary Guarantor to a non-Affiliate third party that does not become an Affiliate as a result of such transaction and is otherwise permitted under the indenture, (iii) any transaction which constitutes an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales” or (iv) a merger of a Subsidiary Guarantor with another Wholly Owned Restricted Subsidiary that is organized in any state of the United States or Canada with no material assets or liabilities and which merger is solely for the purpose of reincorporating such person in another jurisdiction in the United States or Canada, as the case may be) unless:

(a) the Surviving Person (if not such Subsidiary Guarantor) formed by such arrangement or merger or consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited liability company, trust, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or the same jurisdiction of such Subsidiary Guarantor or in the case of Parent or Canadian Guarantors, under the laws of Canada or any province or territory thereof;

(b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guarantee in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(c) immediately before and after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (c) and clauses (d) and (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company, a Guarantor or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person, the Company or such Guarantor or Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

(d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under the first paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(e) the Company and Parent shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereof comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied;

(f) the provisions of the foregoing paragraphs shall not apply to (i) any transaction which constitutes an Asset Sale made in compliance with the covenant described under “Certain Covenants–Limitation on Asset Sales” or (ii) a merger of the Company or Parent or a Subsidiary Guarantor with an Affiliate that is organized in any state of the United States or Canada with no material assets or liabilities and which merger is solely for the purpose of reincorporating such person in another jurisdiction in the United States or Canada; and

(g) the Company shall deliver to the Trustee an Opinion of Counsel to the effect that a beneficial owner of a Note will not recognize income, gain or loss for U.S. federal income tax or Canadian federal income tax purposes as a result of such amalgamation, merger, consolidation, conveyance, transfer or lease and will be subject to U.S. federal income tax and Canadian federal income tax on the same amount and in the same manner and at the same times as would have been the case if such amalgamation, merger, consolidation, conveyance, transfer or lease had not occurred.

Notwithstanding anything to the contrary contained above, the Company (or any successor of the Company formed by such arrangement or merger or consolidation or amalgamation) shall be a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia.

Reports

Following the consummation of this exchange offer, whether or not the Company or Parent is then subject to Section 13(a) or 15(d) of the Exchange Act, the Parent will electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other reports that it would be required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Parent were so subject, and such documents will be filed with the Commission on or prior to the respective dates below (the “Required Filing Dates”) by which the Parent would be required so to file such documents if it were so subject, unless, in any case, such filings are not then permitted by the Commission. In any event, Parent will file:

(1) within 90 days after the end of each fiscal year (or such shorter period as the Commission may in the future prescribe), annual reports on Form 20-F or 40-F, as applicable (or any successor form) containing the information required to be contained therein (or required in such successor form), provided however, in any event, such reports shall include audited year-end consolidated financial statements (including a balance sheet, income statement, statement of changes of cash flow and a footnote with consolidating condensed financial information, if necessary) prepared in accordance with GAAP with a reconciliation of such annual reports and such information, documents and other reports to accounting principles generally accepted in the United States, and

(2) either:

(a) within 45 days after the end of each of the first three fiscal quarters (or such shorter period as the Commission may in the future prescribe) of each fiscal year, reports on Form 10-Q or

(b) within 45 days after the end of each of the first three fiscal quarters (or such shorter period as the Commission may in the future prescribe) of each fiscal year, reports on Form 6-K (or any successor form), in the case of either clause (a) or (b) above, such reports shall include unaudited quarterly consolidated financial statements (including a balance sheet, income statement, statement of changes of cash flows and a footnote with consolidating condensed financial information, if necessary) prepared in accordance with GAAP (in each case whether or not the Parent is required to file such forms under Canadian law or stock exchange requirements); and

(3) promptly from time to time after the occurrence of an event with respect to which Parent is required to file other reports on Form 6-K (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form); and

in the case of clauses (1) and (2) above, regardless of applicable requirements, shall, at a minimum, contain “a Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the Parent’s consolidated financial condition and results of operations. In addition, all financial statements, regardless of applicable requirements will, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province, thereof to security holders of a company with securities listed on The Toronto Stock Exchange.

If such filings with the Commission are not then permitted by the Commission, or such filings are not yet required in accordance with the above paragraph or are not generally available on the Internet free of charge, the Company will, without charge to the holders, within 15 days of each Required Filing Date, transmit by mail to holders, as their names and addresses appear in the Note register, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Parent would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at the Company’s or Parent’s cost.

So long as any of the Notes remain restricted under Rule 144, the Parent will make available upon request to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

Events of Default

The following events shall be “Events of Default”:

(1) the Company defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal or premium amount of any Note when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) a breach of any covenant or agreement in the Notes or in the indenture (other than a failure that is the subject of the foregoing clause (1) or (2)) and such failure continues for 60 days after written notice demanding that such default be remedied is given to the Company as specified below (except in the case of a default with respect to the covenants described under “—Merger, Consolidation and Sale of Assets” and “—Use of Proceeds” which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) a default by the Company, a Guarantor or any Restricted Subsidiary under any Debt of the Company, a Guarantor or any Restricted Subsidiary that results in acceleration of the final stated maturity of such Debt (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by Parent, the Company or such Restricted Subsidiary of notice of any such acceleration), or the failure to pay any such Debt at final stated maturity (giving effect to any applicable grace periods and any extensions thereof), in an aggregate principal amount in excess of $10 million;

(5) Parent, the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary insolvency proceeding or gives notice of intention to make a proposal under any Bankruptcy Law;

(B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Restricted Subsidiary into Parent, the Company or another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this clause (5);

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against any of Parent, the Company or any Significant Subsidiary in an involuntary insolvency proceeding;

(B) appoints a Custodian of any of Parent, the Company or any Significant Subsidiary or for any substantial part of its property;

(C) orders the winding up, liquidation or dissolution of any of Parent, the Company or any Significant Subsidiary;

(D) orders the presentation of any plan or arrangement, compromise reorganization of any of Parent, the Company or any Significant Subsidiary; or

(E) grants any similar relief under any Bankruptcy Law or foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days;

(7) any judgment or judgments for the payment of money in an aggregate amount (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to the underlying claim) in excess of $10 million at the time are entered against the Company, Parent or any Significant Subsidiary and shall not be waived, satisfied or discharged for any period of 60 consecutive days after such judgment becomes final and nonappealable;

(8) (a) a Parent Guarantee or any Subsidiary Guarantee from a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or (b) either the Parent or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Guarantee; or

(9) the failure to effect the Existing Senior Notes Redemption on or prior to the 30th day after the Issue Date.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clause (3) is not an Event of Default until the Trustee or the holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding notify the Company (and in the case of such notice by holders, the Trustee) of the Default and such Default is not cured within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company shall immediately notify the Trustee if a meeting of the Board of Directors of the Company or Parent is convened to consider any action mandated by a petition for debt settlement proceedings or bankruptcy proceedings. The Company or Parent shall also promptly advise the Trustee of the approval of the filing of a debt settlement or bankruptcy petition prior to the filing of such petition.

If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company, Parent or a Significant Subsidiary) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company, the Representative under the Credit Agreement (if any amounts are outstanding thereunder) and the Trustee specifying the applicable Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same:

(1) shall become immediately due and payable; or

(2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement and five business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice.

In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company, Parent or a Significant Subsidiary shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (4) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the payment default or other default triggering such Event of Default pursuant to clause (4) shall be remedied or cured or waived by the holders of the relevant Debt within the grace period applicable to such default provided for in the documentation governing such Debt and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and (c) all the other amounts due to the Trustee have been paid.

Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

No holder of Notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, unless:

(a) such holder has previously given to the Trustee written notice of a continuing Event of Default;

(b) the registered holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee; and

(c) the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

Amendments and Waivers

Subject to certain exceptions, the indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of each holder of an outstanding Note) with the consent of the registered holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note, no amendment may:

(1) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver,

(2) reduce the rate of or change the time for payment of interest on any Note,

(3) reduce the principal of or change the Stated Maturity of any Note,

(4) make any Note payable in money other than that stated in the Note,

(5) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes or the Note Guarantees,

(6) (A) release any Guarantor that is a Significant Subsidiary or the Parent from its obligations under the Note Guarantees or the indenture other than pursuant to terms of the indenture, or (B) release any security interest that may have been granted in favor of the holders of the Notes pursuant to the covenant described under “—Certain Covenants—Limitation on Liens” other than pursuant to the terms of the indenture,

(7) modify the provisions described under “—Repurchase at the Option of Holders upon a Change of Control” or the related definitions at any time on or after the Company is obligated to make a Change of Control Offer, or

(8) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the Notes or any Note Guarantee in a manner which adversely affects the Holders.

Without the consent of any holder of the Notes, the Company and the Trustee may amend the indenture to:

(1) cure any ambiguity, omission, defect or inconsistency,

(2) comply with the covenant described under “—Merger, Consolidation and Sale of Property,”

(3) provide for uncertificated Notes in addition to or in place of certificated Notes,

(4) add additional Note Guarantees with respect to the Notes,

(5) secure the Notes,

(6) add to the covenants of the Company or the Guarantors for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or the Guarantors,

(7) make any change that does not adversely affect the rights of any holder of the Notes in any material respect,

(8) comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act,

(9) provide for the issuance of Additional Notes in accordance with the indenture, including the issuance of Additional Notes as restricted securities under the Securities Act and substantially identical Additional Notes pursuant to an Exchange Offer registered with the Commission, or

(10) evidence and provide the acceptance of the appointment of a successor Trustee under the indenture.

The Company shall deliver to the Trustee an Opinion of Counsel to the effect that a beneficial owner of a Note will not recognize income, gain or loss for U.S. federal income tax or Canadian federal income tax purposes as a result of an amendment or amendments described in paragraphs (3), (4), (5) and/or (6) of the immediately preceding paragraph, as applicable, and will be subject to U.S. federal income tax and withholding tax and Canadian federal income tax on the same amount and in the same manner and at the same times as would have been the case if such amendment or amendments, as applicable, had not been made.

Notwithstanding the foregoing, without the consents of the requisite lenders under the Credit Agreement, no amendment may be made to the subordination provisions described under “—Ranking.”

The consent of the holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment that requires the consent of the holders of Notes becomes effective, the Company is required to mail to each registered holder of the Notes at such holder’s address appearing in the Notes register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Defeasance

The Company at any time may terminate some or all of its obligations and the obligations of the Guarantors under the Notes, the Note Guarantees and the indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate:

(1) its and the Guarantors’ obligations under the covenants described under “—Repurchase at the Option of Holders upon a Change of Control” and “—Certain Covenants”;

(2) the operation of the cross-acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and Restricted Subsidiaries and the guaranty provisions described under “—Events of Default” above; and

(3) the limitations contained in clause (d) under the first and second paragraphs of “—Merger, Consolidation and Sale of Property” (“covenant defeasance”)

and thereafter any omission to comply with any covenant referred to in clause (1) above will not constitute a Default or an Event of Default with respect to the Notes.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3) (with respect to the covenants listed under clauses (1) and (3) of the first paragraph under “—Defeasance”), (4), (5), (6), (7) or (8) (with respect only to Significant Subsidiaries or Restricted Subsidiaries, as the case may be, in the case of clause (4), (5), (6), (7)

or (8)) under “—Events of Default” above. If the Company exercises its legal defeasance option or its covenant defeasance option, the Guarantors will be released from all their obligations under their respective Guarantees.

The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

(b) the Company delivers to the Trustee a certificate from an internationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(c) 123 days pass after the deposit is made and during the 123-day period no Default described in clause (5) or (6) under “—Events of Default” occurs with respect to Parent or the Company or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the guaranteeing of any lien securing such borrowing;

(e) such deposit does not constitute a default under the Credit Agreement or any other material agreement or instrument binding on the Company;

(f) in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

(1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

(2) since the date of the indenture there has been a change in the applicable U.S. federal income tax law

(3) to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax or Canadian federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax and Canadian federal income and withholding tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(g) in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax or Canadian federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax and Canadian federal income and withholding tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

(h) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the indenture.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all Notes and related Note Guarantees issued thereunder, when:

(1) either

(A) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; or

(B) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation;

(2) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the guaranteeing of any lien securing such borrowing;

(3) the Company and the Guarantors have paid or caused to be paid all sums payable by them under the indenture; and

(4) in the event of a deposit as provided in clause (1)(B) above, the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Consent to Jurisdiction and Service

The indenture provides that Parent and each of the Guarantors that is organized outside the United States revocably appoints Corporation Service Company as its agent for service of process in any suit, action or proceeding with respect to the indenture, the Notes or the Note Guarantees and for actions brought under federal or state securities laws in any federal or state court located in the Borough of Manhattan in The City of New York and submits to such non-exclusive jurisdiction.

Enforceability of Judgments Against Parent

Since each of Parent and the Canadian Guarantors are Canadian corporations with substantial assets located outside the United States, any judgments obtained in the United States against Parent and the Canadian Guarantors, including judgments with respect to the payment of principal, premium, interest, special interest, Additional Amounts, offer price, redemption price or other amounts payable under the Notes, may not be collectible within the United States.

A substantial portion of Parent’s and each Canadian Guarantor’s assets are located in Québec and Nova Scotia. Each of Parent and the Canadian Guarantors has been informed by Stikeman Elliott LLP that the laws of Québec permit a motion to be brought in a court of competent jurisdiction in Québec and by Stewart McKelvey Stirling Scales that the laws of Nova Scotia permit an action to be brought in a court of competent jurisdiction in Nova Scotia on any final, conclusive and enforceable civil judgment in personam of any federal or state court located in the Borough of Manhattan in The City of New York which is a court of competent jurisdiction against Parent in connection with any action arising out of or relating to the indenture (a “New York Court”) that is not impeachable as void or voidable (or subject to ordinary remedy in Québec) under the internal laws of the State of New York for a sum certain if (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, in the case of the province of Québec as determined by the Civil Code of Québec, and in the case of Nova Scotia as recognized by a Nova Scotia Court (submission by Parent and the Canadian Guarantors in the indenture to the jurisdiction of the New York Court being sufficient for such purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure and the decision and enforcement thereof would not be inconsistent with public policy or public order, as such terms are understood under the laws of Québec and Nova Scotia, as applicable, and the federal laws of Canada applicable therein, as the case may be (or inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in Québec); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue laws (including taxation laws), or expropriatory or penal laws; (iv) the motion or action to enforce such judgment is commenced within the applicable limitation period; (v) in Nova Scotia, the judgment is not contrary to the final and conclusive judgment of another jurisdiction; (vi) in Québec, there were no proceedings in Québec and no judgment rendered in Québec between the same parties, based on the same facts, and having the same object; (vii) in Québec, the decision has not been rendered by default unless the plaintiff has proven due service of the act of procedure initiating the proceedings on the defaulting party in accordance with the laws of the jurisdiction in which the decision was rendered and the defendant does not prove that, owing to the circumstances, it was unable to learn of the act of procedure or it was not given time to offer its defense; (viii) no new admissible evidence is discovered and presented before the Québec or Nova Scotia Court, as applicable, reaches its judgment; and (ix) such judgment was not obtained contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada). Stikeman Elliott LLP is not aware of any reasons under the present laws of Québec for avoiding enforcement of judgments of a New York Court with respect to the indenture on the basis of public order, as that term is understood under the laws of Québec.

In addition, under the Currency Act (Canada), a court in Canada may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a court in Canada will render its decision in the Canadian currency equivalent to such foreign currency.

Governing Law

The indenture, the Notes and the Note Guarantees are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

The Trustee

Wilmington Trust Company is the Trustee under the indenture.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Acquired Debt” means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or amalgamates with, or merges or consolidates with or into the Company or a Guarantor or a Restricted Subsidiary, or assumed in connection with the acquisition of assets from such Person and, in any case, such Debt was not

Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such amalgamation, merger, consolidation or acquisition. Acquired Debt shall be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of such amalgamation, merger, consolidation or acquisition.

“Additional Assets” means:

(a) any Property (other than cash, Temporary Cash Investments and securities) to be owned by the Company, a Guarantor or a Restricted Subsidiary and used in the business of the Company, a Guarantor or a Restricted Subsidiary in a Related Business; or

(b) Capital Stock of a Person that is or becomes a Restricted Subsidiary upon or as a result of the acquisition of such Capital Stock by the Company, a Guarantor or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means:

(a) Any Person who is a director or officer of:

(1) such specified Person,

(2) any Subsidiary of such specified Person, or

(3) any Person described in clause (b) below.

(b) Any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “—Limitation on Asset Sales” and “—Limitation on Transactions with Affiliates” and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or Parent and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Asset Sale” means any sale, transfer, issuance or other disposition (or series of related sales, transfers, issuances or dispositions) by the Company, a Guarantor or any Restricted Subsidiary, including any disposition by means of a merger, amalgamation, arrangement, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company, a Guarantor or a Restricted Subsidiary),

(b) all or substantially all of the properties and assets of any division or line of business of the Company, a Guarantor or any Restricted Subsidiary or

(c) any other assets of the Company, a Guarantor or any Restricted Subsidiary outside of the ordinary course of business of the Company, a Guarantor or such Restricted Subsidiary other than, in the case of clause (a), (b) or (c) above,

(1) any disposition by the Company, a Guarantor or a Restricted Subsidiary to the Company, a Guarantor, a Restricted Subsidiary or any Person (if after giving effect to such transfer such other Person becomes a Restricted Subsidiary),

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments,”

(3) any disposition effected in compliance with the covenant described under “—Merger, Consolidation and Sale of Property,”

(4) any sale or other disposition of cash or Temporary Cash Investments in the ordinary course of business,

(5) any disposition of obsolete, worn out or permanently retired equipment or facilities or other property that is no longer used or useful in the ordinary course of the business of the Company, a Guarantor or any Restricted Subsidiary,

(6) for purposes of the covenant described under “—Limitation on Asset Sales,” any disposition the net proceeds of which to the Company, a Guarantor and the Restricted Subsidiaries do not exceed $1.0 million in any transaction or series of related transactions,

(7) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business,

(8) any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy,

(9) any sale or disposition deemed to occur in connection with creating or granting any Liens not prohibited by the indenture,

(10) the surrender or waiver of contract rights or the settlement, release, surrender of contract, tort or other claims of any kind, and

(11) any sale or exchange of equipment in connection with the purchase or other acquisition of equipment of substantially equivalent or greater Fair Market Value and which is usable in a Related Business.

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the products of (1) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by (2) the amount of such payment by

(b) the sum of all such payments.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors, or any equivalent management entity, of such Person or any committee thereof duly authorized to act on behalf of such board.

“Board Resolution” means, with respect to any Person, a copy of a resolution of such Person’s Board of Directors, certified by the Secretary or an Assistant Secretary, or an equivalent officer, of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

“Canadian Government Obligations” means any security issued or guaranteed as to principal or interest by Canada, or by a person controlled or supervised by and acting as an instrumentality of the government of Canada pursuant to authority granted by the governmental body of Canada or any certificate of deposit for any of the foregoing.

“Canadian Guarantor” means the Parent and any other Guarantor organized under the laws of Canada or any province or territory thereof.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest prior to conversion or exchange.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company or a Guarantor from the issuance or sale (other than to the Company, a Guarantor or a Restricted Subsidiary or to an employee stock ownership plan or trust established by the Company or Guarantor or a Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or Guarantor or a Restricted Subsidiary) by Parent of its Capital Stock (including upon the exercise of options, warrants or rights) (other than Disqualified Stock) or warrants, options or rights to purchase Parent’s Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules l3d-3 and l3d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Parent (for the purpose of this clause (1), a Person shall be deemed to beneficially own the Voting Stock of a corporation that is beneficially owned (as defined above) by another corporation (a “parent corporation”) if such Person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent corporation);

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the applicable shareholders was approved or ratified by a vote of more than 50% of the Board of Directors of Parent, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of such Board of Directors then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of either Parent or the Company;

(4) the arrangement, merger, consolidation or amalgamation of Parent with or into another Person or the merger of another Person with or into Parent, or the sale of all or substantially all the assets of Parent and its Restricted Subsidiaries, taken as a whole, to another Person and, in the case of any such arrangement, merger, consolidation or amalgamation, the securities of the entity to be merged, that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of such entity, are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

(5) the Company is no longer a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia which is a direct or indirect Wholly-Owned Subsidiary of Parent.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus in each case, without duplication:

(a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period to the extent that such provision for taxes was included in computing such Consolidated Net Income;

(b) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

(c) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; and

(d) any non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or a reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); minus any non-cash items increasing Consolidated Net Income for such period (without duplication, excluding any reversal of a reserve for cash expense, if the establishment of such reserve had previously decreased Consolidated Net Income).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the net interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation: (a) any amortization of debt discount; (b) the net costs under Interest Rate Agreements; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

(2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means for any Person, for any period, the consolidated net income (loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis prior to any adjustment to net income for any preferred stock (other than Disqualified Stock) as determined in accordance with GAAP; provided, however, that there shall not be included in (or shall not be deducted in determining, as the case may be) such Consolidated Net Income, without duplication:

(a) the net income of any Person in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (as long as the net income of such Person is not required to be consolidated into the net income of the Person in question in accordance with GAAP) except for the amount of dividends or distributions paid to the Person in question or to the Subsidiary;

(b) the net income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than, if applicable, pursuant to the Notes, the indenture or the Credit Agreement) to the extent of such restriction, limitation or prohibition;

(c) any net gain or loss realized upon the sale or other disposition of any Property of such Person or any of its consolidated Subsidiaries (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business;

(d) any net after-tax extraordinary gain or loss;

(e) the cumulative effect of a change in accounting principles;

(f) any non-cash compensation expense realized for grants of stock appreciation or similar rights, stock options, Capital Stock or other rights to officers, directors and employees of such Person or a Subsidiary of such Person, provided that such rights (if redeemable), options or other rights can be redeemed at the option of the holder only for Capital Stock of Parent (other than Disqualified Stock);

(g) to the extent non-cash, any unusual, non-operating or non-recurring gain or loss;

(h) any cash or non-cash expenses directly attributable to the closing of manufacturing facilities;

(i) expenses or charges (whether cash or non-cash) relating to the refinancing or repayment of Debt, including the write-off of deferred refinancing costs and any premiums relating to such refinancing or repayment of such Person, to the extent such charges would otherwise have been deducted in computing such Consolidated Net Income; and

(j) gains or losses due to fluctuations in currency values and the related tax effect.

Notwithstanding the foregoing, to avoid duplication, for purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company, a Guarantor or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Credit Agreement” means the Credit Agreement, expected to be dated as of the Issue Date, among IPG (US) Inc., Central Products Company, IPG Administrative Services Inc., Intertape Polymer Corp., Intertape Inc., IPG Technologies Inc. and IPG Financial Services Inc. (together with IPG (US) Inc., the “U.S. Borrowers”) and Intertape Polymer Inc., a wholly-owned Canadian subsidiary (the “Canadian Borrower”, and together with the U.S. Borrowers, the “Borrowers”), and the lenders party thereto in their capacities as lenders thereunder Citicorp North

America, Inc., as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, restated and/or or otherwise modified (including to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder) from time to time, including any agreement, extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreement, or any successor or replacement agreement, and whether by the same or any other agent, lender or group of lenders.

“Credit Facility” means the Credit Agreement and one or more debt or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances that one or more times refinances, replaces, supplements, modifies or amends such credit facility (including increasing the amount of available borrowings thereunder or adding obligors as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option, synthetic cap or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any, but only in the event such premium has become due) in respect of:

(1) debt of such Person for borrowed money, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person;

(c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable for goods and services arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit, performance bonds or surety bonds securing obligations (other than obligations described in (a) through (c) above) provided in the ordinary course of business of such Person to the extent such letters of credit and bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, any Preferred Stock (measured, in each case, at the greatest of its voluntary or involuntary maximum fixed repurchase price or liquidation value on the date of determination but excluding, in each case, any accrued dividends for any current period not yet payable);

(f) all obligations of other Persons of the type referred to in clauses (a) through (e) above, and all accrued dividends of other Persons currently payable, the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons, the payment of which is secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person and all obligations under Interest Rate Agreements.

The amount of Debt of any Person at any date shall be the amount necessary to extinguish in full as of such date the outstanding balance at such date of all unconditional obligations as described above including, without limitation, all interest that has been capitalized, and without giving effect to any call premiums in respect thereof. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (f), (g) or (h) of the second paragraph of the covenant described under “—Limitation on Debt,” or

(2) the marked-to-market value of such Hedging Obligation to the counterparty thereof if not Incurred pursuant to such clauses.

For purposes of this definition, the maximum fixed repurchase price of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were purchased on any date on which Debt will be required to be determined pursuant to the indenture at its Fair Market Value if such price is based upon, or measured by, the fair market value of such Preferred Stock determined in good faith by the Board of Directors of Parent; provided, however, that if such Preferred Stock is not then permitted in accordance with the terms of such Preferred Stock to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Preferred Stock as reflected in the most recent financial statements of such Person.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Debt” means:

(1) the Debt under the Credit Agreement; and

(2) any other Senior Debt that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company (or the relevant Guarantor which incurs such Debt) in the instrument evidencing or governing such Senior Debt as “Designated Senior Debt” for purposes of the indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or upon the happening of an event:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the 91st day after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the Change of Control provisions applicable to such Disqualified Stock are no more favorable to the holders of such Disqualified Stock than the provisions of the indenture with respect to a Change of Control and such Disqualified Stock specifically provides that the issuer thereof will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s completing a Change of Control Offer.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Restricted Subsidiary.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Bank Agreement” means the Credit Agreement dated as of December 20, 2001, as amended by a First Amending Agreement dated as of December 20, 2002, and a Second Amending Agreement dated March 14, 2003, by and among Intertape Polymer Inc., Intertape Polymer Corp., and each of the other joint and several Facility A Borrowers (as defined therein), IPG Holdings LP, as the Facility B/C Borrower, Intertape Polymer Group Inc., IPG Finance LLC, IPG Holding Company of Nova Scotia, as Guarantors, and The Toronto-Dominion Bank, The Toronto-Dominion Bank, International Banking Facility, Comerica Bank, and Comerica Bank Canada Branch, as Lenders.

“Existing Senior Notes” means (i) the outstanding U.S. $25.0 million Senior Notes, Series A, due May 31, 2005 and the outstanding U.S. $112.0 million Senior Notes, Series B, due May 31, 2009, each issued under an Amended and Restated Note Agreement, dated as of December 20, 2001, as amended by Amendment No. 1, dated as of December 20, 2002, Amendment No. 2, dated as of March 28, 2003, and Amendment No. 3, dated as of April 26, 2004, by and among IPG Holdings LP, as issuer, Intertape Polymer Group Inc., Intertape Polymer Inc., Intertape Polymer Corp., IPG Finance LLC, IPG (US) Inc. and each of the other Restricted Subsidiaries (as defined therein), as guarantors, and the current noteholders named in Schedule I thereto, as amended; and (ii) the outstanding U.S. $137.0 million Senior Notes due March 31, 2008 issued under an Amended and Restated Note Agreement, dated as of December 20, 2001, as amended by Amendment No. 1, dated as of December 20, 2002, Amendment No. 2, dated as of March 28, 2003, and Amendment No. 3, dated as of April 26, 2004, by and among IPG Holdings LP, as issuer, Intertape Polymer Group Inc., Intertape Polymer Inc., Intertape Polymer Corp., IPG Finance LLC, IPG (US) Inc. and each of the other Restricted Subsidiaries (as defined therein), as guarantors, and the current noteholders named in Schedule I thereto, as amended.

“Existing Senior Notes Redemption” means the redemption in full of the entire outstanding principal amount of Existing Senior Notes (together with the payment of all accrued and unpaid interest and related call premiums owing in connection therewith), pursuant to the call provisions of the indentures governing the Existing Senior Notes and in accordance with either (a) the “irrevocable notice of redemption” delivered to the holders of the Existing Senior Notes on or prior to the Issue Date or (b) waivers received from all holders of the Existing Senior Notes on or prior to the Issue Date allowing for the redemption of the Existing Senior Notes on or before 30 days from the Issue Date and a notice of redemption relating thereto, which Existing Senior Notes Redemption, in either case, shall be effected on or prior to the 30th day after the Issue Date.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(i) if such Property has a Fair Market Value equal to or less than $10 million, by any Officer of the Company, or

(ii) if such Property has a Fair Market Value in excess of $10 million, by a majority of the Board of Directors of Parent and evidenced by a Board Resolution.

“Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Pro forma Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. For purposes of calculating the Parent’s Fixed Charge Coverage Ratio, the calculation shall reflect the Fixed Charge Coverage Ratio of Parent, the Company and the Restricted Subsidiaries, collectively (without duplication).

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(a) the Pro forma Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period whether paid or accrued, determined in accordance with GAAP;

(b) all commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, determined in accordance with GAAP, and net payments or receipts (if any) pursuant to Hedging Obligations to the extent such Hedging Obligations related to Debt that is not itself a Hedging Obligation;

(c) any interest expense on Debt of any Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon);

(d) amortization or write-off of Debt discount in connection with any Debt of such Person and any Restricted Subsidiary, on a consolidated basis in accordance with GAAP; and

(e) the product of (a) all dividend payments (other than any payments to the referent Person or any of its Restricted Subsidiaries and any dividends payable in the form of Capital Stock) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries, times (b) (x) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP as estimated by the chief financial officer of such Person in good faith or (y) if the dividends are deductible by such Person for income tax purposes based on law in effect at the time of payment, one.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary which is not organized under the laws of (x) the United States of America or any State thereof or the District of Columbia or (y) Canada or any province or territory thereof.

“GAAP” means Canadian generally accepted accounting principles as in effect on the Issue Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantors” means, collectively, the Subsidiary Guarantors and the Parent.

“Hedging Obligations” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Note register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or (if earlier) the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP or the application thereof that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided, further, however, that amortization of debt discount, accrual or capitalization of dividends and interest, including the accrual of deferred accrued interest, the accretion of principal and the payment of interest or dividends in the form of additional securities shall not, in any such case, be deemed to be the Incurrence of Debt; provided that in the case of Debt or Preferred Stock sold at a discount or for which interest or dividends are capitalized or accrued or accreted, the amount of such Debt or outstanding Preferred Stock Incurred shall at all times be the then current accreted value or shall include all capitalized interest.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of national standing or any third party appraiser or recognized expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, provided that such firm or appraiser is not an Affiliate of the Company.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option agreement, interest rate future agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any loan, advance or other extension of credit (other than advances or extensions of credit and receivables in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or acquired as part of the assets acquired in connection with an acquisition of assets otherwise permitted by the indenture and also excluding advances to officers and employees in the ordinary course of business) or capital contribution (by means of transfers of cash or other Property to others) or payments for Property or services for the account or use of others to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For the purposes of the covenants described under “—Certain Covenants— Limitation on Restricted Payments” and “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payments,” “Investment” shall include the Fair Market Value of the Investment of the Guarantor, the Company or a Restricted Subsidiary in any Subsidiary of the Company or Parent at the time that any such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company, such Guarantor or such Restricted Subsidiary, as the case may be, shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary (proportionate to its equity interest in such Subsidiary) of an amount (if positive) equal to:

(a) its “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to its equity interest in such Subsidiary) of the Fair Market Value of its Investment in such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Issue Date” means the date on which the Notes are initially issued (exclusive of any Additional Notes).

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

“Moody’s” means the Moody’s Investors Service, Inc. or any successor rating agency.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only, in each case, as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations or liabilities relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

(b) all payments made on any Debt (but only if such Debt is secured by a Permitted Lien or constitutes Senior Debt) that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

(d) brokerage commissions and other reasonable fees and expenses (including, without limitation, any severance, pension or shutdown cost and fees and expenses of counsel, accountants, investment bankers and other financial advisors or consultants) related to such Asset Sale and

(e) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company, a Guarantor or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities relating to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any deductions relating to escrowed amounts.

“Non-Recourse Debt” means Debt:

(a) as to which none of the Company, a Guarantor or any Restricted Subsidiary provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt) or is directly or indirectly liable (as a guarantor or otherwise) or as to which there is any recourse to the assets of the Company, a Guarantor or any Restricted Subsidiary; and

(b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default under such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Note Guarantee” means the Guarantee of the Notes, collectively, by the Parent and the Subsidiary Guarantors.

“Obligations” means all obligations for principal, premium, interest (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Debt, whether or not such interest is an allowed claim in any such proceeding), penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer or the Secretary of the specified Person.

“Officers’ Certificate” means a certificate signed by an Officer of the specified Person, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.

“Parent” means Intertape Polymer Group Inc., a Canadian corporation.

“Permitted Investment” means any Investment by the Company, a Guarantor or a Restricted Subsidiary in:

(a) the Company, a Guarantor, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, or that is merged or consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company, a Guarantor or a Restricted Subsidiary; provided that the primary business of such Restricted Subsidiary is a Related Business;

(b) cash or Temporary Cash Investments;

(c) receivables owing to the Company, a Guarantor or a Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company, Guarantor or such Restricted Subsidiary deems reasonable under the circumstances;

(d) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(e) loans and advances to employees, directors and consultants made in the ordinary course of business consistent with past practices of the Company or such Guarantor or Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $1.0 million at any one time outstanding;

(f) stock, obligations or other securities received in settlement or good faith compromise of debts owing to the Company, or Guarantor or a Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(g) any Person to the extent such Investment represents non-cash consideration received in connection with an asset sale, including an Asset Sale consummated in compliance with the covenant described under “—Certain Covenants — Limitation on Asset Sales”;

(h) the Notes and, if issued, any Additional Notes;

(i) Interest Rate Agreements, Currency Exchange Protection Agreements, Hedging Obligations and Commodity Price Protection Agreement, in each case permitted under the covenant described under “—Limitation on Debt”;

(j) existence on the Issue Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(k) prepaid expenses, negotiable instruments held for deposit or collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(l) any Person where the consideration provided by the Company or a Guarantor consists solely of Capital Stock of Parent (other than Disqualified Stock);

(m) Investments, including in joint ventures, in a Related Business that do not exceed $25.0 million outstanding at any one time in the aggregate (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(n) any Person where such Investment was acquired by the Company, a Guarantor or any Restricted Subsidiary (1) in exchange for any other Investment or accounts receivable held by the Company, a Guarantor or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (2) as a result of a foreclosure by the Company, a Guarantor or any of its Restricted Subsidiaries with respect to any secured Investment or such other transfer of title with respect to any secured Investment in default;

(o) negotiable instruments held for deposit or collection in the ordinary course of business;

(p) guarantees by the Company, a Guarantor or a Restricted Subsidiary of Debt otherwise permitted to be Incurred by the Company, a Guarantor or a Restricted Subsidiary under the indenture and the creation of Liens on the assets of the Company, a Guarantor or a Restricted Subsidiary in compliance with the covenant described under “—Limitation on Liens”; and

(q) other Investments made for Fair Market Value that do not exceed $25.0 million in the aggregate outstanding at any one time.

“Permitted Liens” means:

(a) Liens securing the Notes and the Note Guarantees;

(b) Liens securing Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “—Certain Covenants — Limitation on Debt,” provided that any such Lien may not extend to any Property of the Company, a Guarantor or any Restricted Subsidiary other than the Property acquired, constructed or leased with the proceeds of such Debt (or, in the case of Permitted Refinancing Debt, the Debt being Refinanced, or successively Refinanced with such Debt) and any improvements or accessions to such Property;

(c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company, a Guarantor or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(d) Liens imposed by law or regulation, such as statutory Liens or landlords’, carriers’, warehousemen’s and mechanics’ Liens, in favor of customs or revenue authorities and other similar Liens, on the Property of the Company, a Guarantor or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings or Liens arising solely by virtue of any statutory or common law provisions relating to customs, duties, bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(e) Liens on the Property of the Company, a Guarantor or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit, bankers’ acceptances, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a customary manner, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company, the Guarantors and the Restricted Subsidiaries taken as a whole;

(f) Liens on Property at the time the Company, a Guarantor or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company, a Guarantor or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company, a Guarantor or any Restricted Subsidiary; provided, further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Property was acquired by the Company, a Guarantor or any Restricted Subsidiary;

(g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company, a Guarantor or any other Restricted Subsidiary that is not a direct or, prior to such time, indirect Subsidiary of such Person; provided, further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary;

(h) pledges or deposits by the Company, a Guarantor or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company, a Guarantor or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, a Guarantor or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j) any provision for the retention of title to any Property by the vendor or transferor of such Property which Property is acquired by the Company, a Guarantor or a Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Company, a Guarantor or a Restricted Subsidiary and for which kind of transaction it is normal market practice for such retention of title provision to be included;

(k) Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in an Event of Default, and any Liens that are customarily required to protect or enforce rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(l) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary;

(m) (1) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company, a Guarantor or any Restricted Subsidiary has easement rights or on any real property leased by the Company, a Guarantor or any Restricted Subsidiary or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

(n) Liens existing on the Issue Date; provided that the Liens securing the Existing Senior Notes shall cease to be Permitted Liens on the 30th day after the Issue Date;

(o) Liens in favor of the Company, a Guarantor or any Restricted Subsidiary;

(p) Liens on the Property of the Company, a Guarantor or any Restricted Subsidiary to secure any Refinancing of Debt (other than the Existing Senior Notes), in whole or in part, secured by any Lien described in the foregoing clause (f), (g) or (n); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Debt being Refinanced;

(q) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(r) Liens in the form of licenses, leases or sublease granted or created by the Company or any Restricted Subsidiary, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of the Company or such Restricted Subsidiary or individually or in the aggregate materially impair the use (for its intended purpose) or the value of the Property subject thereto; and

(s) Liens on Property of Foreign Restricted Subsidiaries securing Debt Incurred pursuant to clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt.”

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt that is Incurred in accordance with the first paragraph of the covenant described under “Certain Covenants—Limitation on Debt” or that is Incurred under clause (b), (c), (e), (m) (other than any Existing Senior Notes) or previously Incurred under clause (o) of the definition of “Permitted Debt,” including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) and any accrued but unpaid interest then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums, tender and defeasance costs, related to such Refinancing,

(b) in the case of the Refinancing of term Debt, the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) in the case of the Refinancing of term Debt, the final Stated Maturity of the Debt being Incurred is no earlier than the final Stated Maturity of the Debt being refinanced, and

(d) in the case of the Refinancing of Debt of the Company or a Guarantor:

(1) the new Debt shall not be senior in right of payment to the Debt being Refinanced; and

(2) if the Debt being Refinanced constitutes Subordinated Obligations of the Company or a Guarantor, the new Debt shall be subordinated to the Notes or the relevant Note Guarantee, as applicable, at least to the same extent as the Subordinated Obligations;

provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Restricted Subsidiary (other than a Subsidiary Guarantor) that Refinances Debt of the Company or a Guarantor, or

(y) Debt of Parent, the Company, a Guarantor or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with the terms of the indenture and (to the extent not conflicting with such terms) Article 11 of Regulation S-X promulgated under the Securities Act (as in effect on the Issue Date).

“Pro forma Consolidated EBITDA” means, for any Person for any period, the Consolidated EBITDA of such Person on a pro forma basis, provided that if, since the beginning of the relevant period,

(a) (x) any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, such event shall be deemed to have occurred on the first day of the applicable reference period, or (y) any Person that subsequently became a Restricted Subsidiary or was merged with or into such Person or any Restricted Subsidiary since the beginning of the period shall have made any Investment in any Person or made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then in each case, Pro forma Consolidated EBITDA shall be calculated giving pro forma effect thereto for such period as if such designation, Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable reference period; and

(b) in the event that pro forma effect is being given to any Repayment of Debt, Pro forma Consolidated EBITDA for such period shall be calculated as if such Person or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt.

“Pro forma Consolidated Interest Expense” means, with respect to any period, Consolidated Interest Expense adjusted (without duplication) to give pro forma effect to any Incurrence of Debt that remains outstanding at the end of the period or any Repayment of Debt since the beginning of the relevant period as if such Incurrence or Repayment had occurred on the first day of such period.

If any Debt bears a floating or fluctuating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating or fluctuating rate of interest on the date of determination were in effect for the whole period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement had when entered into a term of at least 12 months or, if shorter, the term of the Debt). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Debt of such Restricted Subsidiary shall be deemed to have been repaid during such period to the extent the Company and the continuing Guarantors and Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

(b) Incurred to finance the acquisition, construction or lease by the Company, a Guarantor or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, completion of the construction, addition or improvement or lease of such Property by the Company, such Guarantor or such Restricted Subsidiary.

“Qualified Equity Offering” means any public or private offering for cash of Capital Stock (other than Disqualified Stock) of Parent other than (i) public offerings of Capital Stock registered on Form S-8 or (ii) other issuances upon the exercise of options of employees of Parent or any of its Subsidiaries.

“Registration Rights” means the Registration Rights Agreement among the Company, the Guarantors and the initial purchasers entered into in connection with the issuance of the Notes.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any business that is the same as or related, ancillary, incidental or complementary to the business of Parent, a Guarantor or a Restricted Subsidiary on the Issue Date or any reasonable extension, development or expansion of the business.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt with the effect that the Debt is no longer an obligation of the person who had incurred such Debt or any of its Restricted Subsidiaries. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under “—Limitation on Asset Sales” and the definition of “Fixed Charge Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Representative” shall mean the trustee, agent or other representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Senior Debt lacks such a representative, then the Representative for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid by the Company, a Guarantor or any Restricted Subsidiary on or with respect to any shares of the Capital Stock of the Company, a Guarantor or a Restricted Subsidiary, except for (i) any dividend or distribution that is made solely to the Company, a Guarantor or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such

Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company, a Guarantor or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or (ii) any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Parent or in options, warrants or other rights to acquire shares of Capital Stock (other than Disqualified Stock) of the Parent;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company, a Guarantor or a Restricted Subsidiary (other than from the Company, a Guarantor or a Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transactions) or securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company, a Guarantor or a Restricted Subsidiary that is not Disqualified Stock); provided that, notwithstanding anything in this definition to the contrary, the purchase, repurchase, redemption, acquisition or retirement for value of any Disqualified Stock of the Company, a Guarantor or a Restricted Subsidiary at its scheduled mandatory redemption date shall only constitute a Restricted Payment to the extent (and only to the extent) that the issuance of such Disqualified Stock increased the amount available for Restricted Payments pursuant to clause (c)(3) of the first paragraph under “—Limitation on Restricted Payments”;

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

(d) any Investment (other than Permitted Investments and Guarantees by Restricted Subsidiaries of Debt Incurred pursuant to the covenant described under “—Limitation on Debt”) in any Person; or

(e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person (other than the Company, a Guarantor or another Restricted Subsidiary) if the result thereof is that such Restricted Subsidiary shall cease to be a Subsidiary of the Company or a Guarantor, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company, the Guarantors and the Restricted Subsidiaries.

For the avoidance of doubt, payments with respect to the Existing Senior Notes Redemption shall not constitute a Restricted Payment.

“Restricted Subsidiary” means each Subsidiary of Parent as of the Issue Date and thereafter unless such Subsidiary is designated an Unrestricted Subsidiary in accordance with the provisions of the indenture; provided that the Company shall not be deemed to constitute a Restricted Subsidiary for purposes hereof, except that the Company shall be deemed to constitute a Restricted Subsidiary of Parent for purposes of financial definitions contained herein (including the definition of Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Fixed Charged Coverage Ratio, Fixed Charges, Pro forma Consolidated EBITDA and Pro forma Consolidated Interest Expense) and for calculations pursuant thereto.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. or any successor rating agency.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Debt of the Company or a Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, Incurred or assumed and any amendments, renewals, modifications, extensions, refinancings and refundings of such Debt, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall be subordinated in right of payment to any other Debt of such Person. Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on and all other amounts owing by the Company or a Guarantor in respect of:

(1) all monetary obligations (including Guarantees thereof) of every nature of the Company or a Guarantor under, or with respect to, the Credit Facility, including, without limitation, obligations (including Guarantees) to pay principal, premium (if any), any interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

(2) all obligations under Interest Rate Agreements (including guarantees thereof);

(3) all obligations under Currency Exchange Protection Agreements (including guarantees thereof); and

(4) all obligations under Commodity Price Protection Agreements (including guarantees thereof) in each case whether outstanding on the Issue Date or thereafter Incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1) any Debt of the Company or a Guarantor to Parent or a Subsidiary of the Parent;

(2) any Debt to, or guaranteed on behalf of, any director, officer or employee, in such capacities of the Parent or any Subsidiary of the Parent (including, without limitation, amounts owed for compensation);

(3) Debt to trade creditors and other amounts Incurred (but not under the Credit Facility) in connection with obtaining goods, materials or services including, without limitation, accounts payable;

(4) obligations in respect of any Capital Stock, including Disqualified Stock;

(5) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor;

(6) that portion of any Debt Incurred in violation of the indenture; provided that (x) as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received a certificate from an officer of the Company to the effect that the incurrence of such Debt does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provision of the indenture) and (y) any revolving Debt under the Credit Agreement incurred in violation of such covenant as a result of the incurrence of Senior Debt under any other Credit Facility providing for inventory or receivables financing shall not be excluded from Senior Debt so long as such revolving Debt was extended in good faith to the Company;

(7) Debt that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the issuer of such Debt;

(8) any Debt that is, by its express terms, subordinated in right of payment to any other Debt of the Company or a Guarantor (including the Notes and the Note Guarantees); and

(9) any obligations under, or relating to, the Existing Senior Notes (by way of guarantee or otherwise).

“Senior Subordinated Debt” means (i) with respect to the Company, the Notes, and any other Debt of the Company that specifically provides that such Debt is to have the same rank as the Notes in right of payment and is not subordinated by its terms in right of payment to any Debt or other obligation of the Company which is not Senior Debt and (ii) with respect to any Guarantor, the Guarantees and any other Debt of such Guarantors that specifically provides that such Debt is to have the same rank as Guarantees of the Notes in right of payment and is not subordinated by its terms in right or payment to any Debt or other obligation of such Guarantor which is not Senior Debt.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Stated Maturity” means (a) with respect to any debt security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer, unless such contingency has occurred) and (b) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subordinated Obligation” means any Debt of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or such entity’s Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person,

(b) such Person and one or more Subsidiaries of such Person, or

(c) one or more Subsidiaries of such Person.

Unless otherwise specified a “Subsidiary” shall mean a subsidiary of the Parent.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in the indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.

“Subsidiary Guarantor” means (i) each Restricted Subsidiary of the Parent (other than the Company) on the Issue Date and (ii) each other Restricted Subsidiary of the Parent (other than the Company) that executes a Subsidiary Guarantee in accordance with the covenant described under “—Certain Covenants—Future Subsidiary Guarantors,” in each case until such time as such Subsidiary Guarantor shall be released in accordance with the terms of the indenture.

“Temporary Cash Investments” means:

(a) any U.S. Government Obligation and Canadian Government Obligation, maturing not more than one year after the date of acquisition, issued by the United States, Canada or any member of the European Union or instrumentality or agency thereof, and constituting a general obligation of the United States or Canada;

(b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the U.S. Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $250 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or, in the case of Non-U.S. Guarantors of Parent, any local office of any commercial bank organized under the laws of the relevant jurisdiction or any political subdivision thereof which has a combined capital surplus and undivided profits in excess of $250 million (or the foreign currency equivalent thereof));

(c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States or Canada, any state, province or territory thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(d) any money market deposit accounts issued or offered by a commercial bank organized in the United States or Canada having capital and surplus and undivided profits in excess of $250 million; provided that the short-term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(e) repurchase obligations and reverse repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clause (a) or (b) entered into with a bank meeting the qualifications described in clause (b) above;

(f) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, or by any political subdivision or taxing authority thereof, and rated at least “A-1” by S&P or “P-1” by Moody’s;

(g) interests in funds investing substantially all their assets in securities of the types described in clauses (a) through (f); and

(h) interests in mutual funds with a rating of AAA- or higher that invest all of their assets in short-term securities, instruments and obligations which carry a minimum rating of “A-2” by S&P or “P-2” by Moody’s and which are managed by a bank meeting the qualifications in clause (b) above;

provided that for purposes of the subordination provisions and the covenant described under “—Use of Proceeds” above, the term “Temporary Cash Investments” shall not include obligations of the type referred to in clause (e), Canadian Government Obligations and obligations other than in U.S. dollars or of Persons outside the United States other than commercial banks.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of Parent that at the time of determination is designated as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “—Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly-Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares and shares required by a applicable law to be held by a Person other than the Company or a Subsidiary) is at such time owned, directly or indirectly, by the Parent, as the case may be, and their other wholly owned Subsidiaries.

Book-Entry System

We issued the outstanding notes in the form of global securities. The exchange notes will be initially issued in the form of global securities registered in the name of The Depository Trust Company or its nominee.

Upon the issuance of a global security, The Depository Trust Company or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the exchange notes represented by such global security exchanged by such persons in the exchange offer. The term “global security” means the outstanding global securities or the exchange global securities, as the context may require. Ownership of beneficial interests in a global security will be limited to persons that have accounts with The Depository Trust Company, which we refer to as participants, or persons that may hold interests through participants. Any person acquiring an interest in a global security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by The Depository Trust Company (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security. Because The Depository Trust Company can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global security to pledge its interests to persons that do not participate in The Depository Trust Company system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing those interests.

Payment of principal of and interest on any notes represented by a global security will be made in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. The Company has been advised by The Depository Trust Company that upon receipt of any payment of principal of or interest on any global security, The Depository Trust Company will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of The Depository Trust Company. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

Subject to compliance with the transfer restrictions applicable to the outstanding notes, cross-market transfers between the participants in The Depository Trust Company, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery or instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines, Brussels time, of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

A global security may not be transferred except as a whole by The Depository Trust Company or a nominee of The Depository Trust Company to a nominee of The Depository Trust Company or to The Depository Trust Company. A global security is exchangeable for certificated notes only if:

(a) The Depository Trust Company notifies the Company that it is unwilling or unable to continue as a depositary for such global security or if at any time The Depository Trust Company ceases to be a clearing agency registered under the exchange Act and, in either case, the Company fails to appoint a successor depository;

(b) the Company, in its discretion, at any time determines not to have all the notes represented by such global security; or

(c) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes represented by such global security.

Any global security that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as The Depository Trust Company or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of The Depository Trust Company or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated notes,

(a) certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law;

(b) payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at the office or agency of the Company maintained for such purposes; and

(c) no service charge will be made for any registration of transfer or exchange of the certificated notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

Certificated notes may not be exchanged for beneficial interests in any global security unless the transferor first delivers to the trustee a written certificate, in the form provided in the indenture, to the effect that the transfer will comply with the appropriate transfer restrictions applicable to the notes.

The Company will make payments in respect of the notes represented by the global securities, including principal and interest, by wire transfer of immediately available funds to the accounts specified by the global security holder. The Company will make all payments of principal and interest with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in the Portal® market and to trade in The Depository Trust Company’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by The Depository Trust Company to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

So long as The Depository Trust Company or any successor depositary for a global security, or any nominee, is the registered owner of such global security, The Depository Trust Company or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture and the notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of The Depository Trust Company or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, The Depository Trust Company or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(a) any aspect of The Depository Trust Company’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interest in the global securities or for maintaining, supervising or reviewing any of The Depository Trust Company’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global securities; or

(b) any other matter relating to the actions and practices of The Depository Trust Company or any of its participants or indirect participants.

Because of time zone difference, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of The Depository Trust Company. The Depository Trust Company has advised us that the cash received in Euroclear or Clearstream as a result of sales of interests in the global security by or through a Euroclear or Clearstream participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following The Depository Trust Company’s settlement date.

The Depository Trust Company has advised the Company that The Depository Trust Company is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the exchange Act. The Depository Trust Company was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository Trust Company’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own The Depository Trust Company. Access to The Depository Trust Company’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although The Depository Trust Company, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of The Depository Trust Company, including Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the trustee or the initial purchasers will have any responsibility for the performance by The Depository Trust Company, Euroclear and Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS FOR OUTSTANDING NOTES

Although the following description summarizes the material provisions of the registration rights agreement that we entered into with the initial purchasers for the benefit of the holders of the notes on July 28, 2004, the summary is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement.

Pursuant to the registration rights agreement, Intertape Polymer US and the guarantors have agreed, at their cost, for the benefit of the holders of the notes, to:

•	no later than 90 days after the issue date of the notes, file a registration statement with the SEC with respect to a registered offer to exchange the notes for our new notes (the “exchange notes”) having terms substantially identical in all material respects to the notes (except that the exchange notes will not contain terms with respect to transfer restrictions and liquidated damages);

•	use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act not later than 150 days after the issue date of the notes; and

•	subject to the foregoing, use our reasonable best efforts to cause the exchange offer to be consummated not later than 180 days after the issue date of the notes.

Under existing SEC interpretations, the exchange notes would be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the exchange notes represents that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not our affiliate, as such terms are interpreted by the SEC; provided that broker-dealers receiving exchange notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such exchange notes for 180 days following the effective date of such exchange offer registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectuses).

A holder of notes (other than certain specified holders) who wishes to exchange such notes for exchange notes in the exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not our “affiliate,” as defined in Rule 405 of the Securities Act, or if it is our affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If a holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

In the event that:

(1) applicable interpretations of the staff of the SEC do not permit us and the guarantors to effect such an exchange offer; or

(2) for any other reason the exchange offer is not consummated within 180 days after the issue date of the notes; or

(3) prior to the 20th day following consummation of the exchange offer:

(A) the initial purchasers so request with respect to notes not eligible to be exchanged for exchange notes in the exchange offer;

(B) any holder of notes (other than the initial purchasers) notifies us that it is not eligible to participate in the exchange offer; or

(C) an initial purchaser notifies us that it will not receive freely tradeable exchange notes in exchange for notes constituting any portion of an unsold allotment,

we and the guarantors will, subject to certain conditions, at our cost:

•	as promptly as practicable, file a shelf registration statement covering resales of the notes or the exchange notes, as the case may be;

•	use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

•	keep the shelf registration statement effective for a period of two years from the effective date of the shelf registration statement or such shorter period that will terminate when all notes registered thereunder are disposed of in accordance therewith or cease to be outstanding.

In the event that:

(1) within 90 days after the issue date of the notes, neither the exchange offer registration statement nor the shelf registration statement has been filed with the SEC;

(2) within 150 days after the issue date of the notes, the exchange offer registration statement has not been declared effective;

(3) within 180 days after the issue date of the notes, neither the exchange offer has been consummated nor the shelf registration statement has been declared effective;

(4) within 60 days of the day on which the obligation to file a shelf registration statement arises pursuant solely to clause (3) above, we fail to file such shelf registration statement with the SEC; or

(5) after either the exchange offer registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of notes or exchange notes in accordance with and during the period specified in the registration rights agreement,

(each such event a “registration default”) then, liquidated damages will accrue on the aggregate principal amount of the notes and the exchange notes from and including the date on which any such registration default has occurred to, but excluding, the date on which all registration defaults have been cured. Liquidated damages will accrue at an initial rate of 0.25% per annum, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such registration default continues up to a maximum of 1.0% per annum.

The exchange notes will not be qualified for distribution to the public under the securities laws of any province or territory of Canada. The exchange offer will not be made in Canada or to or for the benefit of any resident of Canada except in compliance with exemptions from the registration and prospectus requirements of applicable Canadian provincial securities laws and otherwise in compliance with those laws. Any resale of notes or exchange notes, as the case may be, in Canada, or to or by the residents of Canada, must be made in accordance with, or pursuant to an exemption from, the registration and prospectus requirements of applicable Canadian provincial securities laws.

IMPORTANT U.S. AND CANADIAN TAX CONSIDERATIONS

United States

The following general discussion sets forth certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the exchange notes. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, published rulings, administrative pronouncements and court decisions, all as of the date of this offering memorandum and all of which are subject to change or differing interpretations at any time and in some circumstances with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a prospective investor in light of the investor’s particular circumstances, or to certain types of investors subject to special treatment under U.S. federal income tax laws (such as financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, brokers, dealers, persons holding exchange notes as part of a straddle or a hedging, conversion or integrated transaction, or persons whose functional currency (as defined in section 985 of the Code) is not the U.S. dollar), or certain expatriates or former long-term residents of the United States. In addition, this discussion does not consider the effect of any non-U.S. laws or U.S. state or local income tax laws. Except as set forth below, this discussion does not address in any detail U.S. federal tax considerations (e.g., estate or gift tax) other than income tax considerations. The following discussion is limited to purchasers who acquire the exchange notes pursuant to the registered exchange offer, and who will hold the exchange notes as “capital assets” within the meaning of section 1221 of the Code.

The following discussion does not purport to be legal advice to prospective investors generally or to any particular prospective investor. Each prospective investor of the exchange notes should consult its own tax advisors concerning the application of U.S. federal income tax laws to its particular situation.

As used herein, the term “U.S. Holder” means a beneficial owner of an exchange note that is for U.S. federal income tax purposes (i) an individual citizen or resident (as defined in section 7701 (b) of the Code) of the United States, (ii) a corporation (or other entity treated as a corporation for purposes of the Code) created or organized in or under the laws of the United States or of any state or political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more U.S. persons (within the meaning of section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, as well as certain other trusts that have elected to be treated as U.S. persons under the Code. As used herein, the term “Non-U.S. Holder” means a beneficial owner of an exchange note that is neither a U.S. Holder nor a partnership.

If a foreign or domestic partnership or other entity taxable as a partnership holds an exchange, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partner or partnership should consult its tax advisor as to the tax consequences of the purchase, ownership and disposition of an exchange note.

Tax Consequences of the Exchange Offer

Pursuant to the registered exchange offer, we are offering to exchange the notes for publicly registered notes (the “exchange notes”) having substantially identical terms. See “The Exchange Offer.” Under current law, the exchange of notes for exchange notes pursuant to the registered exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes. Accordingly, holders will not recognize taxable gain or loss upon the receipt of exchange notes in exchange for notes in the registered exchange offer, the holding period for an exchange note received in the registered exchange offer will include the holding period of the note surrendered in exchange therefor, and the adjusted tax basis of an exchange note immediately after the exchange will be the same as the adjusted tax basis of the note surrendered in exchange therefor.

The Company is obligated to pay additional interest on the exchange notes under certain circumstances described under “Registration Rights for Outstanding Notes.” It is possible that the Internal Revenue Service could assert that the additional interest that we would be obligated to pay in the event of a registration default (as described above under “Registration Rights for Outstanding Notes”) are “contingent payments” for U.S. federal income tax purposes. If so treated, the exchange notes would be treated as “contingent payment debt instruments” and certain adverse U.S. federal income tax consequences could result. However, the U.S. Treasury Regulations, with respect to debt instruments that provide for one or more contingent payments, provide that remote or incidental contingencies are ignored for purposes of determining whether a debt instrument is a “contingent payment debt instrument.” The Company believes that the possibility of the payment of additional interest is remote and, accordingly, does not intend to treat the exchange notes as “contingent payment debt instruments.”

U.S. Holders

Taxation of Interest

Stated Interest. Generally, the amount of any stated interest payments on an exchange note, or guarantee thereof, will be treated as “qualified stated interest” for U.S. federal income tax purposes and will generally be included in a U.S. Holder’s gross income as ordinary interest income for U.S. federal income tax purposes at the time it is received or accrued by such U.S. Holder in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Any additional amounts owing on the exchange notes that are accrued or received by a U.S. Holder will be treated as additional interest income for U.S. federal income tax purposes. Interest on an exchange note, or guarantee thereof, is treated as U.S. source interest for U.S. foreign tax credit purposes.

Disposition of a Note

Upon the sale, exchange (except as discussed above under the heading “Tax Consequences of the Exchange Offer”), redemption or retirement of an exchange note, a U.S. Holder generally will recognize taxable gain in an amount equal to the excess of the amount realized on the sale, exchange, redemption or retirement (other than amounts representing accrued interest, which will be taxable as such, but including any redemption premium paid by the Company) over such U.S. Holder’s adjusted tax basis in the exchange note, or loss in an amount equal to the excess of such U.S. Holder’s adjusted tax basis in the exchange note over the amount realized. A U.S. Holder’s adjusted tax basis in an exchange note generally will equal such U.S. Holder’s initial investment in such exchange note decreased by the amount of any payments received by such U.S. Holder that are not deemed qualified stated interest payments. Such gain or loss realized by a U.S. Holder generally will be treated as U.S.-source gain or loss, and will be long-term capital gain or loss if the exchange note was held for more than one (1) year at the time of disposition. In the case of a non-corporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to long-term capital gain currently fifteen percent (15%) will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends). Capital gain that is not long-term capital gain is subject to U.S. federal income tax rates applicable to ordinary income (other than certain dividends).

Non-U.S. Holders

Subject to the discussion below under the heading “U.S. Backup Withholding and Information Reporting,” payments of principal of, and interest on, any exchange note to a Non-U.S. Holder, other than (1) a controlled foreign corporation, as such term is defined in Code, which is related to us through stock ownership, (2) a person owning, actually or constructively, securities representing at least ten percent (10%) of the total combined outstanding voting power of all classes of our voting stock, and (3) a bank which acquires such exchange note in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, will not be subject to any U.S. withholding tax provided that the beneficial owner of the exchange note provides certification completed in compliance with applicable statutory and regulatory requirements, which requirements are discussed below under the heading “U.S. Backup Withholding and Information Reporting,” or an exemption is otherwise established.

In addition, subject to the discussion below under the heading “U.S. Backup Withholding and Information Reporting,” a Non-U.S. Holder will not be subject to U.S. federal income tax on any payments of interest on an exchange note, or guarantee thereof, and on any gain realized on the sale or exchange of an exchange note, provided that such interest or gain is not effectively connected with the conduct of a U.S. trade or business of the holder and, in the case of any gain realized by a Non-U.S. Holder who is an individual, such holder is not present in the United

States for a total of 183 days or more during the tax year in which such gain is realized and certain other conditions are met.

An exchange note that is held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of such individual’s death, provided that such individual is not a shareholder owning actually or constructively ten percent (10%) or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of such individual’s death, payments of interest with respect to such exchange notes would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

U.S. Backup Withholding and Information Reporting

A backup withholding tax and information reporting requirements apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation, to certain noncorporate holders of exchange notes that are U.S. persons. Information reporting generally will apply to payment of interest on, or principal of, the exchange notes, or guarantee thereof, made within the United States to a holder of the exchange notes, other than an exempt recipient, including a corporation, a payee that is a Non-U.S. Holder that provides appropriate certification and certain other persons. The payor will be required to withhold backup withholding tax on payments made within the United States on an exchange note, or guarantee thereof, to a domestic partnership for U.S. federal income tax purposes or to a U.S. Holder, other than an exempt recipient, including a corporation, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements. Payments within the United States of principal and interest on the note, or guarantee thereof, to a Non-U.S. Holder will not be subject to backup withholding tax and information reporting requirements if an appropriate certification is provided by the holder to the payor and the payor does not have actual knowledge or a reason to know that the certificate is incorrect. The backup withholding tax rate currently is 28.0% for years through 2010.

In the case of payments to a foreign simple trust, a foreign grantor trust or a foreign partnership, other than payments to a foreign simple trust, a foreign grantor trust or foreign partnership that qualifies as a withholding foreign trust or a withholding foreign partnership within the meaning of the applicable U.S. Treasury Regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that is effectively connected with the conduct of a trade or business in the United States, the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor may rely on a certification provided by a payee that is not a U.S. person only if the payor does not have actual knowledge or a reason to know that any information or certification stated in the certificate is incorrect.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

Canadian Tax Considerations for U.S. Holders

The following description of Canadian federal income tax considerations relevant to the exchange offer and the acquisition pursuant thereto of exchange notes is of a general nature only and should not be construed as advice to any particular holder of outstanding notes or exchange notes. Holders of outstanding notes or exchange notes are advised to consult with their tax advisors with respect to their particular tax position. This description does not apply to holders of outstanding notes or exchange notes who are non-resident insurers carrying on an insurance business in Canada and elsewhere.

Under the Income Tax Act (Canada) (the “Tax Act”), the regulations thereunder, judicial decisions, and the published statements of the current administrative practices of Canada Customs and Revenue Agency, in each case as in effect on the date of this prospectus, all of which are subject to change, there will be no Canadian federal income tax payable as a consequence of the exchange of outstanding notes for exchange notes by any holder of outstanding notes who (i) is neither resident nor deemed to be resident in Canada for purposes of the Tax Act, (ii) deals at arm’s length, within the meaning of the Tax Act, with Intertape and (iii) does not use or hold, and is not deemed to use or hold, the outstanding notes in carrying on a business in Canada for the purposes of the Tax Act.

Similarly, under such federal laws of Canada, we are not required to withhold Canadian federal income tax from interest paid on the principal of the outstanding notes offered hereby or exchange notes, or from any premium or principal paid on such outstanding notes, to any holder who (i) is neither resident nor deemed to be resident in Canada for the purposes of the Tax Act, (ii) deals at arm’s length, within the meaning of the Tax Act, with Intertape and (iii) does not use or hold, and is not deemed to use or hold, the outstanding notes in carrying on a business in Canada for the purposes of the Tax Act.

Under the Tax Act, no other taxes on income, including taxable capital gains, are payable in respect of the holding, redemption or disposition of exchange notes by holders who are neither resident nor deemed to be resident in Canada for purposes of the Tax Act and who do not use or hold and are not deemed to use or hold the exchange notes in carrying on business in Canada for the purposes of the Tax Act.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with these resales. In addition, until                     , 2005, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any of these resales of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Shutts & Bowen LLP, Miami, Florida, will pass upon certain legal matters under U.S. federal, New York, Delaware and Virginia law for us regarding the exchange notes. Stikeman Elliott LLP, Montreal, Québec, will pass upon certain legal matters under Canadian law for us regarding the exchange notes. Michael L. Richards, one of our directors, is a senior partner of Stikeman Elliott LLP. Stewart, McKelvey Stirling Scales, Halifax, Nova Scotia, will pass upon certain legal matters under Nova Scotia law for us regarding the exchange notes. F. Castelo Branco & Associates, Lisbon, Portugal, will pass upon certain legal matters under Portuguese law for us regarding the exchange notes. Chancery Chambers, Attorneys At Law, Bridgetown, Barbados, will pass upon certain legal matters under Barbados law for us regarding the exchange notes. Goodrich Riquelme Y Asociados, Mexico City, Mexico, will pass upon certain legal matters under Mexican law for us regarding the exchange notes.

INDEPENDENT ACCOUNTANTS

Our independent accountants are Raymond Chabot Grant Thornton LLP (formerly Raymond Chabot Grant Thornton, General Partnership), Chartered Accountants, Montreal, Canada. Our consolidated financial statements as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, included in this registration statement have been audited by Raymond Chabot Grant Thornton LLP, as stated in their report appearing herein.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Parent is a corporation existing under the laws of Canada. Most of our directors and officers, and certain of the experts named herein, are not residents of the United States, and a substantial portion of our assets are located outside the United States. Our Parent has appointed an agent for service of process in the United States but it may be difficult for holders of exchange notes to effect service within the United States upon our directors, officers and experts, or to realize against them upon judgments of courts of the United States predicated on civil liabilities under U.S. federal securities laws. We have been advised by our Canadian counsel, Stikeman Elliot LLP, that a judgment of a U.S. court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel that such an action could be brought in the first instance in a court of competent jurisdiction in a Canadian province against our Parent (if its head office is in that province) and against our directors, officers and experts resident in that province, subject to such court’s inherent discretion to decline to hear such an action where it is not the convenient forum or where concurrent proceedings are being brought elsewhere.

The Canadian court would determine civil liability predicated solely upon U.S. federal securities laws if:

a. for an action brought before the courts of a Canadian province other than Québec, such court is satisfied that the United States is the lex loci delicti (that is, the law of the place of the wrong) for such claim, or

b. for an action brought before the courts of the province of Québec, the United States is the country where the injurious act occurred or where the injury appeared. If, however, the person who committed the injurious act and the victim have their domiciles or residences in the same country, the Québec court will apply the law of that country.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4 and Form F-4 with the SEC with respect to the exchange notes offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement or the exhibits and schedules that are part of the registration statement. For further information on us and the exchange notes we are offering, you should review the registration statement.

Intertape Polymer Group Inc. is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. Under a multi-jurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. You may read and copy all or any portion of any reports, statements or other information we file with the SEC at the SEC’s public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the SEC’s website at http://www.sec.gov.

Intertape Polymer Group Inc. also files annual, quarterly and current reports, proxy statements and other information with the Autorité des Marchés Financiers du Québec and the other securities commissions throughout Canada. You may inspect copies of such materials at the public reference room maintained by the Financial Markets Authority of Québec, also known as the Autorité des Marchés Financiers du Québec, located at 800 Square Victoria, 22nd Floor, Stock Exchange Tower, Montreal, Québec, H4Z 1G3. Please call the Financial Markets Authority of Québec at 1-800-361-5072 for more information on the public reference room. You can also find information on the website maintained through the System for Electronic Document Analysis and Retrieval (the SEDAR system) at http://www.sedar.com. Such reports, proxy statements and other documents and information concerning us are also available for inspection at the offices of the Toronto Stock Exchange located at 130 King Street West, 3rd Floor, Toronto, Ontario, M5X 1J2.

We do not expect that Intertape Polymer US will file separate reports and other information under the Exchange Act with the SEC.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any of the documents that we have filed with the Financial Markets Authority of Qúebec or otherwise referred to in this prospectus, other than the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus. Requests should be directed to:

Andrew M. Archibald, C.A.

Chief Financial Officer and Corporate Secretary

3647 Cortez Road West

Bradenton, Florida 34210

Auditors’ Report

To the Board of Directors of Intertape Polymer Group Inc.

We have audited the consolidated balance sheets of Intertape Polymer Group Inc. as at December 31, 2003 and 2002 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.

General Partnership

Chartered Accountants

Montreal, Canada

February 16, 2004

Comments By Auditors

For American Readers on Canada-U.S.

Reporting Differences

Intertape Polymer Group Inc.

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company’s financial statements, such as the change in accounting for goodwill and other intangible assets as described in note 2 to the consolidated financial statements. Our report to the shareholders dated February 16, 2004 is expressed in accordance with Canadian reporting standards, which do not require a reference to such change in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the consolidated financial statements.

General Partnership

Chartered Accountants

Montreal, Canada

February 16, 2004

Consolidated Earnings

Years ended December 31,

(In thousands of U.S. dollars, except per share amounts)

	2003	2002	2001
	$	$	$
Sales	621,321	601,575	594,905
Cost of sales (Note 4)	482,423	475,430	476,089

Gross profit	138,898	126,145	118,816

Selling, general and administrative expenses (Note 4)	90,047	85,324	91,343
Amortization of goodwill			7,014
Impairment of goodwill (Note 13)		70,000
Research and development	3,272	3,169	4,182
Financial expenses (Note 5)	28,521	32,773	38,911
Manufacturing facility closure costs (Note 4)	3,005	2,100

	124,845	193,366	141,450

Earnings (loss) before income taxes	14,053	(67,221)	(22,634)
Income taxes (Note 6)	(4,125)	(12,767)	(10,392)

Net earnings (loss)	18,178	(54,454)	(12,242)

Earnings (loss) per share (Note 7)
Basic	0.51	(1.66)	(0.43)

Diluted	0.50	(1.66)	(0.43)

Consolidated Retained Earnings

Years ended December 31,

(In thousands of U.S. dollars)

	2003	2002	2001
	$	$	$
Balance, beginning of year	50,113	104,567	116,966
Net earnings (loss)	18,178	(54,454)	(12,242)

	68,291	50,113	104,724
Premium on purchase for cancellation of common shares			157

Balance, end of year	68,291	50,113	104,567

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Cash Flows

Years ended December 31,

(In thousands of U.S. dollars)

	2003	2002	2001
	$	$	$
OPERATING ACTIVITIES
Net earnings (loss)	18,178	(54,454)	(12,242)
Non-cash items
Depreciation and amortization	29,375	28,653	33,831
Impairment of goodwill		70,000
Loss on disposal of property, plant and equipment		1,280
Property, plant and equipment impairment in connection with facility closure	732
Future income taxes	(7,148)	(15,198)	(9,165)
Write-off of debt issue expenses			2,165
Other non-cash items	(3,000)		(715)

Cash flows from operations before changes in non-cash working capital items	38,137	30,281	13,874

Changes in non-cash working capital items
Trade receivables	(741)	475	10,337
Other receivables	(1,647)	5,186	(1,287)
Inventories	(5,139)	9,851	17,690
Parts and supplies	(776)	(767)	(1,626)
Prepaid expenses	100	1,567	(3,341)
Accounts payable and accrued liabilities	10,465	(11,361)	12,431

	2,262	4,951	34,204

Cash flows from operating activities	40,399	35,232	48,078

INVESTING ACTIVITIES
Property, plant and equipment	(12,980)	(11,716)	(25,942)
Proceeds on sale of property, plant and equipment			8,000
Goodwill	(6,217)
Other assets	(1,435)	(5,213)	(8,592)

Cash flows from investing activities	(20,632)	(16,929)	(26,534)

FINANCING ACTIVITIES
Net change in bank indebtedness	4,910	(19,525)	(99,261)
Issue of long-term debt			86,400
Repayment of long-term debt	(64,329)	(50,209)	(9,634)
Issue of common shares	43,009	49,689	3,379
Common shares purchased for cancellation			(922)

Cash flows from financing activities	(16,410)	(20,045)	(20,038)

Net increase (decrease) in cash position	3,357	(1,742)	1,506
Effect of foreign currency translation adjustments	(3,357)	1,742	(1,506)

Cash position, beginning and end of year	—	—	—

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Interest paid	29,309	30,428	32,791
Income taxes paid	1,790	413	1,234

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Balance Sheets

December 31,

(In thousands of U.S. dollars)

	2003	2002
	$	$
ASSETS
Current assets
Trade receivables (net of allowance for doubtful accounts of $3,911; $3,844 in 2002)	89,297	86,169
Other receivables (Note 9)	11,852	10,201
Inventories (Note 10)	69,956	60,969
Parts and supplies	13,153	12,377
Prepaid expenses	7,924	7,884
Future income taxes (Note 6)	2,682	2,397

	194,864	179,997
Property, plant and equipment (Note 11)	354,627	351,530
Other assets (Note 12)	12,886	13,178
Future income taxes (Note 6)	3,812
Goodwill (Note 13)	173,056	158,639

	739,245	703,344

LIABILITIES
Current liabilities
Bank indebtedness (Note 14)	13,944	8,573
Accounts payable and accrued liabilities	95,270	80,916
Installments on long-term debt	16,925	29,268

	126,139	118,757
Future income taxes (Note 6)		4,446
Long-term debt (Note 15)	235,066	283,498
Other liabilities (Note 16)	530	3,550

	361,735	410,251

SHAREHOLDERS’ EQUITY
Capital stock and share purchase warrants (Note 17)	286,841	239,185
Contributed surplus	3,150
Retained earnings	68,291	50,113
Accumulated currency translation adjustments	19,228	3,795

	377,510	293,093

	739,245	703,344

The accompanying notes are an integral part of the consolidated financial statements.

Notes to Consolidated Financial Statements

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

1. GOVERNING STATUTES

The Company, incorporated under the Canada Business Corporations Act, is based in Montreal, Canada, and in Sarasota/Bradenton, Florida.

The common shares of the Company are listed on the New York Stock Exchange in the United States of America (“United States” or “US”) and on the Toronto Stock Exchange in Canada.

2. ACCOUNTING POLICIES

The consolidated financial statements are expressed in US dollars and were prepared in accordance with Canadian generally accepted accounting principles (“GAAP”), which, in certain respects, differ from the accounting principles generally accepted in the United States, as shown in note 21.

Certain amounts have been reclassified from the prior years to conform to the current year presentation.

Accounting changes

Stock-based compensation

Effective January 1, 2002, the Company adopted, on a prospective basis, the new recommendations of the Canadian Institute of Chartered Accountants (“CICA”) with respect to Section 3870, Stock-based Compensation and Other Stock-based Payments. This new standard establishes, among other things, financial accounting and reporting standards for stock-based employee compensation plans. It defined a fair value method of accounting for its stock-based employee compensation plans. Under this method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the related service period. An entity that does not adopt the fair value method of accounting for its awards granted to employees is required to include in its financial statements pro forma disclosures of net earnings and earnings per share as if the fair value method of accounting had been applied.

In September 2003, the transitional provisions in Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments, were revised to provide the same alternative methods of transition as are provided under US GAAP for voluntary adoption of the fair value based method of accounting. These provisions may be applied retroactively or prospectively. However, the prospective application is only available to enterprises that elect to apply the fair value based method of accounting for fiscal years beginning before January 1, 2004.

Effective as of January 1, 2003, the Company has chosen to adopt, on a prospective basis, the fair value method of accounting for stock options and has recorded an expense of approximately $130,000 for the stock options granted to employees during the year. Prior to 2003, no compensation expense was recognized when stock options were granted.

Any consideration paid by employees on exercise of stock options is credited to capital stock.

Goodwill and other intangible assets

Effective January 1, 2002, the Company adopted, on a retroactive basis, the new CICA recommendations with respect to Section 3062, Goodwill and Other Intangible Assets. These standards are equivalent to the US standards. Under the new recommendations, goodwill and intangible assets determined to have an indefinite useful life are no longer amortized and are tested for impairment annually, or more frequently if events or changes in circumstances indicate that they might be impaired. Under these recommendations, the Company was required to complete a transitional goodwill impairment test as at January 1, 2002. Management completed this test and determined no adjustment for impairment of goodwill was necessary as a result of the change in accounting policy.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

The following table presents a reconciliation of the net earnings (loss) and earnings (loss) per share as reported for the prior years to the corresponding financial information adjusted to exclude the amortization of goodwill recognized in those periods that is no longer taken as a result of applying Section 3062:

	2003	2002	2001
	$	$	$
Net earnings (loss), as reported	18,178	(54,454)	(12,242)
Add: Amortization of goodwill (net of $0.7 million of income taxes for 2001)			6,339

Adjusted net earnings (loss)	18,178	(54,454)	(5,903)

Adjusted basic earnings (loss) per share	0.51	(1.66)	(0.21)

Adjusted diluted earnings (loss) per share	0.50	(1.66)	(0.21)

Accounting estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the recorded amounts of revenues and expenses during the reporting period. On an on-going basis, management reviews its estimates, including those relating to the allowance for doubtful accounts, reserve for slow moving and unmarketable inventories and income taxes based on currently available information. Actual results may differ from those estimates.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated. Investments in joint ventures have been proportionately consolidated based on the Company’s ownership interest.

Fair value of financial instruments

The fair value of trade receivables, other receivables, bank indebtedness as well as accounts payable and accrued liabilities is equivalent to their carrying amounts, given the short maturity period of such financial instruments.

The fair value of long-term debt was established as described in note 15.

Foreign currency translation

Reporting currency

The accounts of the Company’s operations having a functional currency other than the US dollar have been translated into the reporting currency using the current rate method as follows: assets and liabilities have been translated at the exchange rate in effect at year-end and revenues and expenses have been translated at the average rate during the year. All translation gains or losses of the Company’s net equity investments in these operations have been included in the accumulated currency translation adjustments account in shareholders’ equity. Changes in this account for all periods presented result solely from the application of this translation method.

Foreign currency translation

Transactions denominated in currencies other than the functional currency have been translated into the functional currency as follows: monetary assets and liabilities have been translated at the exchange rate in effect at the end of each year and revenue and expenses have been translated at the average exchange rate for each year, except for depreciation and amortization which are translated at the historical rate; non-monetary assets and liabilities have been translated at the rates prevailing at the transaction dates. Exchange gains and losses arising from such transactions are included in earnings.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

Revenue recognition

Revenue from product sales is recognized when there is persuasive evidence of an arrangement, the amount is fixed or determinable, delivery of the product to the customer has occurred, there are no uncertainties surrounding product acceptance and collection of the amount is considered probable. Title to the product generally passes upon shipment of the product. Sales returns and allowances are treated as reductions to sales and are provided for based on historical experience and current estimates.

Earnings per share

Basic earnings per share are calculated using the weighted average number of common shares outstanding during the year. The treasury stock method is used to determine the dilutive effect of stock options and warrants.

Cash and cash equivalents

The Company’s policy is to present cash and temporary investments having a term of three months or less with cash and cash equivalents.

Accounts receivable

Credit is extended based on evaluation of a customer’s financial condition and generally, collateral is not required. Accounts receivable are stated at amounts due from customers based on agreed upon payment terms net of an allowance for doubtful accounts. Accounts outstanding longer than the agreed upon payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they are determined to be uncollectible, and any payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Inventories and parts and supplies valuation

Raw materials are valued at the lower of cost and replacement cost. Work in process and finished goods are valued at the lower of cost and net realizable value. Cost is principally determined by the first in, first out method. The cost of work in process and finished goods includes the cost of raw materials, direct labor and manufacturing overhead.

Parts and supplies are valued at the lower of cost and replacement cost.

Property, plant and equipment

Property, plant and equipment are stated at cost less applicable investment tax credits and government grants earned and are depreciated over their estimated useful lives principally as follows:

	Methods	Rates and periods
Buildings	Diminishing balance or straight-line	5% or 15 to 40 years

Manufacturing equipment	Straight-line	20 years

Furniture, office and computer equipment, software and other	Diminishing balance or straight-line	20% or 3 to 10 years(i)

(i)	Effective January 1, 2002, as a result of an extensive review of the useful life of the Company’s various software packages, management decided to extend to 10 years the estimated useful life of all enterprise level software. Prior to such revision, these assets were depreciated over a 7 year period. The change in estimated useful life was applied prospectively commencing January 1, 2002 and has resulted in a decrease in depreciation expense and a corresponding increase in earnings before income taxes, net earnings, basic earnings per share and diluted earnings per share of approximately $1.4 million, $0.9 million, $0.04 and $0.04 respectively for the year ended December 31, 2002.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

The Company follows the policy of capitalizing interest during the construction and preproduction periods as part of the cost of significant property, plant and equipment. Normal repairs and maintenance are expensed as incurred. Expenditures which materially increase values, change capacities or extend useful lives are capitalized. Depreciation is not charged on new property, plant and equipment until they become operative.

Deferred charges

Debt issue expenses are deferred and amortized on a straight-line basis over the term of the related obligation. Other deferred charges are amortized on a straight-line basis over the period benefited varying from 1 to 5 years.

Environmental costs

The Company expenses, on a current basis, recurring costs associated with managing hazardous substances and pollution in ongoing operations. The Company also accrues for costs associated with the remediation of environmental pollution when it becomes probable that a liability has been incurred and its share of the amount can be reasonably estimated.

Pension plans and other retirement benefits

The Company has defined benefit and defined contribution pension plans and other retirement benefit plans for its Canadian and American employees.

The following policies are used with respect to the accounting for the defined benefit and other retirement benefit plans:

•	The cost of pensions and other retirement benefits earned by employees is actuarially determined using the projected benefit method prorated on service and is charged to earnings as services are provided by the employees. The calculations take into account management’s best estimate of expected plan investment performance, salary escalation, retirement ages of employees, participants’ mortality rates and expected health care costs;

•	For the purpose of calculating the expected return on plan assets, those assets are valued at the market-related value for certain plans and, for other plans, at fair value;

•	Past service costs from plan amendments are amortized on a straight-line basis over the average remaining service period of employees who are active at the date of amendment;

•	The excess of the net actuarial gains (losses) over 10% of the greater of the benefit obligation and the market-related value or the fair value of plan assets is amortized over the average remaining service period of active employees.

Income taxes

The Company provides for income taxes using the liability method of tax allocation. Under this method, future income tax assets and liabilities are determined based on deductible or taxable temporary differences between the financial statement values and tax values of assets and liabilities, using substantially enacted income tax rates expected to be in effect for the year in which the differences are expected to reverse. A valuation allowance is recognized to the extent the recoverability of future income tax assets is not considered to be more likely than not.

New accounting pronouncements

In December 2002, the CICA issued Handbook Section 3063, Impairment of Long-lived Assets. This new Section provides guidance on the recognition, measurement and disclosure of the impairment of long-lived assets. It replaces the write-down provisions in Property, Plant and Equipment, Section 3061. The Section requires an impairment loss for a long-lived asset which is to be held and used be recognized when its carrying amount exceeds the sum of the undiscounted cash flows expected from its use and eventual disposition. An impairment loss for a long-lived asset to be held and used should be measured as the amount by which its carrying amount exceeds its fair value. Section 3063 should be applied prospectively for years beginning on or after April 1, 2003. The Company does not expect any adjustments to the carrying value of its property, plant and equipment as a result of this change in accounting policy.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

In January 2003, the CICA issued Accounting Guideline No. 15, “Consolidation of Variable Interest Entities” (“AcG-15”), which harmonizes Canadian GAAP with the US Financial Accounting Standards Board (“FASB”) Interpretation No. 46. This Guideline applies to annual and interim periods beginning on or after November 1, 2004. The Company expects that this pronouncement will not have a material impact on its results of operations and financial condition.

3. JOINT VENTURE

The Company’s pro rata share of its joint venture’s operations included in the consolidated financial statements is summarized as follows:

	2003 (6 Months)(i)	2002	2001
	$	$	$
Earnings
Sales	2,298	4,216	3,572
Gross profit	651	797	664
Financial expenses (income)	40	198	(7)
Net earnings (loss)	180	(65)	110
Cash flows
From operating activities	972	520	1,342
From investing activities	(345)	(35)	86
From financing activities	82	1,071	(956)
Balance sheets
Assets
Current assets		1,637	1,307
Long-term assets		6,051	6,122
Liabilities
Current liabilities		1,459	2,925
Long-term debt		1,574	667

(i)	The Company acquired the remaining 50% common equity interest on June 26, 2003.

During the six-month period ended June 30, 2003 and the years ended December 31, 2002 and 2001, the Company had no sales to its joint venture. As a result of the acquisition discussed in note 8, the Company had no investment in a joint venture at December 31, 2003.

4. INTEGRATION AND TRANSITION, ASSET WRITE-DOWNS AND OTHER NON-RECURRING ITEMS

During 2003, management approved a plan to consolidate the Company’s water activated tape operations at its Menasha, Wisconsin plant. The consolidation was completed during 2003. The plan involved closing its Green Bay, Wisconsin facility, and relocating some employees and equipment to its Menasha, Wisconsin facility. Eighty-six employees were terminated. The total charge for this plan amounted to $3.0 million, including $1.7 million of termination related benefits, and is included in manufacturing facility

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

closure costs in the 2003 consolidated earnings. As at December 31, 2003, the balance of $1.9 million was included in accounts payable and accrued liabilities.

During 2002, management approved a plan for the consolidation of its operations related to the Flexible Intermediate Bulk Container division to be completed in June 2003. The plan involved the closing of two manufacturing plants and a reduction of seventy-seven employees. The total charge for the restructuring is $2.1 million including $1.8 million of termination related benefits. As at December 31, 2002 the balance of $1.3 million was included in accounts payable and accrued liabilities and nil as at December 31, 2003.

For the year ended December 31, 2001, the Company recorded asset write-downs and non-recurring costs of recent integrations, the start-up of its Regional Distribution Centers, workforce reductions and debt refinancing. The total charge of $25.2 million includes $4.2 million of termination benefits. Cost of sales includes $7.7 million, selling, general and administrative expenses include $10.8 million and financial expenses include $6.7 million of such costs.

5. INFORMATION INCLUDED IN THE CONSOLIDATED STATEMENTS OF EARNINGS

	2003	2002	2001
	$	$	$
Depreciation of property, plant and equipment	26,957	25,337	24,977
Amortization of debt issue expenses and other deferred charges	2,418	3,316	1,840
Financial expenses
Interest on long-term debt	26,675	28,559	22,029
Interest on credit facilities	1,804	2,369	11,064
Refinancing costs			6,700
Interest income and other	742	2,310	18
Interest capitalized to property, plant and equipment	(700)	(465)	(900)

	28,521	32,773	38,911

Loss on disposal of property, plant and equipment		1,280
Impairment of property, plant and equipment	732
Foreign exchange loss (gain)	(1,192)		214
Investment tax credits recorded as a reduction of research and development expenses	800	2,088

6. INCOME TAXES

The provision for income taxes consists of the following:

	2003	2002	2001
	$	$	$
Current	3,023	2,431	(1,227)
Future	(7,148)	(15,198)	(9,165)

	(4,125)	(12,767)	(10,392)

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

The reconciliation of the combined federal and provincial statutory income tax rate to the Company’s effective income tax rate is detailed as follows:

	2003	2002	2001
	%	%	%
Combined federal and provincial income tax rate	42.5	42.7	42.7
Manufacturing and processing	3.3	(1.6)	(8.6)
Foreign losses recovered (foreign income taxed) at lower rates	6.3	(1.7)	(6.4)
Goodwill impairment		(33.0)
Impact of other differences	(92.3)	28.8	86.7
Change in valuation allowance	10.8	(16.2)	(68.5)

Effective income tax rate	(29.4)	19.0	45.9

The net future income tax assets and liabilities are detailed as follows:

	2003	2002
	$	$
Future income tax assets
Accounts payable and accrued liabilities	765	2,501
Tax credits and loss carry-forwards	94,719	77,890
Trade and other receivables	1,104	1,335
Other	5,901	7,741
Valuation allowance	(31,145)	(26,336)

	71,344	63,131

Future income tax liabilities
Inventories	311	383
Property, plant and equipment	64,539	64,797

	64,850	65,180

Total net future income tax assets (liabilities)	6,494	(2,049)

Net current future income tax assets	2,682	2,397
Net long-term future income tax assets (liabilities)	3,812	(4,446)

Total net future income tax assets (liabilities)	6,494	(2,049)

As at December 31, 2003, the Company has $61.0 million of Canadian operating loss carry-forwards expiring from 2007 through 2010 and $161.0 million of US federal and state operating losses expiring from 2010 through 2023.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

In assessing the realizability of future income tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will not be realized. Management considers the scheduled reversal of future income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The Company expects the future income tax assets, net of the valuation allowance, as at December 31, 2003 to be realized as a result of the reversal of existing taxable temporary differences.

As part of the above analysis, the valuation allowance was increased by $4.8 million between December 31, 2002 and December 31, 2003. The increase included $1.5 million of valuation allowance reducing the 2003 income tax benefit. The balance of the increase is attributable to foreign currency translation adjustments.

7. EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation between basic and diluted earnings (loss) per share:

	2003	2002	2001
	$	$	$
Net earnings (loss)	18,178	(54,454)	(12,242)

Weighted average number of common shares outstanding	35,956,550	32,829,013	28,265,708
Effect of dilutive stock options and warrants(i)	95,770

Weighted average number of diluted common shares outstanding	36,052,320	32,829,013	28,265,708

Basic earnings (loss) per share	0.51	(1.66)	(0.43)
Diluted earnings (loss) per share	0.50	(1.66)	(0.43)

(i) The following number of equity instruments were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive for the periods presented:

	2003	2002	2001
	Number of instruments	Number of instruments	Number of instruments

Options	2,843,216	2,996,673	2,407,250
Warrants	300,000	300,000	300,000

	3,143,216	3,296,673	2,707,250

8. BUSINESS ACQUISITION

On June 26, 2003, the Company acquired the remaining 50% common equity interest in Fibope Portuguesa Filmes Biorientados S. A. (“Fibope”), a manufacturer and distributor of film products in Portugal.

The acquisition has been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets and liabilities based on their estimated fair values as at the date of the acquisition. Previously, the Company had accounted for its investment in Fibope as a joint venture using the proportionate consolidation method.

The purchase price of $7.2 million was settled by the issuance of 1,030,767 common shares of the Company. The Company acquired assets with a fair value of $11.1 million, including approximately $3.4 million of goodwill, and assumed liabilities of $3.9 million, of which $2.2 million was interest-bearing debt.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

The operating results of the acquired business have been included in the consolidated financial statements from the effective date of acquisition (see note 3).

During the year, the Company satisfied a contingent consideration arising from the September 1, 2000 acquisition of certain assets of Olympian Tape Sales, Inc. d/b/a United Tape Company (“UTC”), by making a $6.0 million cash payment to a third party. The cash payment and certain related expenses were recorded as an increase in the goodwill of $6.2 million arising from the UTC acquisition.

The Company has additional related expenses that are subject to reimbursement in whole or in part from amounts available under an escrow agreement created at the time of the acquisition. Expenses, if any, not reimbursed will be recorded as additional goodwill upon settlement of the escrow account.

9. OTHER RECEIVABLES

	2003	2002
	$	$
Income and other taxes	7,009	6,199
Rebates receivable	861	363
Sales taxes	863	541
Other	3,119	3,098

	11,852	10,201

10. INVENTORIES

	2003	2002
	$	$
Raw materials	18,910	14,998
Work in process	12,583	10,160
Finished goods	38,463	35,811

	69,956	60,969

11. PROPERTY, PLANT AND EQUIPMENT

	2003
	Cost	Accumulated depreciation	Net
	$	$	$
Land	3,045		3,045
Buildings	61,857	23,368	38,489
Manufacturing equipment	424,112	151,383	272,729
Furniture, office and computer equipment, software and other	58,607	25,872	32,735
Manufacturing equipment under construction and software projects under development	7,629		7,629

	555,250	200,623	354,627

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

	2002
	Cost	Accumulated depreciation	Net
	$	$	$
Land	3,021		3,021
Buildings	59,854	17,510	42,344
Manufacturing equipment	385,315	118,066	267,249
Furniture, office and computer equipment, software and other	48,960	22,117	26,843
Manufacturing equipment under construction and software projects under development	12,073		12,073

	509,223	157,693	351,530

Property, plant and equipment is net of investment tax credits of $0.5 million in 2003 and approximately $1.6 million in 2002.

12. OTHER ASSETS

	2003	2002
	$	$
Debt issue expenses and other deferred charges, at amortized cost	10,460	10,397
Loans to officers and directors, including loans regarding the exercise of stock options, without interest, various repayment terms	877	886
Other receivables	271	1,145
Other, at cost	1,278	750

	12,886	13,178

13. ACCOUNTING FOR GOODWILL

In accordance with the specific requirements of CICA, Section 3062, Goodwill and Other Intangible Assets, the Company performs an annual impairment test as at December 31. Also in accordance with the specific requirements of the Section, the Company determined that it had one reporting unit. The Company calculated the fair value of this reporting unit using the discounted cash flows method, and compared with other methods including multiples of sales and earnings before interest, taxes, depreciation, and amortization (EBITDA) and, with historical transactions where appropriate. From these approaches, the fair market value was determined. For 2002 an impairment was charged to operating expenses of $70.0 million. This impairment related to the prior acquisition activity of the Company during the period from 1996 through 2000 in light of 2002 economic and market conditions. No impairment charge was required for 2003.

The carrying amount of goodwill as at December 31 is detailed as follows:

	2003	2002
	$	$
Balance as at December 31	243,056	228,639
Accumulated impairment	70,000	70,000

Net balance as at December 31	173,056	158,639

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

14. BANK INDEBTEDNESS AND CREDIT FACILITIES

The bank indebtedness consists of the utilized portion of the short-term revolving bank credit facilities and cheques issued which have not been drawn from the facilities and is reduced by any cash and cash equivalent balances.

As at December 31, 2003, the Company had bank loans under a US$50.0 million revolving credit facility (“Facility A”), extendible annually at the option of the lenders, converting to a two-year term loan if not extended by the lenders. The loan bears interest at various interest-rates including U.S. prime rate plus a premium varying between 0 and 275 basis points and LIBOR plus a premium varying between 75 and 350 basis points. As at December 31, 2003, the effective interest rate was approximately 4.34% (6.08% in 2002) and $31.1 million ($26.8 million in 2002) was utilized. An amount of $3.5 million ($2.8 million in 2002) of this credit facility is used for outstanding letters of credit.

The credit facility is secured by a first ranking charge on the Company’s accounts receivable and inventories.

The credit facilities contain certain financial covenants, including limitations on debt as a percentage of tangible net worth above predefined levels and fixed charge coverage ratios.

15. LONG-TERM DEBT

Long-term debt consists of the following:

	2003	2002
	$	$
a) US$137,000,000 Series A and B Senior Notes	123,804	125,005
b) US$137,000,000 Senior Notes	123,330	124,616
c) Bank loans under revolving credit facilities		60,000
d) Other debt	4,857	3,145

	251,991	312,766
Less current portion of long-term debt	16,925	29,268

	235,066	283,498

a) Series A and B Senior Notes

Series A and B Senior Notes bearing interest at an average rate of 10.03% (10.03% in 2002) payable semi-annually.

The Series A US$25.0 million Notes mature on May 31, 2005. The Series B US$112.0 million Notes are repayable in semi-annual installments of US$13.4 million starting in November 2005 and mature on May 31, 2009.

The Series A and B Senior Notes are secured by a first ranking charge on all of the tangible and intangible assets of the Company and a second ranking charge on the accounts receivable and inventories.

The Series A and B Senior Notes contain the same financial covenants as the credit facilities.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

b) Senior Notes

Senior Notes bearing interest at 9.07% (9.07% in 2002) repayable in semi-annual installments of US$16.5 million starting in September 2004 and maturing on March 31, 2008.

Senior Notes are secured by a first ranking charge on all of the tangible and intangible assets of the Company and a second ranking charge on the accounts receivable and inventories.

The Senior Notes contain the same financial covenants as the credit facilities.

c) Bank loans under revolving credit facilities

Revolving reducing term loan (“Facility C”) was repaid and cancelled in October 2003 (US$60.0 million was utilized in 2002). The interest rate in effect at the time of repayment was 7.20% (5.76% in 2002).

d) Other debt

Other debt consisting of government loans, mortgage loans and other loans at fixed and variable interest rates ranging from interest-free to 9.03% and requiring periodic principal repayments through 2007.

The Company has complied with the maintenance of financial ratios and with other conditions that are stipulated in the covenants pertaining to the various loan agreements.

Long-term debt repayments are due as follows:

$
2004	16,925
2005	68,105
2006	60,310
2007	60,237
2008	34,849
Thereafter	11,565

Total	251,991

Fair Value

For all debts with fixed interest rates, the fair value has been determined based on the discounted value of cash flows under the existing contracts using rates representing those which the Company could currently obtain for loans with similar terms, conditions and maturity dates. For the debts with floating interest rates, the fair value is closely equivalent to their carrying amounts.

The carrying amounts and fair values of the Company’s long-term debt as at December 31, 2003 and 2002 are as follows:

	2003		2002
	Fair value	Carrying amount	Fair value	Carrying amount
	$	$	$	$
Long-term debt	270,246	251,991	306,398	312,766

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

16. OTHER LIABILITIES

	2003	2002
	$	$
Provision for future site rehabilitation costs	530	550
Other		3,000

	530	3,550

During 2003, the Company determined that a reserve for acquisition-related contingencies was no longer required and the $3.0 million liability was reversed into the consolidated statement of earnings as a reduction in selling, general and administrative expenses.

During the year ended December 31, 2002, the Company reviewed certain provisions, which it had previously established in accounting for prior years’ business acquisitions. This process included obtaining environmental studies from third parties.

As a result of the above, the Company reversed against earnings $0.8 million of provisions in 2002, which had been recorded in prior years for specific business acquisitions. A company-wide environmental reserve for on-going operations of $0.8 million was established in 2002. During 2002, $0.2 million in remediation costs were charged against this reserve.

17. CAPITAL STOCK AND SHARE PURCHASE WARRANTS

a) Capital stock — Authorized

Unlimited number of shares without par value

Common shares, voting and participating

Class “A” preferred shares, issuable in series, ranking in priority to the common shares with respect to dividends and return of capital on dissolution. The Board of Directors is authorized to fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to the shares of each series.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

b) Capital stock — Issued and fully paid

The changes in the number of outstanding common shares and their aggregate stated value from January 1, 2001 to December 31, 2003 were as follows:

	2003		2002		2001
	Number of shares	Stated value	Number of shares	Stated value	Number of shares	Stated value
		$		$		$
Balance, beginning of year	33,821,074	236,035	28,506,110	186,346	28,211,179	183,758
Shares issued for cash in public offering	5,750,000	41,250	5,100,000	47,691
Shares issued for business acquisitions	1,030,767	7,175
Shares issued to the USA Employees’ Stock Ownership and Retirement Savings Plan	238,535	1,695	172,976	1,697	248,906	2,240
Shares purchased for cancellation					(128,100)	(765)
Shares issued for cash upon exercise of stock options	104,500	686	41,988	301	174,125	1,113

Balance, end of year	40,944,876	286,841	33,821,074	236,035	28,506,110	186,346

c) Share purchase warrants

	2003	2002
	$	$
300,000 share purchase warrants	—	3,150

On December 29, 2003, the warrants were cancelled as a result of settling an outstanding claim with the holders. The recorded value of the warrants has been reclassified to contributed surplus. The warrants, which would have expired on August 9, 2004, permitted holders to purchase common shares of the Company at a price of $29.50 per share.

d) Shareholders’ protection rights plan

On June 11, 2003, the shareholders approved an amendment and restatement to the shareholders’ protection rights plan originally established in 1993. The effect of the rights plan is to require anyone who seeks to acquire 20% or more of the Company’s voting shares to make a bid complying with specific provisions. The plan will expire on the date immediately following the date of the Company’s annual meeting of shareholders to be held in 2006.

e) Stock options

Under the Company’s amended executive stock option plan, options may be granted to the Company’s executives and directors for the purchase of up to 3,361,661 shares of common stock. Options expire no later than 10 years after the date of granting. The plan provides that such options will vest and may be exercisable 25% per year over four years.

All options were granted at a price equal to the average closing market values on the day immediately preceding the date the options were granted.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

The changes in number of options outstanding were as follows:

	2003		2002		2001
	Weighted average exercise price	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price	Number of options
	$		$		$
Balance, beginning of the year	10.02	2,996,673	10.06	2,407,250	12.89	2,797,036
Granted	5.15	498,500	9.88	688,500	9.79	386,000
Exercised	6.56	(104,500)	7.17	(41,988)	6.39	(174,125)
Cancelled	7.28	(224,957)	9.19	(57,089)	16.56	(601,661)

Balance, end of year	9.52	3,165,716	10.02	2,996,673	10.06	2,407,250

Options exercisable at the end of the year		1,729,951		1,529,894		1,022,214

The following table summarizes information about options outstanding and exercisable at December 31, 2003:

	Options Outstanding			Options Exercisable
Range of exercise prices	Number	Weighted average contractual life (in years)	Weighted average exercise price	Number	Weighted average exercise price
			$		$
$3.90 to $4.85	322,500	0.7	3.99	1,250	4.85
$7.05 to $10.25	2,014,657	3.3	8.86	1,109,782	8.61
$10.84 to $14.71	799,559	3.9	12.95	592,919	12.92
$17.19 to $23.01	17,000	4.2	18.90	14,000	19.27
$27.88	12,000	4.6	27.88	12,000	27.88

	3,165,716	3.2	9.52	1,729,951	10.31

On January 10, 2001, the Company repriced 474,163 of unexercised stock options held by employees, other than directors and executive officers. The repriced options had exercise prices ranging from US$16.30 to US$23.26 (CA$26.01 to CA$37.11) and expiry dates in 2003 and 2006. The revised exercise price was set at US$8.28 (CA$13.21), being the average of the closing price on the Toronto Stock Exchange and the New York Stock Exchange on January 9, 2001. All other terms and conditions of the respective options, including the percentage vesting and the vesting and expiry dates, remained unchanged.

In January 2003, the Company adopted the fair value method of accounting for stock-based compensation and other stock-based payments. Under transitional provisions prescribed by the CICA, the Company is prospectively applying the recognition provisions to awarded stock options issued in 2003 and thereafter. The transitional provisions of the CICA are similar to those of the FASB. The Company recorded a pre-tax charge of approximately $130,000 in selling, general and administration expenses. To determine the compensation cost, the fair value of stock options is recognized on a straight-line basis over the vesting periods.

For stock options granted during the year ended December 31, 2002, the Company is required to make pro forma disclosures of net earnings (loss) and basic and diluted earnings (loss) per share as if the fair value based method of accounting had been applied.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

Accordingly, the Company’s net earnings (loss) and basic and diluted earnings (loss) per share would have been increased or decreased to the pro forma amounts indicated in the following table:

	2003	2002
	$	$
Net earnings (loss) — as reported	18,178	(54,454)
Add: Stock-based employee compensation expense included in reported net earnings	130
Total stock-based employee compensation expenses determined under fair value based method	(884)	(515)

Pro forma net earnings (loss)	17,424	(54,969)

Earnings (loss) per share:
Basic — as reported	0.51	(1.66)

Basic — pro forma	0.48	(1.67)

Diluted — as reported	0.50	(1.66)

Diluted — pro forma	0.48	(1.67)

The pro forma effect on net earnings and earnings per share is not representative of the pro forma effect on net earnings and earnings per share of future years because it does not take into consideration the pro forma compensation cost related to options awarded prior to January 1, 2002.

The fair value of options granted was estimated using the Black-Scholes option-pricing model, taking into account the following weighted average assumptions:

	2003	2002
Expected life	5 years	5 years
Expected volatility	50%	50%
Risk-free interest rate	2.80%	4.57%
Expected dividends	$0.00	$0.00

	2003	2002
The weighted average fair value per share of options granted is:	$2.41	$4.38

18. COMMITMENTS AND CONTINGENCIES

a) Commitments

As at December 31, 2003, the Company had commitments aggregating approximately $18.3 million up to 2010 for the rental of offices, warehouse space, manufacturing equipment, automobiles and other. Future minimum payments are $6.6 million in 2004, $3.7 million in 2005, $2.6 million in 2006, $1.7 million in 2007, $1.5 million in 2008 and $2.2 million thereafter.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

During 2003, the Company entered into a twenty year lease agreement for a warehouse facility. The lease commenced in January 2004 and will be accounted for as a capital lease. The value of the building and the related capital lease obligation to be recorded is approximately $7.0 million.

b) Contingencies

The Company is party to various claims and lawsuits which are being contested. In the opinion of management, the outcome of such claims and lawsuits will not have a material adverse effect on the Company.

19. PENSION AND POST-RETIREMENT BENEFIT PLANS

The Company has several defined contribution plans and defined benefit plans for substantially all its employees in both Canada and the United States. These plans are generally contributory in Canada and non-contributory in the United States.

Defined Contribution Plans

In the United States, the Company maintains a savings retirement plan (401[k] Plan) for the benefit of certain employees who have been employed for at least 90 days. Contribution to these plans is at the discretion of the Company.

The Company contributes as well to a multi-employer plan for employees covered by collective bargaining agreements.

In Canada, the Company maintains a defined contribution plan for its salaried employees. The Company contributes to the plan amounts equal to 4% of each participant’s eligible salary.

The Company has expensed $2.4 million for these plans for the year ended December 31, 2003 ($2.6 million and $2.3 million for 2002 and 2001 respectively).

Defined Benefit Plans

The Company has, in the United States, two defined benefit plans (hourly and salaried). Benefits for employees are based on compensation and years of service for salaried employees and fixed benefits per month for each year of service for hourly employees.

In Canada, certain non-union hourly employees of the Company are covered by a plan which provides a fixed benefit of $12.81 ($10.83 and $10.65 in 2002 and 2001 respectively) per month for each year of service.

In the United States, the Company provides group health care and life insurance benefits to certain retirees.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

Information relating to the various plans is as follows:

	Pension plans		Other plans
	2003	2002	2003	2002
	$	$	$	$
Accrued benefit obligations
Balance, beginning of year	24,071	20,572	840	782
Current service cost	574	497	70	11
Interest cost	1,714	1,545		54
Benefits paid	(902)	(834)	(45)	(38)
Plan amendments	755	1,136
Actuarial losses	3,205	1,140		31
Foreign exchange rate adjustment	456	15

Balance, end of year	29,873	24,071	865	840

Plan assets
Balance, beginning of year	13,181	15,450
Actual return on plan assets	3,565	(2,439)
Employer contributions	3,837	991
Benefits paid	(902)	(834)
Foreign exchange rate adjustment	278	13

Balance, end of year	19,959	13,181	—	—

Funded status — deficit	9,914	10,890	865	840
Unamortized past service costs	(2,603)	(1,931)
Unamortized net actuarial gain (loss)	(11,231)	(10,480)	34	83
Unamortized transition assets (obligation)	101	87	(34)	(38)

Accrued benefit liability (prepaid benefit)	(3,819)	(1,434)	865	885

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

Accrued Benefit Expense

	Pension plans			Other plans
	2003	2002	2001	2003	2002	2001
	$	$	$	$	$	$
Current service cost	574	497	398	11	11	10
Interest cost	1,714	1,545	1,363	55	54	56
Expected return on plan assets	(1,413)	(1,568)	(1,652)
Amortization of past service costs	174	122	52
Amortization of transition obligation (asset)	11	(3)	(4)	4	(1)	4
Amortization of unrecognized loss (gain)	460	238	18			(6)

Pension expense for the year	1,520	831	175	70	64	64

The average remaining service period of the active employees covered by the pension plans ranges from 11.76 to 26.70 years for 2003 and from 12.05 to 28.50 years for 2002.

The significant assumptions which management considers the most likely and which were used to measure its accrued benefit obligations are as follows (weighted average assumptions as at December 31):

	Pension plans			Other plans
	2003	2002	2001	2003	2002	2001
Canadian plans
Discount rate	6.25%	7.00%	7.25%
Expected rate of return on plan assets	7.00%	9.25%	9.25%
U.S. plans
Discount rate	6.25%	7.00%	7.25%	6.25%	7.00%	7.25%
Expected rate of return on plan assets	8.50%	9.25%	9.25%

For measurement purposes, a 5.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2003 (5.0% in 2002 and 5.5% in 2001) and deemed to remain constant through 2009. An increase or decrease of 1% of this rate would have the following impact:

	Increase of 1%	Decrease of 1%
	$	$
Impact on net periodic cost	2	(2)
Impact on accrued benefit obligation	38	(33)

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

20. SEGMENT DISCLOSURES

The Company manufactures and sells an extensive range of specialized polyolefin plastic packaging products primarily in Canada and in the United States. All products have to be considered part of one reportable segment as they are made from similar extrusion processes and differ only in the final stages of manufacturing. A vast majority of the Company’s products, while brought to market through various distribution channels, generally have similar economic characteristics.

The following table presents sales by country based on the location of the manufacturing facilities:

	2003	2002	2001
	$	$	$
Canada	121,544	119,101	127,878
United States	523,282	510,500	500,028
Other	9,148	3,817	3,563
Transfers between geographic areas	(32,653)	(31,843)	(36,564)

Total sales	621,321	601,575	594,905

The following table presents property, plant and equipment and goodwill by country based on the locations of assets:

	2003	2002	2001
	$	$	$
Property, plant and equipment, net
Canada	53,049	46,347	48,693
United States	289,136	299,564	312,501
Other	12,442	5,619	5,373

Total property, plant and equipment, net	354,627	351,530	366,567

	2003	2002	2001
	$	$	$
Goodwill, net
Canada	22,688	17,855	22,616
United States	147,001	140,784	205,188
Other	3,367

Total goodwill, net	173,056	158,639	227,804

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

21. DIFFERENCES IN ACCOUNTING BETWEEN THE UNITED STATES OF AMERICA AND CANADA

a) Net earnings and earnings per share

Net earnings of the Company and earnings per share established under Canadian GAAP conform in all material respects to the amounts that would be reported if the financial statements would have been prepared under US GAAP.

b) Consolidated balance sheets

Under Canadian GAAP, the financial statements are prepared using the proportionate consolidation method of accounting for joint ventures. Under US GAAP, these investments would be accounted for using the equity method. Note 3 to the consolidated financial statements provides details of the impact of proportionate consolidation on the Company’s consolidated financial statements for 2003, 2002 and 2001, including the impact on the consolidated balance sheets for 2002 and 2001.

The other differences in presentation that would be required under US GAAP to the consolidated balance sheets, other than as disclosed below, are not viewed as significant enough to require further disclosure.

c) Consolidated cash flows

Canadian GAAP permits the disclosure of a subtotal of the amount of funds provided by operations before changes in non-cash working capital items to be included in the consolidated statements of cash flows. US GAAP does not permit this subtotal to be presented.

d) Accounting for compensation programs

Through December 31, 2002, the Company chose to continue to measure compensation costs related to awards of stock options using the intrinsic value based method of accounting. In March 2000, the FASB issued Interpretation No. 44 (“FIN 44”), which became effective on July 1, 2000, requiring that the cancellation of outstanding stock options by the Company and the granting of new options with a lower exercise price (the replacement options) be considered as an indirect reduction of the exercise price of the stock options. Under FIN 44, the replacement options and any repriced options are subject to variable accounting from the cancellation date or date of grant, depending on which stock options were identified as the replacement options. Using variable accounting, the Company is required to recognize, at each reporting date, compensation expense for the excess of the quoted market price of the stock over the exercise prices of the replacement or repriced options until such time as the replacement options are exercised, forfeited or expire.

The impact on the Company’s financial results will depend on the fluctuations in the Company’s stock price and the dates of the exercises, forfeitures or cancellations of the stock options. Depending on these factors, the Company could be required to record significant compensation expense during the life of the options which expire in 2006.

In November 2000, 300,000 and 50,000 replacement options were issued at exercise prices of US$10.13 (CA$15.50) and US$14.71 (CA$21.94) respectively, and in May and August 2001, 54,000 and 40,000 replacement options were issued for US$11.92 (CA$18.80) and US$9.00 (CA$13.80), respectively. In addition, in January 2001, 474,163 options were repriced at US$8.28 (CA$12.40) (see Note 17).

As at December 31, 2003, the Company’s quoted market stock price was $12.73 (CA$16.49) per share. For the options subject to variable accounting, the compensation expense for 2003 would be approximately $1.7 million under US GAAP. The compensation expense would not materially impact net loss reported in the consolidated statement of earnings for 2002 and 2001 under US GAAP.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

Under US GAAP, the Company is required to make pro forma disclosures of net earnings (loss), basic earnings (loss) per share and diluted earnings (loss) per share as if the fair value based method of accounting had been applied. The fair value of options granted in 2003, 2002 and 2001 was estimated using the Black-Scholes option-pricing model, taking into account the following weighted average assumptions:

	2003	2002	2001
Expected life	5 years	5 years	5 years
Expected volatility	50%	50%	50%
Risk-free interest rate	2.80%	4.57%	4.76%
Expected dividends	$0.00	$0.00	$0.00

	2003	2002	2001
	$	$	$
The weighted average fair value per share of options granted is:	2.41	4.38	4.74

Accordingly, the Company’s net earnings (loss) and earnings (loss) per share would have been increased or decreased to the pro forma amounts indicated in the following table:

	2003	2002	2001
	$	$	$
Net earnings (loss) — as reported	18,178	(54,454)	(12,242)
Add: Stock-based employee compensation expense included in reported net earnings	130
Deduct: Total stock-based employee compensation expense determined under fair value based method	(2,635)	(2,367)	(4,212)

Pro forma net earnings (loss)	15,673	(56,821)	(16,454)

Earnings (loss) per share:
Basic — as reported	0.51	(1.66)	(0.43)

Basic — pro forma	0.44	(1.73)	(0.58)

Diluted — as reported	0.50	(1.66)	(0.43)

Diluted — pro forma	0.43	(1.73)	(0.58)

e) Accumulated pension benefit obligation

Under US GAAP, if the accumulated pension benefit obligation exceeds the fair value of benefit plan assets, a liability must be recognized in the balance sheet that is at least equal to the unfunded accumulated benefit obligation. To the extent that the additional minimum liability is created by a plan improvement, an intangible asset can be established. Any additional minimum liability not covered by an intangible asset will cause a net of tax reduction in accumulated other comprehensive income.

Notes to Consolidated Financial Statements — (Continued)

December 31,

(In U.S. dollars; tabular amounts in thousands, except per share amounts)

The following sets out the adjustments required to the Company’s consolidated balance sheets to conform with US GAAP accounting for pension benefit obligations:

	2003	2002	2001
	$	$	$
Future income tax assets would increase by	4,155	3,878	2,029
Other assets would increase by	2,502	1,843	912
Accounts payable and accrued liabilities would increase by	13,733	12,323	6,396
Shareholders’ equity would decrease by	(7,076)	(6,602)	(3,455)

f) Consolidated comprehensive income

As required under US GAAP, the Company would have reported the following consolidated comprehensive income:

	2003	2002	2001
	$	$	$
Net earnings (loss) in accordance with US GAAP	18,178	(54,454)	(12,242)
Currency translation adjustments	15,433	3,768	(5,741)
Minimum pension liability adjustment, net of tax (note 21 e)	(474)	(3,147)	(3,455)

Consolidated comprehensive income (loss)	33,137	(53,833)	(21,438)

22. SIGNIFICANT NEW ACCOUNTING PRONOUNCEMENTS UNDER US GAAP

In January 2003 and December 2003, FASB issued and revised Interpretation No. 46, “Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51.” The Interpretation addresses consolidation of variable interest entities. The Company expects that this pronouncement will not have a material impact on its results of operations and financial condition.

23. SUBSEQUENT EVENT

In February 2004, the Company purchased for $5.5 million plus contingent consideration (dependent upon business retention), assets relating to the masking and duct tape operations of tesa tape, inc. (“tesa”). At the same time, the Company finalized its three-year agreement to supply duct tape and masking tape to tesa worldwide. The purchase will be accounted for as a business acquisition.

24. SUBSEQUENT REFINANCING

The Company subsequently refinanced all of its bank indebtedness and virtually all of its long-term debt and a financing subsidiary completed an offering of $125,000,000 of 8-1/2% Senior Subordinated Notes due 2014 (the “Notes”).

Pursuant to the issuance of the Notes, the Company and all of its subsidiaries, other that the subsidiary issuer, are required to guarantee the Notes. The Notes were issued and the guarantees executed pursuant to an indenture dated as of the closing date. All of the guarantees are full, unconditional, joint and several. There are no significant restrictions on the ability of the Company or any guarantor to obtain funds from its subsidiaries by dividend or loan. The Company, on a non-consolidated basis, has no independent assets or operations. The subsidiary issuer is an indirectly wholly-owned subsidiary of the Company and has nominal assets and no operations.

Consolidated Earnings

Nine Month Periods ended September 30

(In thousands of U.S. dollars except per share amounts)

(Unaudited)

	2004	2003
	$	$
Sales	511,705	463,639
Cost of sales	404,563	359,448

Gross profit	107,142	104,191

Selling, general and administrative expenses	68,427	65,076
Stock-based compensation expense	691	—
Research and development	3,236	3,060
Financial expenses	19,951	22,934
Refinancing expense	30,444	—

	122,749	91,070

Earnings (loss) before income taxes	(15,607)	13,121
Income taxes (recovery)	(9,294)	118

Net earnings (loss)	(6,313)	13,003

Earnings (loss) per share
Basic	(0.15)	0.38

Diluted	(0.15)	0.38

Consolidated Retained Earnings

Nine Month Periods ended September 30

(In thousands of U.S. dollars)

(Unaudited)

	2004	2003
	$	$
Balance, beginning of year	68,291	50,114
Net earnings (loss)	(6,313)	13,003

Balance, end of period	61,978	63,117

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Cash Flows

Nine Month Periods ended September 30

(In thousands of U.S. dollars)

(Unaudited)

	2004	2003
	$	$
OPERATING ACTIVITIES
Net earnings (loss)	(6,313)	13,003
Non-cash items	22,119	21,589
Depreciation and amortization	8,482
Stock-based compensation expense	691
Future income taxes	(7,465)	(1,166)

Cash flows from operations before changes in non-cash working capital items	17,514	33,426

Changes in non-cash working capital items
Trade receivables	(16,847)	(9,357)
Other receivables	(864)	46
Inventories	(8,003)	(3,118)
Parts and supplies	(488)	(669)
Prepaid expenses	3,912	2,057
Accounts payable and accrued liabilities	(990)	8,859

	(23,280)	(2,182)

Cash flows from operating activities	(5,766)	31,244

INVESTING ACTIVITIES
Property, plant and equipment	(13,539)	(9,700)
Business acquisition	(5,500)
Goodwill		(6,217)
Other assets	(11,850)	(683)

Cash flows from investing activities	(30,889)	(16,600)

FINANCING ACTIVITIES
Net change in bank indebtedness	(13,669)	9,413
Issue of long-term debt	325,787
Repayment of long-term debt	(250,528)	(64,329)
Issue of common shares	2,697	42,457

Cash flows from financing activities	64,287	(12,459)

Net increase in cash position	27,632	2,185
Effect of currency translation adjustments	236	(2,185)
Cash position, beginning of period

Cash position, end of period	27,868

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Balance Sheets

As at

(In thousands of U.S. dollars)

	September 30, 2004 (Unaudited)	September 30, 2003 (Unaudited)	December 31, 2003 (Audited)
	$	$	$
ASSETS
Current assets
Cash	27,868
Trade receivables, net of allowance for doubtful accounts of $3,959 ($3,247 in September 2003, $3,911 in December 2003)	106,436	97,034	89,297
Other receivables	12,764	10,155	11,852
Inventories	78,451	67,128	69,956
Parts and supplies	13,641	13,046	13,153
Prepaid expenses	4,013	5,917	7,924
Future income taxes	2,682	2,397	2,682

	245,855	195,677	194,864
Property, plant and equipment	356,680	355,297	354,627
Other assets	15,341	12,137	12,886
Future income taxes	11,593		3,812
Goodwill	177,780	172,007	173,056

	807,249	735,118	739,245

LIABILITIES
Current liabilities
Bank indebtedness	179	18,376	13,944
Accounts payable and accrued liabilities	94,591	92,739	95,270
Instalments on long-term debt	2,700	16,886	16,925

	97,470	128,001	126,139
Long-term debt	332,539	234,353	235,066
Other liabilities	530	3,530	530
Future income taxes		2,623

	430,539	368,507	361,735

SHAREHOLDERS’ EQUITY
Capital stock and share purchase warrants	289,538	289,367	286,841
Contributed surplus	3,971		3,150
Retained earnings	61,978	63,117	68,291
Accumulated currency translation adjustments	21,223	14,127	19,228

	376,710	366,611	377,510

	807,249	735,118	739,245

The accompanying notes are an integral part of the consolidated financial statements.

Notes to Consolidated Financial Statements

September 30, 2004

(In U.S. dollars; Tabular amounts in thousands, except per share amounts)

NOTE 1.

Basis of Presentation

In the opinion of management the accompanying unaudited interim consolidated financial statements, prepared in accordance with Canadian generally accepted accounting principles, contain all adjustments necessary to present fairly Intertape Polymer Group Inc.’s (“IPG” or the “Company”) financial position as at September 30, 2004 and 2003 and December 31, 2003 as well as its results of operations and its cash flows for the nine months ended September 30, 2004 and 2003.

These unaudited interim consolidated financial statements and notes should be read in conjunction with IPG’s annual consolidated financial statements.

These unaudited interim consolidated financial statements and notes follow the same accounting policies as the most recent annual consolidated financial statements, except as described in Note 2.

NOTE 2.

Change in Accounting Policy

Employee Future Benefits

In March 2004, the Canadian Institute of Chartered Accountants (“CICA”) amended CICA Handbook Section 3461, Employee Future Benefits. Section 3461 requires additional disclosures about the assets, cash flows and net periodic benefit cost of defined benefit pension plans and other employee future benefit plans. The new annual disclosures are effective for fiscal years ending on or after June 30, 2004, and new interim disclosures are effective for periods ending on or after that date. The Company adopted the new interim disclosure requirements of Section 3461 and provided additional interim period disclosures of the defined benefit pension plans and other employee future benefit plans in Note 5.

NOTE 3.

Earnings per Share

The following table provides a reconciliation between basic and diluted earnings (loss) per share:

Nine Month Periods Ended September 30,

	2004	2003
	$	$
Net earnings (loss) applicable to common shares	(6,313)	13,003
Weighted average number of common shares outstanding (000’s)	41,157	34,319
Effect of dilutive stock options and warrants (000’s) (a)	0	90

Weighted average number of diluted common shares outstanding (000’s)	41,157	34,409

Basic earnings (loss) per share	(0.15)	0.38
Diluted earnings (loss) per share	(0.15)	0.38

a)	Diluted earnings per share is calculated by adjusting outstanding shares, assuming any dilutive effects of stock options and warrants.

Notes to Consolidated Financial Statements

September 30, 2004

(In U.S. dollars; Tabular amounts in thousands, except per share amounts)

NOTE 4.

Accounting for Compensation Programs

As at September 30, 2004 the Company had a stock-based compensation plan, which is described in the 2003 Annual Report. Under the transitional provisions prescribed by the CICA, the Company is prospectively applying the recognition provisions to stock options issued in 2003 and thereafter. The transitional provisions of the CICA are similar to those of the US Financial Accounting Standards Board (“FASB”). To determine the compensation cost, the fair value of stock options is recognized on a straight-line basis over the vesting periods. For stock options granted during the year ended December 31, 2002, the Company is required to make pro forma disclosures of net earnings and basic and diluted earnings per share as if the fair value based method of accounting had been applied.

Accordingly, the Company’s net earnings (loss) and basic and diluted earnings (loss) per share for the periods ended September 30, 2004 and 2003 would have been decreased or increased to the pro forma amounts indicated in the following table:

Nine Month Periods Ended September 30,

	2004	2003
	$	$
Net earnings (loss) — as reported	(6,313)	13,003
Add :
Stock-based employee compensation expense included in reported net earnings (loss)	691	—
Deduct:
Total stock-based employee compensation expense determined under fair value based method	(1,254)	(621)

Pro forma net earnings (loss)	(6,876)	12,382

Earnings (loss) per share:
Basic — as reported	(0.15)	0.38
Basic — pro forma	(0.17)	0.36
Diluted — as reported	(0.15)	0.38
Diluted — pro forma	(0.17)	0.36

NOTE 5

Pension and Post-Retirement Benefit Plans

Nine Month Periods Ended September 30,

	2004	2003
	$	$
Net periodic benefit cost for defined benefit pension plans	1,321	841

Notes to Consolidated Financial Statements

September 30, 2004

(In U.S. dollars; Tabular amounts in thousands, except per share amounts)

NOTE 6.

Financial Expenses

Nine Month Periods Ended September 30,

	2004	2003
	$	$
Interest on long-term debt	17,466	20,406
Interest on credit facilities	1,193	1,643
Other	1,742	1,335
Interest capitalized to property, plant and equipment	(450)	(450)

	19,951	22,934

NOTE 7.

Capital Stock

In May 2004, the Company issued 225,160 common shares to the USA Employees Stock Ownership and Retirement Savings Plan at a value of $1,727,000.

During the three months ended March 31, 2004, 115,125 common shares at a value of $970,000 were issued to employees who exercised stock options.

In September 2003, the Company issued 5,750,000 common shares for cash consideration of CAN$57,500,000 – (US$42,512,000). The net proceeds after tax benefits were approximately $41,300,000.

In August 2003, the Company issued 238,535 common shares to the USA Employees Stock Ownership and Retirement Savings Plan at a value of US$1,694,000.

In June 2003, the Company issued 1,030,767 common shares to acquire the remaining 50% common equity interest in Fibope Portuguesa Filmes Biorientados S.A., a manufacturer and distributor of film products in Portugal.

The Company’s shares outstanding as at September 30, 2004, December 31, 2003 and September 30, 2003 were 41,285,161, 40,944,876 and 40,840,376 respectively.

Weighted average number of common shares outstanding

Nine Month Periods Ended September 30,

	2004	2003
CDN GAAP — Basic	41,156,911	34,318,592
CDN GAAP — Diluted	41,156,911	34,409,403
U. S. GAAP — Basic	41,156,911	34,318,592
U. S. GAAP — Diluted	41,156,911	34,409,403

The Company did not declare or pay dividends during the nine months ended September 30, 2004 or 2003.

Notes to Consolidated Financial Statements

September 30, 2004

(In U.S. dollars; Tabular amounts in thousands, except per share amounts)

NOTE 8.

Business Acquisition

In February 2004, the Company purchased for a cash consideration of $5.5 million plus contingent consideration (dependent on business retention), assets relating to the masking and duct tape operations of tesa tape, inc. (“tesa tape”). At the same time, the Company finalized its three-year agreement to supply duct tape and masking tape to tesa tape.

The purchase was accounted for as a business combination and, accordingly, the purchase method of accounting was used. The purchase price was allocated to the assets purchased based on their estimated fair values as at the date of acquisition and includes $4.0 million of goodwill. Any contingent consideration paid will be recorded as an increase in goodwill.

NOTE 9.

Refinancing

On July 28, 2004 the Company completed the offering of $125.0 million of senior subordinated notes due 2014. On August 4, 2004 the Company established a new $275.0 million senior secured credit facility, consisting of a $200.0 million term loan and a $75.0 million revolving credit facility ($71.8 million available at September 30, 2004 due to outstanding letters of credit of $3.2 million). The proceeds from the refinancing were used to repay the existing bank credit facility, redeem all three series of existing senior secured notes, pay related make-whole premiums, accrued interest and transaction fees and provide cash for general working capital purposes.

The $125.0 million senior subordinated notes bear interest at an annual interest rate of 8.50% payable semi-annually on February 1 and August 1. All principal is due on August 1, 2014.

The term loan bears interest at a floating rate tied to either an alternate base rate (plus 1.25%) or LIBOR (plus 2.25%). The revolving credit facility is a five year commitment at floating rates tied to either an alternate base rate (plus 1.75%), Canadian prime rate (plus 1.75%) or LIBOR (plus 2.75%). The revolving credit facility interest rate spreads are determined by a pricing grid based on the achievement of certain leverage ratios. The Company will also pay an annual 0.50% commitment fee on the unused portion of the revolving credit facility.

The term loan includes scheduled quarterly repayments of $500,000 commencing December 31, 2004 through June 30, 2010. Beginning September 30, 2010 the Company has four final quarterly principal repayments of $47.125 million each. The loan agreement also requires an annual excess cash flow calculation that can result in accelerated principal repayments from excess cash flow as defined in the agreement.

The senior secured credit facility is guaranteed by, and secured by a first lien on the assets of the Company, including substantially all of its subsidiaries.

Both the senior subordinated notes and the senior secured credit facility require the Company to meet certain financial covenants on an ongoing basis, including a maximum leverage ratio and minimum interest and fixed charges coverage ratios.

As a result of the refinancing, the Company recorded a one-time pretax charge of approximately $30.4 million in the third quarter of 2004. The principal elements of the one-time charge are a make-whole premium of approximately $21.9 million and the write-off of deferred financing costs of approximately $8.5 million attributable to the debt that was refinanced.

Notes to Consolidated Financial Statements

September 30, 2004

(In U.S. dollars; Tabular amounts in thousands, except per share amounts)

NOTE 10

Subsequent Event

On October 5, 2004, the Company announced that it will close its Cumming, Georgia facility by January 2005. The closure will result in a one-time charge in the fourth quarter of 2004 of approximately $2.9 million, of which approximately $0.7 million is non-cash.

Intertape Polymer US Inc.

Offer to exchange our 8-1/2%

Senior Subordinated Notes due

2014, which have been

registered under the Securities

Act, for our outstanding 8-1/2%

Senior Subordinated Notes due

2014

P R O S P E C T U S

, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Intertape Polymer US Inc.; IPG (US) Holdings, Inc.; IPG (US) Inc.; IPG Administrative Services, Inc.; Central Products Company; Intertape Polymer Corp.; IPG Finance Services Inc.; IPG Technologies Inc.; Intertape International Corp., COIF Holding Inc., FIBC Holding Inc., UTC Acquisition Corp.; Cajun Bag & Supply Corp.

Applicable Laws of Delaware

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys’ fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

By-Laws

Each company’s by-laws provide that they shall indemnify their directors, officers, agents and employees in the manner and to the full extent provided in the General Corporation Law of the State of Delaware. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or directors, any provision of the by-laws or otherwise. The directors, officers, employees and agents of each company are required to be fully protected individually in making or refusing to make any payment or in taking or refusing to take any other action under the by-laws in reliance upon the advice of counsel.

Intertape Polymer Group Inc., Intertape Polymer Inc. and Spuntech Fabrics Inc.

Applicable Laws of Canada

Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or another individual who acts or acted at the corporation’s request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided that the individual acted honestly and in good faith with a view to the best interests of the corporation or the other entity, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval.

An individual who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which he is subject because of his association with the corporation or other entity if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that he ought to have done. The corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above; however, the individual shall repay the moneys if the above conditions are not fulfilled.

By-Laws

Each company’s by-laws provide that, subject to the provisions of the Canada Business Corporations Act, the Company may indemnify its directors or officers, its former directors or officers or any other individuals who act or acted at its request as a director or officer, or any individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of that association with the company or other entity. The company may advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously and the individual shall repay the moneys if the individual does not fulfill the following conditions: (a) he acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request; and (b), in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Under each company’s by-laws, the company may, subject to the provisions of the Canada Business Corporation Act, purchase and maintain insurance for the benefit these persons.

IPG Holdings LP

Applicable Laws of Delaware

Section 17-108 of Chapter 17, Limited Partnerships, Delaware Statutes, provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Partnership Agreement

The company’s Agreement of Limited Partnership, as amended, provides that the partnership (or its receiver or trustee, to the extent of partnership assets) shall indemnify, save harmless and pay all judgments and claims against each general partner, any affiliate of a general partner and any officer, director, shareholder, employee, agent or representative of a general partner or an affiliate of a general partner, relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such person in connection with the business of the partnership, including attorneys’ fees incurred by such person in connection with the defense of any action based on such act or omission, which attorneys’ fees may be paid as incurred; provided, however, that the partnership shall not indemnify any such person who is liable for fraud, bad faith, willful misconduct or gross negligence.

IPG Finance LLC

Applicable Laws of Delaware

Section 18-405 of the Delaware Limited Liability Company Act states that a limited liability company agreement may provide that: (1) a manager who fails to perform in accordance with, or to comply with the terms and conditions of, the limited liability company agreement shall be subject to specified penalties or specified consequences; and (2) at the time or upon the happening of events specified in the limited liability company agreement, a manager shall be subject to specified penalties or specified consequences. Section 18-406 of the Delaware Limited Liability Company Act also provides that a member or manager of a limited liability company shall be fully protected in relying in good faith upon the records of the limited liability company and upon such information, opinions, reports or statements presented to the limited liability company by any of its other managers, members, officers, employees or committees of the limited liability company, or by any other person, as to matters the member or manager reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the limited liability company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the limited liability company or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

Operating Agreement

The company’s operating agreement provides that, to the fullest extent permitted by applicable law, each member, officer, director, employee or agent of the company shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the operating agreement, except that none of these persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of his or her gross negligence or willful misconduct with respect to such acts or omissions.

Intertape Inc.; Polymer International Corp.

Applicable Laws of Virginia

Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act (the “VSCA”), a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Section 13.01-704 of the VSCA also provides that a Virginia corporation has the power to make any further indemnity to any director, officer, employee or agent, including under its articles of incorporation or any bylaw or shareholder resolution, except an indemnity against their willful misconduct or a knowing violation of the criminal law. In addition, the Virginia Stock Corporation Act eliminates the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Indemnifications are to be made by (i) a majority vote of a quorum of disinterested directors or, if a quorum cannot be obtained, by committee thereof consisting of two or more disinterested directors; (ii) by special legal counsel selected by the board of directors; or (iii) by vote of those shareholders that are not interested directors.

By-Laws

Each company’s by-laws provide that they shall indemnify their directors and officers, to the full extent as provided in the Virginia Stock Corporation Act.

Intertape Polymer Management Corp.; Intertape Container Systems, Inc.

Applicable Laws of Florida

Section 607.0831 of the Florida Business Corporation Act (the “FBCA”) provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property.

Section 607.0850 of the FBCA provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation, against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Section 607.0850 further provides that such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which court shall deem proper. Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide such indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

By-Laws

Each company’s by-laws provide that they shall indemnify their directors, officers, agents and employees in the manner and to the full extent provided in the General Corporation Law of the State of Delaware. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or directors, any provision of the by-laws or otherwise. The directors, officers, employees and agents of each company are required to be fully protected individually in making or refusing to make any payment or in taking or refusing to take any other action under the by-laws in reliance upon the advice of counsel.

Intertape Woven Products S.A. de C.V.; Intertape Woven Products Services S.A. de C.V.

Applicable Laws of Mexico

Article 326 of the Commercial Code of Mexico provides that commercial entities (including Intertape Woven Products S.A. de C.V. and Intertape Woven Products Services S.A. de C.V.) shall indemnify their directors, managers or other representatives against the expenses and losses they suffered in performance of their duty, except as specifically agreed upon.

By-Laws

Neither of the companies’ by-laws (estatutos) contains any provision restricting such company’s obligation to indemnify its directors, managers or other representatives as required by Article 326 of the Commercial Code of Mexico.

Drumheath Indemnity Ltd.

Applicable Laws of Barbados

Section 97 of the Companies Act Cap. 308 of the laws of Barbados (the “Companies Act”) provides for the indemnification of directors, officers, former directors, former officers or a person asked to act as a director or officer of a subsidiary of the Drumheath or for a creditor company of the Drumheath and his or her legal representatives. The indemnification to be given is in relation to any costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by any of the persons named above in respect of any civil, criminal or administrative action or proceeding to which the person is made a party by virtue of his position in Drumheath. The director or officer must have acted honestly and in good faith with a view to the best interest of the Drumheath. In the case of criminal or administrative actions or proceedings that is enforced by a monetary penalty, the director or officer must have had reasonable grounds for believing that his conduct was lawful.

By-Laws

Paragraph 10 of By-Law No. 1 of Drumheath provides, subject to Section 97 of the Companies Act, for the indemnification of Drumheath’s officers and directors (and such persons’ executors and administrators) against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of Drumheath, or is or was serving at the request of Drumheath as a director or officer, of any other corporation, partnership, joint venture, trust, enterprise or organization, provided that: (i) such person acted honestly and in good faith with a view to the best interests of Drumheath, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds to believe that his or her conduct was lawful.

FIBOPE Portuguesa-Filmes Biorientados S.A.

Applicable Laws of Portugal

Portugal law does not provide any indemnification rights to directors and officers of a Portuguese company. The Portuguese Companies Code (“Código das Sociedades Comerciais”) also states that any clause, regardless of whether such clause is in the articles of association, that excludes or limits the directors and officers’ liability towards the company, its creditors and shareholders or any third parties shall be null and void.

By-Laws

As a consequence of the prohibition under Portugal law, the bylaws of FIBOPE Portuguesa-Filmes Biorientados S.A. do not contain any provision on the liability of, or indemnification available to, the company’s directors and officers.

IPG Holding Company of Nova Scotia

Applicable Laws of Nova Scotia

Under applicable Nova Scotia law, IPG Holding Company of Nova Scotia (“IPG Nova Scotia”) is permitted to indemnify its officers and directors on terms acceptable to its shareholders subject only to the general common law restrictions based on public policy and restrictions residing under specific legislation of relevant jurisdictions.

Articles of Association

Section 160 of the articles of association of IPG Nova Scotia provides that every current or former director or officer of IPG Nova Scotia, or person who acts or acted at such company’s request, in the absence of dishonesty on such person’s part, shall be indemnified by IPG Nova Scotia against all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any (i) claim made against such person or (ii) civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of IPG Nova Scotia or such body corporate, partnership or other association, whether IPG Nova Scotia is a claimant or party to such action or proceeding or otherwise.

Item 21.	Exhibits and Financial Statements Schedules.

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)	Note
3.1	Certificate of Incorporation of Intertape Polymer US Inc.	(D	)

3.2	By-laws of Intertape Polymer US Inc.	(D	)

3.3	Articles of Amalgamation of Intertape Polymer Group Inc., as amended	(D	)

3.4	By-laws of Intertape Polymer Group Inc., as amended	(D	)

3.5	Articles of Continuance of Incorporation of Intertape Polymer Inc., as amended	(D	)

3.6	Articles of Amalgamation of Intertape Polymer Inc.,	(D	)

3.7	By-law No. 2 of Intertape Polymer Inc.	(D	)

3.8	Articles of Incorporation of Spuntech Fabrics Inc.	(D	)

3.9	By-law No. 1 of Spuntech Fabrics Inc.	(D	)

3.10	Memorandum of Association of IPG Holding Company of Nova Scotia	(D	)

3.11	Articles of Association of IPG Holding Company of Nova Scotia	(D	)

3.12	Certificate of Incorporation of IPG (US) Holdings Inc., as amended	(D	)

3.13	By-laws of IPG (US) Holdings Inc.	(D	)

3.14	Certificate of Limited Partnership of IPG Holdings LP	(D	)

3.15	Agreement of Limited Partnership of IPG Holdings LP, as amended	(D	)

3.16	Certificate of Formation of IPG Finance LLC	(D	)

3.17	Limited Liability Company Agreement of IPG Finance LLC	(D	)

3.18	Certificate of Incorporation of IPG (US) Inc., as amended	(D	)

3.19	By-laws of IPG (US) Inc.	(D	)

3.20	Certificate of Incorporation of IPG Administrative Services Inc.	(D	)

3.21	By-laws of IPG Administrative Services Inc.	(D	)

3.22	Certificate of Incorporation of Central Products Company, as amended	(D	)

3.23	By-laws of Central Products Company	(D	)

3.24	Certificate of Incorporation of Intertape Polymer Corp.	(D	)

3.25	By-laws of Intertape Polymer Corp.	(D	)

3.26	Restated Articles of Incorporation of Intertape Inc., as amended	(D	)

3.27	Amended and Restated By-laws of Intertape Inc., as amended	(D	)

3.28	Certificate of Incorporation of IPG Financial Services Inc., as amended	(D	)

3.29	By-laws of IPG Financial Services, Inc.	(D	)

3.30	Certificate of Incorporation of Intertape Polymer Management Corp.	(D	)

3.31	By-laws of Intertape Polymer Management Corp.	(D	)

3.32	Articles of Incorporation of Polymer International Corp.	(D	)

3.33	Amended and Restated By-laws of Polymer International Corp.	(D	)

3.34	Second Restated Certificate of Incorporation of IPG Technologies Inc.	(D	)

3.35	By-laws of IPG Technologies Inc.	(D	)

3.36	Certificate of Incorporation of International Container Systems Inc., as amended	(D	)

3.37	By-laws of International Container Systems Inc.	(D	)

3.38	Certificate of Incorporation of Intertape International Corp.	(D	)

3.39	By-laws of Intertape International Corp.	(D	)

3.40	Certificate of Incorporation of COIF Holding Inc., as amended	(D	)

3.41	By-laws of COIF Holding Inc.	(D	)

3.42	Certificate of Incorporation of FIBC Holding Inc.	(D	)

3.43	By-laws of FIBC Holding Inc.	(D	)

3.44	Certificate of Incorporation of UTC Acquisition Corp., as amended	(D	)

3.45	By-laws of UTC Acquisition Corp.	(D	)

3.46	Certificate of Incorporation of Cajun Bag & Supply Corp.	(D	)

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)	Note
3.47	By-laws of Cajun Bag & Supply Corp.	(D	)

3.48	Articles of Intertape Woven Products, S.A. de C.V.	(D	)

3.49	Articles of Intertape Woven Products Services, S.A. de C.V.	(D	)

3.50	By-laws of Drumheath Indemnity Ltd.	(D	)

3.51	Articles of Incorporation of Drumheath Indemnity Ltd.	(D	)

3.52	Articles of Association of Fibope Portuguesa-Filmes Biorientados S.A.	(D	)

4.1	Indenture, dated as of July 28, 2004, between Intertape Polymer (US) Inc., Guarantors named therein and Wilmington Trust Company, as trustee	(D	)

4.2	Registration Rights Agreement, dated as of July 28, 2004, between Intertape Polymer US Inc., the Guarantors named therein, Citigroup Global Markets Inc. and TD Securities (US) Inc.	(D	)

4.3	Form of Initial Notes (included in Exhibit 4.1)	(D	)

4.4	Form of Exchange Notes (including in Exhibit 4.1)	(D	)

5.1	Legal Opinion of Shutts & Bowen LLP	(D	)

5.2	Legal Opinion of Stikeman Elliott LLP	(D	)

5.3	Legal Opinion of Stewart, McKelvey Stirling Scales	(D	)

5.4	Legal Opinion of F. Castelo Branco & Associates	(D	)

5.5	Legal Opinion of Chancery Chambers, Attorney At Law	(D	)

5.6	Legal Opinion of Goodrich Riquelme Y Asociados	(D	)

10.1	Credit Agreement, dated as of July 28, 2004 among IPG (US) Inc., Central Products Company, IPG Administrative Services, Inc., Intertape Polymer Corp., Intertape Inc., IPG Technologies Inc., and IPG Financial Services Inc., Intertape Polymer Inc., Intertape Polymer Group Inc. and IPG (US) Holdings Inc., and the Lenders referred to therein, Citigroup Global Markets Inc., as Sole Lead Arranger and Sole Bookrunner, Citicorp North America, Inc., as Administrative Agent, and Comerica Bank and HSBC Bank USA, National Association, as Co-Documentation Agent.	(D	)

10.2	Amendment and Restatement of the Intertape Polymer Group Inc. USA Employees’ Stock Ownership and Retirement Savings Plan, dated January 1, 2001	(C	)

10.3	Amended Executive Stock Option Plan (2002)	(B	)

10.4	Purchase Agreement dated as of July 14, 2004 by and between Intertape Polymer US Inc., the Guarantors named therein, Citigroup Global Markets, Inc. and TD Securities Inc.	(D	)

12.1	Statement Re: Computation of Ratios	(A	)

21.1	Subsidiaries of Intertape Polymer Group Inc.	(D	)

23.1	Consent of Independent Accountants	(A	)

23.2	Consent of Shutts & Bowen LLP (included in Exhibit 5.1)	(D	)

23.3	Consent of Stikeman Elliott (included in Exhibit 5.2)	(D	)

23.4	Consent of Stewart, McKelvey Stirling Scales (included in Exhibit 5.3)	(D	)

23.5	Consent of F. Castelo Branco & Associates (included in Exhibit 5.4)	(D	)

23.6	Consent of Chancery Chambers, Attorneys At Law (included in Exhibit 5.5)	(D	)

23.7	Consent of Goodrich Riquelme y Asociados (included in Exhibit 5.6)	(D	)

24.1	Powers of Attorney	(D	)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1	(D	)

99.1	Form of Letter of Transmittal	(D	)

99.2	Form of Notice of Guaranteed Delivery	(D	)

99.3	Form of Letter to DTC Participants	(D	)

99.4	Form of Letter to Clients	(D	)

99.5	Form of Instructions to Book-Entry Transfer Participants	(D	)

(A)	Filed herewith.

(B)	Previously filed as an exhibit to Intertape Polymer Group’s Form S-8 (Reg. No. 333-97961), filed on August 12, 2002 and incorporated herein by reference.

(C)	Previously filed as an exhibit to Intertape Polymer Group’s Form S-8 (Reg. No. 333-67732), filed on August 16, 2001 and incorporated herein by reference.

(D)	Previously filed as an exhibit to Intertape Polymer Group’s Form F-4 (Reg. No. 333-119982), filed on October 26, 2004 and incorporated herein by reference.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(6)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and to arrange or provide for a facility in the U.S. for the purpose of responding to such requests.

This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Intertape Polymer US Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

INTERTAPE POLYMER US INC.

By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Chief Financial Officer, Secretary and Vice President - Administration

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Melbourne F. Yull	Chairman of the Board, Chief Executive Officer and Director

/s/ ANDREW M. ARCHIBALD Andrew M. Archibald	Chief Financial Officer, Secretary and Vice President – Administration

* Michael L. Richards	Director

* Ben J. Davenport, Jr.	Director

* L. Robbie Shaw	Director

* Gordon R. Cunningham	Director

* J. Spencer Lanthier	Director

* Thomas E. Costello	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Intertape Polymer Group Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

INTERTAPE POLYMER GROUP INC.

By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Chief Financial Officer, Secretary and Vice President - Administration

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Melbourne F. Yull	Chairman of the Board, and Cheif Executive Officer

/s/ ANDREW M. ARCHIBALD Andrew M. Archibald	Chief Financial Officer, Secretary and Vice President – Administration

* Michael L. Richards	Director

* Ben J. Davenport, Jr.	Director

* L. Robbie Shaw	Director

* Gordon R. Cunningham	Director

* J. Spencer Lanthier	Director

* Thomas E. Costello	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Intertape Polymer Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

INTERTAPE POLYMER INC.

By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Jim Bob Carpenter	President (Chief Executive Officer)

/s/ ANDREW M. ARCHIBALD Andrew M. Archibald	Chief Financial Officer and Director

* Melbourne F. Yull	Director

* Michael L. Richards	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Spuntech Fabrics Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

SPUNTECH FABRICS INC.

By:	*
Victor DiTommaso, CPA
President

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Victor DiTommaso	President and Director (Chief Executive Officer)

* Piero Greco	Vice President – Finance and Director (Chief Financial Officer)

* Pamela G. Pashall	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, IPG Holding Company of Nova Scotia has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

IPG HOLDING COMPANY OF NOVA SCOTIA

By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Vice President – Finance

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* L. Robbie Shaw	President and Director (Chief Executive Officer)

/s/ ANDREW M. ARCHIBALD Andrew M. Archibald	Vice President - Finance and Director (Chief Financial Officer)

* Michael L. Richards	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, IPG Holdings LP has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

IPG HOLDINGS LP

By:	INTERTAPE POLYMER INC., its General Partner

By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Jim Bob Carpenter	President (Chief Executive Officer)

/s/ ANDREW M. ARCHIBALD Andrew M. Archibald	Chief Financial Officer and Director

* Melbourne F. Yull	Director

* Michael L. Richards	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, IPG Finance LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

IPG FINANCE LLC

By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
President and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

/s/ ANDREW M. ARCHIBALD Andrew M. Archibald	President, Treasurer and Director (Chief Executive Officer and Chief Financial Officer)

* Ben J. Davenport, Jr.	Director

* William K. Langan	Director

* Lori Donahue	Director

* J. Gregory Humphries	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, IPG (US) Holdings Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

IPG (US) HOLDINGS INC.

By:	*
Victor DiTommaso, CPA
Vice President - Finance and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* H. Dale McSween	President (Chief Executive Officer)

* Victor DiTommaso	Vice President Finance and Secretary (Chief Financial Officer)

* Melbourne F. Yull	Director

* Burgess H. Hildreth	Director

* Jim Bob Carpenter	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, IPG (US) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

IPG (US) INC.

By:	*
Victor DiTommaso, CPA Vice President - Finance and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

*	President and Director (Chief Executive Officer)
Jim Bob Carpenter

*	Vice President - Finance and Secretary (Chief Financial Officer)
Victor DiTommaso

*	Director
Melbourne F. Yull

*	Director
Burgess H. Hildreth

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Central Products Company. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

CENTRAL PRODUCTS COMPANY

By:	*
Victor DiTommaso, CPA Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December     , 2004.

Signature	Title

*	President and Director (Chief Executive Officer)
H. Dale McSween

*	Chief Financial Officer
Victor DiTommaso

*	Director
Burgess H. Hildreth

*	Director
Duncan Yull

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Intertape Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

INTERTAPE INC.

By:	*
Victor DiTommaso, CPA Vice President - Finance

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December     , 2004.

Signature	Title

*	President (Chief Executive Officer)
Gregory A. Yull

*	Vice President Finance (Chief Financial Officer)
Victor DiTommaso

*	Director
Irvine Mermelstein

*	Director
James A. Motley, Sr.

*	Director
Ben J. Davenport, Jr.

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Intertape Polymer Management Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

INTERTAPE POLYMER MANAGEMENT CORP.

By:	*
Burgess H. Hildreth Vice President and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

*	President and Chief Executive Officer
Melbourne F. Yull

*	Treasurer (Chief Financial Officer)
Piero Greco

*	Vice President, Secretary and Director
Burgess H. Hildreth

*	Director
Duncan Yull

*	Director
H. Dale McSween

*By:	/s/ Andrew M. Archibald
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Polymer International Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

POLYMER INTERNATIONAL CORP.

By:	*
Burgess H. Hildreth President and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Burgess H. Hildreth	President, Secretary and Director (Chief Executive Officer)

* Piero Greco	Vice President Finance (Chief Financial Officer)

* Jim Bob Carpenter	Director

* William Barnes	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Cajun Bag & Supply Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

CAJUN BAG & SUPPLY CORP.

By:	*
Jim Bob Carpenter President

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Jim Bob Carpenter	President and Director (Chief Executive Officer)

* Steven M. Friedman	Vice President – Finance and Director (Chief Financial Officer)

* H. Dale McSween	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, International Container Systems, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

INTERNATIONAL CONTAINER SYSTEMS, INC.

By:	*
Burgess H. Hildreth Vice President and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Kenneth R. Rogers	President and Director (Chief Executive Officer)

* Piero Greco	Vice President Finance and Director (Chief Financial Officer)

* Burgess H. Hildreth	Vice President, Secretary and Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, UTC Acquisition Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

UTC ACQUISITION CORP.

By:	*
Burgess H. Hildreth President and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Burgess H. Hildreth	President, Secretary and Director (Chief Executive Officer)

* Piero Greco	Vice President Finance and Director (Chief Financial Officer)

* Kenneth R. Rogers	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Intertape International Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

INTERTAPE INTERNATIONAL CORP.

By:	*
Burgess H. Hildreth
President and Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Burgess H. Hildreth	President, Assistant Secretary and Director (Chief Executive Officer)

* Piero Greco	Vice President Finance (Chief Financial Officer)

* Kenneth R. Rogers	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Intertape Polymer Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

INTERTAPE POLYMER CORP.

By:	*
Burgess H. Hildreth
Vice President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Gregory A. Yull	President and Director (Chief Executive Officer)

* Burgess H. Hildreth	Vice President, Secretary, Treasurer and Director

* Jim Bob Carpenter	Director

* Piero Greco	Vice President – Finance (Chief Financial Officer)

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, IPG Administrative Services Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

IPG ADMINISTRATIVE SERVICES INC.

By:	*
Burgess H. Hildreth
Vice President – Administration and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* H. Dale McSween	President and Director (Chief Executive Officer)

* Victor DiTommaso	Vice President Finance, Treasurer and Director (Chief Financial Officer)

* Burgess H. Hildreth	Vice President – Administration, Secretary and Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, IPG Technologies Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

IPG TECHNOLOGIES INC.

By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* John Tynan	President and Director (Chief Executive Officer)

* Mike Fowke	Vice President Finance (Chief Financial Officer)

* John Tynan	Director

* G. Daniel Ellzey	Director

* Donald Hoffmann	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A.
Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, IPG Financial Services Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

IPG FINANCIAL SERVICES INC.

By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. President and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

/s/ ANDREW M. ARCHIBALD Andrew M. Archibald	President, Treasurer and Director (Chief Executive Officer and Chief Financial Officer)

* Ben J. Davenport, Jr.	Director

* William K. Langan	Director

* Lori Donahue	Director

* J. Gregory Humphries	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, COIF Holding Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

COIF HOLDING INC.

By:	*
Burgess H. Hildreth Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Kenneth R. Rogers	President and Director (Chief Executive Officer)

* Piero Greco	Treasurer and Director (Chief Financial Officer)

* Burgess H. Hildreth	Vice President and Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, FIBC Holding Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

FIBC HOLDING INC.

By:	*
Burgess H. Hildreth Vice President

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Jim Bob Carpenter	President and Director (Chief Executive Officer)

* Cullen Jones	Treasurer and Director (Chief Financial Officer)

* William Barnes	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Drumheath Indemnity Ltd has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

DRUMHEATH INDEMNITY LTD

By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Chairman

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

/s/ ANDREW M. ARCHIBALD Andrew M. Archibald	Chairman and Director (Chief Executive Officer and Chief Financial Officer)

* Trevor A. Carmichael	Director

* Paul W. Haddy	Director

* Neville LeR. Smith	Director

* Gordon R. Cunningham	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Fibope Portuguesa – Filmes Biorientados S.A. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

FIBOPE PORTUGUESA – FILMES BIORIENTADOS S.A.

By:	*
Marco Ferreira de Sa Barbosa
Executive Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December13, 2004.

Signature	Title

* Jorge Nelson Ferreira de Aguiar Quintas	Chairman and Director

* Mario Ferreira de Sa Barbosa	Executive Director (Chief Executive Officer and Chief Financial Officer)

/s/ ANDREW M. ARCHIBALD Andrew M. Archibald	Director

* Gregory Andrew Yull	Director

* Shawn Nelson	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald
Pursuant to Powers of Attorney filed herewith or
previously with
the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Intertape Woven Products, S.A. de C.V. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

INTERTAPE WOVEN PRODUCTS, S.A. DE C.V.

By:	*
Jim Bob Carpenter
President of the Board of Directors

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Jim Bob Carpenter	President of the Board of Directors and Director (Chief Executive Officer and Chief Financial Officer)

* Cullen Jones	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald
Pursuant to Powers of Attorney filed herewith or
previously with
the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Act, Intertape Woven Products Services, S.A. de C.V. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Quebec, Canada, on December 13, 2004.

INTERTAPE WOVEN PRODUCTS SERVICES, S.A. DE C.V.

By:	*
Jim Bob Carpenter President of the Board of Directors

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2004.

Signature	Title

* Jim Bob Carpenter	President of the Board of Directors (Chief Executive Officer and Chief Financial Officer)

* Cullen Jones	Director

*By:	/s/ ANDREW M. ARCHIBALD
Andrew M. Archibald, C.A. Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission

Exhibit Index

Exhibit No.	Description

12.1	Statement Re: Computation of Ratios

23.1	Consent of Independent Accountants